FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207361-07

CSAIL 2017-CX10 Commercial Mortgage Trust

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC (SEC FILE NO. 333-207361) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.  ALTERNATIVELY, CREDIT SUISSE WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL FREE 1-800-221-1037

This free writing prospectus does not contain all information that is required to be included in the prospectus.
STATEMENT REGARDING ASSUMPTIONS AS TO
SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and neither Credit Suisse Securities (USA) LLC nor the other underwriters (collectively, the “Underwriters”) are soliciting any action based upon it.  This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time.  The information contained herein will be superseded by similar information delivered to you prior to the time of sale, including as part of the Preliminary Prospectus referred to herein relating to the CSAIL 2017-CX10 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates (the "Offering Document").  The information supersedes any such information previously delivered.  The information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document in its entirety.   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Free Writing Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the appropriateness of the assumptions used in preparing the Computational Materials, or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this Free Writing Prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

DESCRIPTION OF THE YORKSHIRE & LEXINGTON TOWERS WHOLE LOAN

The following is a summary of the principal provisions of the Yorkshire & Lexington Towers Whole Loan. The Yorkshire & Lexington Towers Whole Loan is comprised of: (i) one promissory note in the original principal amount of $40,000,000, identified as “Note A-1”, (ii) one promissory note in the original principal amount of $20,000,000, identified as “Note A-2”, and collectively with Note A-1, the “Yorkshire & Lexington Towers Mortgage Loan”, (iii) one promissory note in the original principal amount of $200,000,000, identified as “Note B” and the “Yorkshire & Lexington Towers Trust Subordinate Companion Loan”, (iv) one promissory note in the original principal amount of $20,000,000, identified as “Note A-3”, (v) one promissory note in the original principal amount of $40,000,000, identified as “Note A-4”, (vi) one promissory note in the original principal amount of $40,000,000, identified as “Note A-5”, (vii) one promissory note in the original principal amount of $20,000,000, identified as “Note A-6”, (viii) one promissory note in the original principal amount of $10,000,000, identified as “Note A-7”, (ix) one promissory note in the original principal amount of $5,000,000, identified as “Note A-8-1”, and (x) one promissory note in the original principal amount of $5,000,000, identified as “Note A-8-2”, and collectively with the Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8-1, the “Yorkshire & Lexington Towers Pari Passu Companion Loans”. Each of the Note A-1, Note A-2, the Yorkshire & Lexington Towers Trust Subordinate Companion Loan and the Yorkshire & Lexington Towers Pari Passu Companion Loans is individually referred to herein as a “Note” and collectively referred to herein as the “Notes”. The loans evidenced by the Yorkshire & Lexington Towers Pari Passu Companion Loans will not be assets of the Issuing Entity. The Yorkshire & Lexington Towers Mortgage Loan, the Yorkshire & Lexington Towers Pari Passu Companion Loan and the Yorkshire & Lexington Towers Trust Subordinate Companion Loan are collectively secured by the same mortgage on the Yorkshire & Lexington Towers Mortgaged Properties. The Yorkshire & Lexington Towers Mortgage Loan, the Yorkshire & Lexington Towers Pari Passu Companion Loan and the Yorkshire & Lexington Towers Trust Subordinate Companion Loan are collectively referred to as the “Yorkshire & Lexington Towers Whole Loan”. On the Closing Date, the outstanding principal balance of the Yorkshire & Lexington Towers Whole Loan is expected to be $400,000,000. The holders of the Yorkshire & Lexington Towers Mortgage Loan, the Yorkshire & Lexington Towers Pari Passu Companion Loan and the Yorkshire & Lexington Towers Trust Subordinate Companion Loan are subject to the terms of the Yorkshire & Lexington Towers Intercreditor Agreement described under “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Yorkshire & Lexington Towers Whole Loan” in the Preliminary Prospectus.

This summary does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, dated as of the Origination Date (as amended from time to time, the “Yorkshire & Lexington Towers Loan Agreement”), among CF E 88 LLC, SM E 88 LLC, CF E 86 LLC, SM E 86 LLC and LSG E 86 LLC (collectively and individually, as the context requires, the “Borrower”), and Natixis Real Estate Capital LLC (“Natixis”) and UBS AG, by and Through Its Branch Office at 1285 Avenue of the Americas, New York, New York (“UBS”, and each of Natixis and UBS, collectively or individually, as the context requires, the “Lender”), and the other documents executed by the Borrower and other applicable parties in connection with the origination of the Yorkshire & Lexington Towers Whole Loan (collectively, the “Yorkshire & Lexington Towers Loan Documents”).

General

The Yorkshire & Lexington Towers Whole Loan was originated by the Lenders on October 3, 2017 (the “Origination Date”). On the Closing Date, Natixis will assign the Yorkshire & Lexington Towers Trust Subordinate Companion Loan (including all interest that accrues on the Yorkshire & Lexington Towers Trust Subordinate Companion Loan from and after the Cut-off Date) to the Depositor and the Depositor will subsequently assign the Yorkshire & Lexington Towers Trust Subordinate Companion Loan to the Trust. On the Closing Date, the outstanding principal balance of the Yorkshire & Lexington Towers Trust Subordinate Companion Loan is expected to be $200,000,000. The Yorkshire & Lexington Towers Loan Documents provide that the Borrower is required to make monthly payments of interest as described therein. See “—Payments on the Yorkshire & Lexington Towers Whole Loan”.

The Yorkshire & Lexington Towers Whole Loan is a 5-year fixed-rate interest-only mortgage loan and is evidenced by the Notes, as described above, and is secured by the Yorkshire & Lexington Towers Mortgaged Properties.

The following table sets forth summary information regarding each of the Notes that comprise the Yorkshire & Lexington Towers Whole Loan.

Note	Trust/Non-Trust	Subordinate To(1)	Original Principal Balance	Mortgage Rate
Note A-1	Other Trust Loan(2)	None	$40,000,000	2.74000%
Note A-2	Other Trust Loan(2)	None	$20,000,000	2.74000%
Note A-3	Non-Trust Loan	None	$20,000,000	2.74000%
Note A-4	Non-Trust Loan	None	$40,000,000	2.74000%
Note A-5	Non-Trust Loan	None	$40,000,000	2.74000%
Note A-6	Non-Trust Loan	None	$20,000,000	2.74000%
Note A-7	Non-Trust Loan	None	$10,000,000	2.74000%
Note A-8-1	Non-Trust Loan	None	$5,000,000	2.74000%
Note A-8-2	Non-Trust Loan	None	$5,000,000	2.74000%
Note B	Trust Loan	Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8-1 and Note A-8-2	$200,000,000	4.25000%
Total/Wtd. Average			$400,000,000	3.49500%

(1)	Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8-1 and Note A-8-2 are pari passu in right of payment.

(2)	Other Trust Loan refers to mortgage loans included in the mortgage pool owned by the CSAIL 2017-CX10 Commercial Mortgage Trust, other than the Yorkshire & Lexington Towers Trust Subordinate Companion Loan.

When describing the Notes in this offering circular:

(a)          Note A-1 and Note A-2 are collectively referred to as the “Yorkshire & Lexington Towers Mortgage Loan”;

(b)          Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8-1 and Note A-8-2 are referred to as the “Yorkshire & Lexington Towers Pari Passu Companion Loans”;

(c)          Note B is referred to as the “Yorkshire & Lexington Towers Trust Subordinate Companion Loan”;

(d)          each of the Yorkshire & Lexington Towers Pari Passu Companion Loans is individually referred to as a “Non-Trust Note”, and collectively referred to as the “Non-Trust Notes”; and

(e)          each of the Yorkshire & Lexington Towers Mortgage Loan, the Yorkshire & Lexington Towers Pari Passu Companion Loans and the Yorkshire & Lexington Towers Trust Subordinate Companion Loan is individually referred to herein as a “Note” and collectively referred to as the “Notes”.

The Yorkshire & Lexington Towers Pari Passu Companion Loans will not be assets of the Issuing Entity.

Security

The Yorkshire & Lexington Towers Whole Loan is secured by, among other things, all assets owned from time to time by the Borrower, including the Yorkshire & Lexington Towers Mortgaged Properties, the revenues from the Yorkshire & Lexington Towers Mortgaged Properties, and all other tangible and intangible property (including any collateral in connection with a defeasance) in respect of which the Lender is granted a cross-collateralized and cross-defaulted lien under the Yorkshire & Lexington Towers Loan Documents, and all proceeds of the foregoing.

Guaranty; Non-Recourse Provisions and Exceptions

On the Origination Date, Jacob Chetrit and Laurence Gluck (collectively, the “Guarantor”), entered into a Guaranty of Recourse Obligations (the “Guaranty”) in favor of the Lender, pursuant to which the Guarantor agreed to irrevocably and unconditionally guaranty to the Lender and its successors and assigns, the full, prompt and complete payment when due of the Borrower’s Recourse Liabilities under the Yorkshire & Lexington Towers Loan Agreement (the “Recourse Guaranty”).

The Recourse Guaranty includes any loss (including, without limitation, actual diminution in value), damage, cost, expense, liability, claim or other obligation incurred by the Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following (collectively, “Borrower’s Recourse Liabilities”):

(i)       fraud, intentional or material misrepresentation or intentional material omission by any Borrower, Guarantor or any direct or indirect partner, member, shareholder, principal, officer, director, employee, agent, representative or affiliate of a Borrower or Guarantor (a “Borrower Related Party”) in connection with the execution and the delivery of the Yorkshire & Lexington Towers Loan Agreement, any of the other Yorkshire & Lexington Towers Loan Documents, or any certificate, report, financial statement or other document or instrument prepared by or on behalf of any Borrower, Guarantor or any Borrower Related Party and furnished to the Lender by or on behalf of any Borrower, Guarantor or any Borrower Related Party at the time of the closing of the Yorkshire & Lexington Towers Whole Loan or during the term of the Yorkshire & Lexington Towers Whole Loan;

(ii)      the willful misconduct by or on behalf of a Borrower, Guarantor or any Borrower Related Party in connection with the Yorkshire & Lexington Towers Whole Loan;

(iii)      (A) the breach, in any material respect, of any representation, warranty or covenant in the environmental indemnity or in the mortgage concerning environmental laws and hazardous substances or (B) the breach of any indemnification provision in the environmental indemnity or in the mortgage concerning environmental laws and hazardous substances;

(iv)      the removal or disposal of any portion of any Yorkshire & Lexington Towers Mortgaged Properties during the continuation of a Loan Event of Default other than in the ordinary course of owning and operating the Yorkshire & Lexington Towers Mortgaged Properties with respect to the portion of the Yorkshire & Lexington Towers Mortgaged Properties that is either being replaced or that is no longer necessary in connection with the operation of the Yorkshire & Lexington Towers Mortgaged Properties; provided that such removal or disposal will not (A) have an adverse effect, (B) impair the utility or operation of the Yorkshire & Lexington Towers Mortgaged Properties or (C) result in a reduction or abatement of, or right of offset against, the rents under any lease in respect of the Yorkshire & Lexington Towers Mortgaged Properties;

(v)       (A) the misappropriation or conversion by any Borrower, any Guarantor or any Borrower Related Party of any insurance proceeds paid by reason of any casualty or any awards or other amounts received in connection with a condemnation of all or a portion of the Yorkshire & Lexington Towers Mortgaged Properties, (B) the misappropriation or conversion by any Borrower, any Guarantor or any Borrower Related Party of rents or (C) the misapplication by any Borrower, any Guarantor or any Borrower Related Party of any rents during the continuation of a Loan Event of Default;

(vi)      any security deposits, advance deposits or any other deposits or prepaid rents (including reimbursements) collected with respect to the Yorkshire & Lexington Towers Mortgaged Properties which are not delivered to the Lender upon a foreclosure of such Yorkshire & Lexington Towers Mortgaged Properties or action in lieu thereof, except, if applicable, to the extent any such security deposits were applied in accordance with the terms and conditions of the applicable leases prior to the occurrence of the Loan Event of Default that gave rise to such foreclosure or action in lieu thereof;

(vii)     the Borrower’s failure to pay any taxes or assessments affecting the Yorkshire & Lexington Towers Mortgaged Properties, subject in all cases to the Borrower’s right to contest taxes as set forth in, and in accordance with, the terms and conditions of the Yorkshire & Lexington Towers Loan Documents; provided that there will be no liability if (A)(1) there are sufficient funds on deposit in the tax account that are fully available to the Lender in accordance with the terms and conditions of the Yorkshire & Lexington Towers Loan Documents and (2) the Lender fails to apply the requisite portion of the tax funds, in accordance with the terms and conditions of the Yorkshire & Lexington Towers Loan Documents, to the payment of such taxes or assessments or (B) there is insufficient cash flow from the operation of the Yorkshire & Lexington Towers Mortgaged Property to pay such amounts;

(viii)    the Borrower’s failure to obtain and maintain in full force and effect fully paid for insurance policies as described in “—Risk Management—Insurance” below; provided that there will be no liability if, to the extent such failure arises solely due to non-payment of the applicable insurance premiums, (A)(1) there are sufficient funds on deposit in the insurance account that are fully available to the Lender in accordance with the terms and conditions of the Yorkshire & Lexington Towers Loan Documents and (2) the Lender fails to apply the requisite portion of the insurance funds, in accordance with the terms and conditions of the Yorkshire & Lexington Towers Loan Documents, to the payment of such insurance premiums or (B) there is insufficient cash flow from the operation of the Yorkshire & Lexington Towers Mortgaged Properties to pay the applicable insurance premiums;

(ix)     the Borrower’s failure to pay charges for labor or materials or other charges that can create liens on any portion of the Yorkshire & Lexington Towers Mortgaged Properties, except, in the case of any such charges incurred in accordance with the provisions of the Yorkshire & Lexington Towers Loan Documents, (A) subject in all cases to the Borrower’s right to contest liens as set forth in, and in accordance with, the terms and conditions of the Yorkshire & Lexington Towers Loan Documents and (B) except to the extent that (1) sums sufficient to pay such amounts have been deposited in escrow accounts with the Lender pursuant to the terms hereof which accounts were established for the payment thereof, such escrowed sums are fully available to the Lender in accordance with the terms and conditions of the Yorkshire & Lexington Towers Loan Documents, and the Lender fails to apply the requisite portion thereof in accordance with the terms and conditions of the Yorkshire & Lexington Towers Loan Documents to the payment of such amounts or (2) there is insufficient cash flow from the operation of the Yorkshire & Lexington Towers Mortgaged Properties to pay such amounts);

(x)      Borrower’s indemnification of Lender with respect to securitization matters;

(xi)     any material physical waste at the Yorkshire & Lexington Towers Mortgaged Properties caused by the intentional or willful acts or omissions of any Borrower, any Guarantor or any Borrower Related Party, except, with respect to any such waste arising solely from omissions of any Borrower, any Guarantor or any Borrower Related Party resulting from insufficient cash flow from the operation of the Yorkshire & Lexington Towers Mortgaged Properties to prevent such waste at the Yorkshire & Lexington Towers Mortgaged Properties;

(xii)     the payment of fees or other amounts by the Borrower to any of its affiliates in violation of the Yorkshire & Lexington Towers Loan Documents;

(xiii)    commission of any criminal act by any Borrower, any Guarantor or any Borrower Related Party which results in the forfeiture of the Yorkshire & Lexington Towers Mortgaged Properties or any portion thereof;

(xiv)    the breach of any representation, warranty or covenant in the Yorkshire & Lexington Towers Loan Agreement relating to ERISA status;

(xv)     other than with respect to clause (i) of Springing Recourse Event below, if any Borrower fails to maintain its status as a single purpose entity as required by, and in accordance with, the terms and provisions of the Yorkshire & Lexington Towers Loan Agreement;

(xvi)    the breach of any “backward looking” representations set forth with respect to the Borrower’s single purpose entity status or underwriting representations;

(xvii)   the Borrower fails to permit on-site inspections, fails to provide financial information or fails to appoint a new Property Manager upon the request of the Lender, in each case as required by, and in accordance with, the terms and provisions of, the Yorkshire & Lexington Towers Loan Agreement and the other Yorkshire & Lexington Towers Loan Documents;

(xviii)  any Borrower, any Guarantor or any individual Borrower Related Party which controls, directly or indirectly, a Borrower contests, impedes, delays or opposes the exercise by the Lender of any enforcement actions, remedies or other rights it has under or in connection with the Yorkshire & Lexington Towers Loan Agreement or the other Yorkshire & Lexington Towers Loan Documents or objects to any notice of strict foreclosure or similar notice; provided that neither the Borrower nor Guarantor will be liable to the extent of any applicable loss, damage, cost, expense, liability, claim or other obligation arising solely from a defense of the Borrower, Guarantor or such Borrower Related Party raised in good faith;

(xix)    if the Borrower breaches any representation, warranty or covenant relating to rent regulation or tenant buyouts;

(xx)    any Borrower entering into, or having entered into (or any prior owner of the Yorkshire & Lexington Towers Mortgaged Properties having entered into (but only to the extent such lease remains in place as of the date hereof)), any lease permitting any use of any portion of the Yorkshire & Lexington Towers Mortgaged Properties in any manner that is a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation;

(xxi)   any buyout of, inducements to vacate a unit given to, or eviction of, any tenant occupying a residential apartment unit subject to rent regulation laws to the extent such action was not done in accordance with all legal requirements (including, without limitation, all harassment laws and regulations and all rent regulation or similar laws);

(xxii)   the Borrower’s failure to timely file appropriate registrations and other required filings to remove or permanently exempt any buyout space and/or renovated units from rent regulation;

(xxiii)  (A) the filing by any Borrower or any affiliate of any Borrower or any of their general partners, managing members or principals of any action or proceeding to partition all or any portion of any Yorkshire & Lexington Towers Mortgaged Property or any action to compel the sale thereof, (B) if any Borrower replaces the individual or entity designated under the co-tenancy agreement to manage the day-to-day operations of the applicable Yorkshire & Lexington Towers Mortgaged Properties and the Borrower group without Lender’s prior written consent, or (C) if any Borrower materially amends or modifies, cancels, terminates, surrenders, withdraws or waives any of the provisions of the co-tenancy agreement without Lender’s prior written consent; or

(xxiv)  any (A) actual or alleged violation or breach of any applicable rent regulation laws and/or (B) breach of the covenants relating to compliance with the rent regulation laws.

In addition, the Yorkshire & Lexington Towers Whole Loan will be fully recourse to the Borrower and the Guarantor, jointly and severally, upon (each, a “Springing Recourse Event”):

(i)       any Borrower fails to maintain its status as a single purpose entity as required by, and in accordance with the terms and provisions of, the Yorkshire & Lexington Towers Loan Documents (other than those single purpose entity covenants that relate to solvency or adequacy of capital and excluding any breach to the extent arising out of insufficient cash flow from the operation of the Yorkshire & Lexington Towers Mortgaged Properties), which failure is cited as a factor in a substantive consolidation of the assets and liabilities of such Borrower with any other person in connection with a proceeding under the bankruptcy law (other than a motion or pleading seeking substantive consolidation brought by the Lender);

(ii)      the Borrower fails to obtain the Lender’s prior consent to any indebtedness or any voluntary lien encumbering the Yorkshire & Lexington Towers Mortgaged Properties or any portion thereof or interest therein except, in each case, to the extent expressly permitted by the Yorkshire & Lexington Towers Loan Documents;

(iii)     the Borrower fails to obtain the Lender’s prior consent to any transfer except to the extent expressly permitted by the Yorkshire & Lexington Towers Loan Documents;

(iv)     any Borrower files a voluntary petition under the bankruptcy law;

(v)      the Guarantor or any Borrower Related Party that controls, directly or indirectly, any Borrower files, or joins in the filing of, an involuntary petition against any Borrower under the bankruptcy law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against any Borrower from any person;

(vi)      any Borrower, any Guarantor or any Borrower Related Party that controls, directly or indirectly, any Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it by any other person under the bankruptcy law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against any Borrower from any person;

(vii)     the Guarantor or any Borrower Related Party which controls, directly or indirectly, Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for any Borrower or all or any portion of the Yorkshire & Lexington Towers Mortgaged Properties;

(viii)    any Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any action or proceeding, its insolvency or inability to pay its debts as they become due, which admission is used as evidence of such Borrower’s insolvency in connection with an involuntary petition under the bankruptcy law by a person other than Lender (except for (X) any admissions that such Borrower believes in good faith are truthful when made and (Y) any such admission to the Lender or the Master Servicer or the Special Servicer that the Borrower cannot pay its operating expenses (including debt service payments due in respect of the Yorkshire & Lexington Towers Whole Loan) or that the Borrower cannot refinance the Yorkshire & Lexington Towers Whole Loan on the Maturity Date); or (9) the first full monthly payment of principal, if applicable, and interest under the Note is not paid when due.

Payments on the Yorkshire & Lexington Towers Whole Loan

Payments of interest on the Yorkshire & Lexington Towers Whole Loan are required to be made on the 6th day of each calendar month, beginning on November 6, 2017 until and including the Maturity Date (each a “Loan Payment Date”); provided, however, that the Lender may elect during the term of the Yorkshire & Lexington Towers Whole Loan, in its sole discretion, to change the date on which scheduled payments are due under the Yorkshire & Lexington Towers Whole Loan upon written notice thereof to the Borrower setting forth such changed date, in which event, upon the effective date of such notice, the Loan Payment Date will be the date set forth in such notice. If the Lender elects to change the Loan Payment Date, it will have the option, but not the obligation, to adjust the Loan Interest Accrual Period accordingly.

On each Loan Payment Date, the Borrower will be required to pay to the Lender interest on the unpaid principal of each Note accrued at the related Mortgage Rate during the Loan Interest Accrual Period immediately preceding such Loan Payment Date (the “Monthly Debt Service Payment Amount”)

(including, from and after any partial defeasance, any payments received under any defeased note). The Monthly Debt Service Payment Amount will be applied first to accrued and unpaid interest.

Except during the continuance of a Loan Event of Default, all proceeds of any repayment, including any permitted prepayments, of the Yorkshire & Lexington Towers Whole Loan will be applied by the Lender pro rata to the outstanding principal balances of Note A and Note B, provided, however, that any mandatory prepayments of net proceeds will be applied by the Lender, first to amounts due under Note A (and pro rata to each Note A) and then to amounts due under Note B.

Allocations as between each of the Notes will be as specified in the Yorkshire & Lexington Towers Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced AB Whole Loans—The Yorkshire & Lexington Towers Whole Loan” in the Preliminary Prospectus.

After the occurrence and during the continuance of a Loan Event of Default, each Note will bear interest at a per annum rate equal to the lesser of (i) the maximum rate permitted by applicable law or (ii) 5% above the Mortgage Rate, compounded monthly (the “Default Rate”).

If any principal, interest or any other sum due under the Yorkshire & Lexington Towers Loan Documents (other than the principal balance due and payable on the Maturity Date) is not paid by the Borrower on the date on which it is due, the Borrower will be required to pay an amount equal to the lesser of 5% of such unpaid sum or the maximum amount permitted by applicable law. Any such amount will be secured by the Yorkshire & Lexington Towers Loan Documents to the extent permitted by law.

The Yorkshire & Lexington Towers Whole Loan does not require regularly scheduled payments of principal prior to the Maturity Date. The outstanding principal balance of the Yorkshire & Lexington Towers Whole Loan, to the extent not prepaid, will be payable on the Maturity Date or such earlier date as may result from acceleration, together with all accrued and unpaid interest on the outstanding principal balance of the Yorkshire & Lexington Towers Whole Loan through the end of the Loan Interest Accrual Period preceding the Maturity Date and all other amounts then due under the Yorkshire & Lexington Towers Loan Documents.

The Borrower may prepay the Yorkshire & Lexington Towers Whole Loan in whole, but not in part, and any other amounts outstanding under the Yorkshire & Lexington Towers Whole Loan or any of the Yorkshire & Lexington Towers Loan Documents, without payment of the Yield Maintenance Premium or any other prepayment premium, penalty or fee, at any time on or after the Open Prepayment Commencement Date. See “—Prepayment “below.

In certain instances, the Yorkshire & Lexington Towers Whole Loan may be required to be prepaid in the event of a casualty or condemnation. See “—Risk Management—Casualty” and “—Risk Management—Condemnation”.

The “Loan Interest Accrual Period” means, with respect to any Loan Payment Date or any Distribution Date, the period commencing on (and including) the 11th day of the preceding calendar month and ending on (and including) the 10th day of the calendar month in which the Loan Payment Date or Distribution Date occurs.

The “Maturity Date” is the date on which the final payment of principal of the Note (or the defeased note, if applicable) becomes due and payable as therein provided, whether at the Loan Payment Date occurring in October 2022 (the “Stated Maturity Date”), by declaration of acceleration, or otherwise.

“Yield Maintenance Premium” means an amount equal to the greater of (i) 1% of the principal amount of the Yorkshire & Lexington Towers Whole Loan being prepaid and (ii) the excess, if any, of (a) the present value (determined using a discount rate equal to the Treasury Note Rate at such time) of all scheduled payments of principal and interest payable in respect of the principal amount of the Yorkshire & Lexington Towers Whole Loan being prepaid; provided that the Note will be deemed, for purposes of this definition, to be due and payable on the Loan Payment Date in April 2022 (the “Open Prepayment Commencement Date”), over (b) the principal amount of the Yorkshire & Lexington Towers Whole Loan being prepaid.

“Treasury Note Rate” means, at the time of the prepayment, as applicable, the rate of interest per annum equal to the yield to maturity (converted by the Lender to the equivalent monthly yield using the Lender’s then system of conversion) of the United States Treasury obligations selected by the holder of the Note having maturity dates closest to, but not exceeding, the remaining term to the Open Prepayment Commencement Date.

Prepayment

The Borrower will be permitted to voluntarily prepay the Yorkshire & Lexington Towers Whole Loan in whole but not in part (a) if no Loan Event of Default has occurred and remains outstanding, if the earlier to occur of (i) November 6, 2021 and (ii) the date that is two years from the “startup day” within the meaning of Section 860G(a)(9) of the Code for the securitization trust established in connection with the last securitization involving any portion of the Yorkshire & Lexington Towers Whole Loan (such clause (ii), the “Defeasance Lockout Expiration Date”) has occurred but the Defeasance Lockout Expiration Date has not occurred, and if such prepayment occurs prior to the Open Prepayment Commencement Date, an amount equal to the Yield Maintenance Premium, or (b) after the Open Prepayment Commencement Date. In each case, such prepayment will be accompanied by all interest that would have accrued on the Yorkshire & Lexington Towers Whole Loan through and including the last day of the Loan Interest Accrual Period related to the Loan Payment Date next occurring following the date of such prepayment. The Borrower has the right to revoke any notice of prepayment given pursuant to the Yorkshire & Lexington Towers Loan Agreement upon written notice to the Lender at any time prior to the proposed prepayment date.

If all or a portion of the principal balance of the Yorkshire & Lexington Towers Whole Loan is paid during the continuance of a Loan Event of Default prior to the Open Prepayment Commencement Date, the Borrower will be required to pay the Yield Maintenance Default Premium to the Lender.

“Yield Maintenance Default Premium” means an amount equal to the greater of (i) 5% of the principal amount of the Yorkshire & Lexington Towers Whole Loan being prepaid and (ii) the excess, if any, of (a) the present value (determined using a discount rate equal to the Treasury Note Rate at such time) of all scheduled payments of principal and interest payable in respect of the principal amount of the Yorkshire & Lexington Towers Whole Loan being prepaid; provided that the Note will be deemed, for purposes of this definition, to be due and payable on the Open Prepayment Commencement Date, over (b) the principal amount of the Yorkshire & Lexington Towers Whole Loan being prepaid.

Defeasance

So long as no Loan Event of Default has occurred and remains outstanding, the Borrower will have the right at any time after the Defeasance Lockout Expiration Date and prior to the Open Prepayment Commencement Date to voluntarily defease all (a “Full Defeasance”) or part (a “Partial Defeasance”) (any such Full Defeasance or Partial Defeasance, a “Defeasance”) of the Yorkshire & Lexington Towers Whole Loan upon the satisfaction of the following conditions:

(i)       the Borrower gives the Lender not less than 30 days prior notice (or such shorter period of time if permitted by the Lender in its reasonable discretion) specifying the business day (the “Defeasance Date”) on which a deposit of Defeasance collateral is to be made; provided, however, that the Borrower may revoke such notice at any time at least one business day prior to the Defeasance Date so long as the Borrower pays the Lender its actual, out-of-pocket costs incurred due to the revocation;

(ii)      the Borrower pays to the Lender (i) if the Defeasance Date is a Loan Payment Date, the monthly debt service amount due on the Defeasance Date and (ii) all other sums due and payable under the Yorkshire & Lexington Towers Loan Documents;

(iii)      the Borrower deposits the Defeasance Collateral into an account at an eligible institution (the “Defeasance Collateral Account”);

(iv)      in connection with a Partial Defeasance, the Borrower executes and delivers all necessary documents to amend and restate each Note to issue two substitute Notes, one representing the defeased portion of such original Note and one representing the undefeased portion of such original Note and otherwise having terms identical to the applicable original Note;

(v)       the Borrower executes and deliver to the Lender a security agreement in respect of the Defeasance Collateral Account and the Defeasance Collateral;

(vi)      the Borrower delivers to the Lender an opinion of counsel for the Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that (i) the Borrower has legally and validly transferred and assigned the Defeasance Collateral and all rights and obligations under the applicable Note, to the successor borrower, (ii) the Lender has a legal and valid perfected first priority security interest in the Defeasance Collateral Account and the Defeasance Collateral, (iii) each securitization trust will not fail to maintain its status as a REMIC trust or grantor trust, as applicable, as a result of the defeasance, (iv) the defeasance will not result in a deemed exchange for purposes of the Code and will not adversely affect the status of the Note as indebtedness for federal income tax purposes, and (v) the delivery of the Defeasance Collateral and the grant of a security interest in the Defeasance Collateral Account and the Defeasance Collateral to the Lender will not constitute an avoidable preference under Section 547 of the U.S. Bankruptcy Code or any other Bankruptcy Law;

(vii)     if required by the Rating Agencies, the Borrower delivers to the Lender a bankruptcy non-consolidation opinion with respect to the successor borrower reasonably acceptable to the Lender and acceptable to the Rating Agencies in their sole discretion;

(viii)    the Borrower delivers to the Lender a Rating Agency Confirmation as to the defeasance;

(ix)     the Borrower delivers a certificate of a “big four” or other nationally recognized public accounting firm reasonably acceptable to the Lender certifying that the Defeasance Collateral will generate amounts equal to or greater than the applicable Scheduled Defeasance Payment on or prior to each corresponding Loan Payment Date or other scheduled payment date;

(x)      the Borrower delivers such other certificates, opinions, documents and instruments as the Lender may reasonably request;

(xi)     the Borrower delivers an officer’s certificate certifying that the requirements in the Yorkshire & Lexington Towers Loan Agreement relating to defeasance have been satisfied;

(xii)     the Borrower has delivered evidence satisfactory to the Lender that each Mezzanine Borrower has complied with all of the terms and conditions set forth in the applicable Yorkshire & Lexington Towers Mezzanine Loan Agreement with respect to the prepayment of all or a pro rata portion of the applicable Yorkshire & Lexington Towers Mezzanine Loan corresponding to the portion of the Yorkshire & Lexington Towers Whole Loan being defeased; and

(xiii)    the Borrower pays all fees, costs and expenses incurred by the Lender in connection with the defeasance, including (i) reasonable attorneys’ fees and expenses, (ii) the fees, costs and expenses of the Rating Agencies, (iii) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of a Note, the creation of the defeased and undefeased Notes, if applicable, and (iv) the fees, costs and expenses of the Master Servicer, the Special Servicer and any Trustee. Simultaneously with the notice of its intent to defease, the Borrower will be required to deliver to the Lender an amount reasonably determined by the Lender to be sufficient to pay such fees, costs and expenses, which amount may be used by the Lender to pay such fees, costs and expenses if a proposed defeasance does not occur.

The “Defeasance Collateral” will consist of U.S. Obligations which provide payments (i) on or prior to, but as close as possible to, the business day immediately preceding all scheduled Loan Payment Dates and other scheduled payment dates, if any, under the Note after the applicable Defeasance Date upon which payments are required under the Note and the Yorkshire & Lexington Towers Loan Agreement, and (ii) in amounts equal to the scheduled payments due on such Loan Payment Dates or other scheduled payment dates under the Note, and the Yorkshire & Lexington Towers Agreement (including, without limitation, scheduled payments of principal, interest, servicing fees (if any), and any other amounts due under the Yorkshire & Lexington Towers Loan Documents on such Loan Payment Dates or other scheduled payment dates); provided that the Note will be deemed, for purposes of this definition, to be due and payable and shall be prepaid in full on the Open Prepayment Commencement Date (such scheduled payments, collectively, the “Scheduled Defeasance Payments”).

“U.S. Obligations” are (i) direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption or (ii) to the extent acceptable to the Rating Agencies, other “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii) that are not subject to prepayment, call or early redemption.

Partial Release

The Borrower will be entitled to defease or prepay a portion of the Yorkshire & Lexington Towers Whole Loan in connection with the release of the individual Mortgaged Property known as the Lexington Towers (the “Lexington Mortgaged Property”), subject to the satisfaction of the requirements described under “—Prepayment” or “—Defeasance” above and provided that no Loan Event of Default has occurred and is continuing. The amount of the outstanding principal balance of the Yorkshire & Lexington Towers Whole Loan to be defeased or prepaid will equal or exceed the greater of (i) the sum of (a) the allocated loan amount for the related Lexington Mortgaged Property and (b) 25% of the allocated loan amount for the related Lexington Mortgaged Property and (ii) the Lender’s share of sale proceeds on the property, expressed as (i) the balance of the Yorkshire & Lexington Towers Whole Loan over (ii) the sum of the balances of the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans (the “Release Amount”).

The release of the individual Mortgaged Property will only be effected if, after giving effect to such release, (a) the debt service coverage ratio, including mezzanine indebtedness, of the Mortgaged Property then remaining subject to the lien of the Yorkshire & Lexington Towers Whole Loan is greater than the greater of (i) 1.05x and (ii) the debt service coverage ratio, including mezzanine indebtedness, of all Yorkshire & Lexington Towers Mortgaged Properties immediately prior to the release, (b) the loan-to-value ratio, including mezzanine indebtedness, for the Mortgaged Property then remaining subject to the lien of the Yorkshire & Lexington Towers Whole Loan is no greater than the lesser of (i) 61.8% and (ii) the loan-to-value ratio, including mezzanine indebtedness, for all Yorkshire & Lexington Towers Mortgaged Properties immediately prior to such release, (c) the debt yield, including mezzanine indebtedness, for the Mortgaged Property then remaining subject to the lien of the Yorkshire & Lexington Towers Whole Loan is equal or greater than the greater of (i) 4.4% and (ii) the debt yield, including mezzanine indebtedness, for all Yorkshire & Lexington Towers Mortgaged Properties immediately prior to such release, and (d) if the REMIC loan-to-value ratio exceeds 125% immediately after the release of the applicable Mortgaged Property, the Yorkshire & Lexington Towers Whole Loan is paid down by the greater of (i) the Release Amount or (ii) the least of one of the following amounts: (A) only if the released Mortgaged Property is sold, the net proceeds of an arm’s length sale of the released Mortgaged Property to an unrelated person, (B) the fair market value of the released Mortgaged Property at the time of the release, or (C) an amount such that the REMIC loan-to-value ratio after the release of the applicable Yorkshire & Lexington Towers Mortgaged Property is not greater than the REMIC loan-to-value ratio of the Yorkshire & Lexington Towers Mortgaged Properties immediately prior to such release, unless the Lender receives an opinion of counsel that, if (ii) is not followed, the securitization will not fail to maintain its status as a REMIC Trust as a result of the release of the applicable Mortgaged Property

Reserves

Tax Reserve. On the Origination Date, the Borrower deposited $2,724,408.37, and on each Loan Payment Date, the Borrower will be required to deposit with the Lender an amount equal to 1/12 of the taxes estimated by the Lender to be payable during the next 12 months in order to accumulate sufficient funds to pay all such taxes at least 30 days prior to their respective due dates. The Lender will apply funds in the tax reserve to payment of taxes.

Insurance Reserve. On the Origination Date, the Borrower deposited $89,786.71, and on each Loan Payment Date, the Borrower is required to deposit with the Lender an amount equal to 1/12 of the insurance premiums estimated by the Lender to be payable for the renewal of coverage applicable to the Yorkshire & Lexington Towers Mortgaged Properties upon expiration thereof. The Lender will apply the funds in the insurance reserve to the payment of insurance.

Commercial Capital Expenditure Reserve. On each Loan Payment Date, the Borrower will be required to deposit with the Lender an amount equal to 1/12th of $0.15 per square foot of retail and garage space located at the Yorkshire & Lexington Towers Mortgaged Properties for annual commercial capital expenditures set forth in the annual budget. The Lender will be entitled to reassess the amount of the commercial capital expenditure reserve and increase it at its reasonable discretion. The Lender will disburse the commercial capital expenditure funds for commercial capital expenditures, upon request of the Borrower, subject to the satisfaction of certain documentation requirements.

The Borrower will not be required to make any commercial capital expenditure reserve deposit with respect to the space leased by CVS so long as (i) no Loan Event of Default has occurred and is continuing, (ii) the CVS lease is in full force and effect and (iii) no event of default under the CVS lease has occurred and continued beyond any applicable notice and cure period (the “CVS Deposit Waiver Conditions”).

Renovation/Tenant Buyout Reserve. On the Origination Date, the Borrower deposited $3,500,000 with the Lender for certain renovation and tenant buyout uses. If the amount of funds on deposit in the renovation/tenant buyout reserve are reduced to less than $500,000, then the Borrower will be required to deposit additional funds necessary to increase the amount of funds to no less than $1,000,000. Renovation funds will be disbursed to the Borrower to reimburse the Borrower for renovation of rent-controlled residential units in connection with the deregulation of such units from rent regulation or the renovation of market-rate residential units in connection with a signed lease providing for a greater rental rate. Additionally, as of any date after November 6, 2019, the Borrower will be entitled to apply the renovation funds for capital expenditures that otherwise satisfy the requirements with respect to commercial capital expenditures or residential capital expenditures; provided that in no event will more than the lesser of (x) $2,000,000 and (y) the amount transferred to the renovation/tenant buyout reserve from the debt service shortfall reserve on the Debt Service Shortfall Reserve Transfer Date be available for capital expenditures from the renovation/tenant buyout reserve. Additionally, funds in the renovation/tenant buyout reserve will be disbursed to the Borrower for payment to a tenant at a rent-controlled residential unit pursuant to which the tenant will vacate the unit.

On the date on which the Yorkshire & Lexington Towers Mortgaged Properties first achieve a debt service coverage ratio, inclusive of mezzanine indebtedness, equal to or in excess of 1.20x, provided no Loan Event of Default exists, all funds on deposit in the renovation/tenant buyout reserve in excess of $1,000,000 will be (i) during the continuation of a Cash Management Trigger Event, transferred to the Cash Management Account, or (ii) in the absence of a Cash Management Trigger Event, returned to the Borrower.

Rollover Reserve. On each Loan Payment Date, the Borrower is required to deposit with the Lender an amount equal to $1.00 per square foot of retail space for tenant allowances, tenant improvements and leasing commissions incurred after the Origination Date. In addition, the Borrower will be required to deposit or cause to be deposited with the Lender all amounts paid to the Borrower in connection with any modification or amendment of any lease, any consent or waiver by the Borrower of any lease term, any settlement of claims of the Borrower against third parties in connection with any lease, any rejection, termination, surrender, cancellation or buy-out of any lease and any other extraordinary lease event pursuant to which the Borrower receives payment, which will be held as rollover funds. The rollover reserve deposit requirement will not apply with respect to the space leased by CVS so long as the CVS Deposit Waiver Conditions are satisfied. The Lender will be required to release the rollover funds to the Borrower upon request with specific tenant allowances, tenant improvement costs and leasing conditions, and subject to the satisfaction of certain documentation requirements.

Debt Service Shortfall Reserve. On the Origination Date, the Borrower deposited $2,000,000 with the Lender. The Borrower is entitled to request that the Lender withdraw funds from the debt service reserve and apply them to a payment of monthly debt service on the Yorkshire & Lexington Towers Whole Loan or a Yorkshire & Lexington Towers Mezzanine Loan, provided that no Loan Event of Default or Mezzanine Loan Event of Default, as applicable, exists and the Borrower delivers evidence that there is a shortfall between the net operating income and the related debt service amount.

On the date on which the Yorkshire & Lexington Towers Mortgaged Properties first achieve a debt service coverage ratio, inclusive of mezzanine indebtedness, in excess of 1.10x (the “Debt Service Shortfall Reserve Transfer Date”), the amounts on deposit in the debt service shortfall reserve will be transferred to the renovation/tenant buyout reserve described above.

Residential Capital Expenditure Reserve. On each Loan Payment Date, the Borrower is required to deposit with the Lender an amount equal to 1/12 of $250 per market-rate residential unit located at the Yorkshire & Lexington Towers Mortgaged Properties, not to exceed a cap of the product of (x) $750 and (y) the number of market-rate residential units at the time of calculation. The Lender will be required to disburse to the Borrower the residential capital expenditure funds for residential capital expenditures upon the satisfaction of certain conditions.

Holdback Reserve. On the Origination Date, the Borrower deposited with the Lender $4,102,064. During any period in which the amount on deposit in the holdback reserve exceeds the Holdback Threshold Amount, provided no Loan Event of Default exists, funds on deposit in the holdback reserve in excess of the Holdback Threshold Amount will, upon the reasonable prior written request of the Borrower, be (i) during a Cash Management Trigger Event, transferred to the Cash Management Account or (ii) if no Cash Management Trigger Event is ongoing, returned to the Borrower.

“Holdback Threshold Amount” means an amount equal to five (5) times the difference of (x) $38,000,000 and (y) gross income from operations of the Yorkshire & Lexington Towers Mortgaged Properties, in the aggregate, at the time of calculation

Cash Management

Clearing Account

The Borrower has established and is required to maintain a clearing account (the “Clearing Account”) with a depository bank for the deposit of all rents from the Yorkshire & Lexington Towers Mortgaged Properties. The Borrower is required to cause all rents to be transmitted directly by tenants of the Yorkshire & Lexington Towers Mortgaged Properties into the Clearing Account. If the Borrower or the Property Manager receives any rents, the Borrower or the Property Manager is required to deposit such amounts in the Clearing Account within one business day of receipt.

Cash Management Account

After the occurrence of a Cash Management Trigger Event, the Borrower will be required to establish a cash management account (the “Cash Management Account”) pursuant to the cash management agreement, in trust for the benefit of the Lender and under the sole dominion and control of the Lender. During a Cash Management Trigger Event Period, amounts on deposit in the Clearing Account are required to be swept into the Cash Management Account and applied in accordance with the Yorkshire & Lexington Towers Loan Agreement and the cash management agreement.

The “Cash Management Bank” means Wells Fargo Bank, N.A., or such other bank or depository selected by the Lender in its discretion.

“Cash Management DSCR Trigger Event” means that, (1) following the occurrence of the Debt Service Shortfall Reserve Transfer Date but prior to November 6, 2019, the debt service coverage ratio, inclusive of mezzanine indebtedness, is less than 1.05x, and (2) as of any date after November 6, 2019, the debt service coverage ratio, inclusive of mezzanine indebtedness, is less than 1.10x.

“Cash Management Trigger Event” means the occurrence of (i) a Loan Event of Default; (ii) any bankruptcy action of any Borrower; (iii) any bankruptcy action of a Guarantor; (iv) any bankruptcy action of the Property Manager; (v) a Cash Management DSCR Trigger Event; (vi) any bankruptcy action of a Sponsor; (vii) an indictment for fraud or misappropriation of funds by the Borrower, Guarantor, Sponsor, Jacob Chetrit, Laurence Gluck (together with Jacob Chetrit, a “Key Principal”) or Property Manager or any director or officer of the foregoing (an “Indictment Trigger Event”); (viii) an event of default under a Yorkshire & Lexington Towers Mezzanine Loan.

“Cash Management Trigger Event Cure” means (i) if the Cash Management Trigger Event is caused solely by the occurrence of clause (i) in the definition of “Cash Management Trigger Event,” a cure of the Loan Event of Default which is accepted or waived in writing by the Lender which gave rise to such Cash Management Trigger Event; (ii) if the Cash Management Trigger Event is caused solely by the occurrence of clause (ii) in the definition of “Cash Management Trigger Event,” if such Cash Management Trigger Event is as a result of the filing of an involuntary petition against any Borrower with respect to which neither such Borrower, Guarantor nor any affiliate of such Borrower or Guarantor solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within 60 days of such filing; provided that (A) in the Lender’s reasonable opinion, such filing (after dismissal or discharge) does not materially increase such Borrower’s monetary obligations and (B) such Borrower is not in default of the provisions relating to single purpose entity status or the prohibitions on transfer of the property; (iii) if the Cash Management Trigger Event is caused solely by the occurrence of clause (iii) in the definition of “Cash Management Trigger Event,” if such Cash Management Trigger Event is as a result of the filing of an involuntary petition against a Guarantor with respect to which neither such Guarantor nor any affiliate of such Guarantor solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within 60 days of such filing; provided that, in the Lender’s reasonable opinion, such filing (after dismissal or discharge) does not (A) materially increase such Guarantor’s monetary obligations or (B) materially and adversely affect such Guarantor’s ability to perform its obligations under the Yorkshire & Lexington Towers Loan Documents to which it is a party, unless an additional guarantor acceptable to the Lender in its sole discretion executes (1) a guaranty in favor of the Lender in the same form as the Guaranty and (2) an indemnity in favor of the Lender in the same form as the environmental indemnity; (iv) if the Cash Management Trigger Event is caused solely by the occurrence of clause (iv) in the definition of “Cash Management Trigger Event,” (A) if the Borrower replaces the Property Manager with a Qualified Manager pursuant to a replacement management agreement, or (B) if such Cash Management Trigger Event is as a result of the filing of an involuntary petition against the Property Manager with respect to which neither the Property Manager nor any affiliate of the Property Manager solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within 120 days of such filing; provided that, in the Lender’s reasonable opinion, such filing (after dismissal or discharge) does not (1) materially increase the Property Manager’s monetary obligations or (2) materially and adversely affect the Property Manager’s ability to perform its obligations under the Property Management Agreement; (v) if the Cash Management Trigger Event is caused solely by the occurrence of clause (v) in the definition of “Cash Management Trigger Event,” once a DSCR Cure Event has occurred; (vi) if the Cash Management Trigger Event is caused solely by the occurrence of clause (vi) in the definition of “Cash Management Trigger Event,” if such Cash Management Trigger Event is as a result of the filing of an involuntary petition against a Sponsor with respect to which neither such Sponsor nor any affiliate thereof solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within 60 days of such filing; provided that, in the Lender’s reasonable opinion, such filing (after dismissal or discharge) does not (A) materially increase such Sponsor’s monetary obligations or (B) materially and adversely affect such Sponsor’s ability to perform its obligations, if any, under the Yorkshire & Lexington Towers Loan Documents to which it is a party; (vii) if the Cash Management Trigger Event is caused solely by the occurrence of clause (vii) in the definition of “Cash Management Trigger Event,” (i) if such event is caused by any of any Borrower, Guarantor, or Key Principal, or any director or officer thereof, the dismissal of the related indictment or a final non-appealable judgment that acquits each applicable party or parties, and/or (ii) if such event is caused by the Property Manager, the engagement by such Borrower of a Qualified Manager pursuant to a Management Agreement or the replacement of the Property Manager with a Qualified Manager pursuant to a Replacement Management Agreement, as applicable; and (viii) if the Cash Management Trigger Event is caused solely by the occurrence of clause (viii) in the definition of “Cash Management Trigger Event,”, a cure of the event of default under the related Yorkshire & Lexington Towers Mezzanine Loan which is accepted or waived in writing by the applicable Mezzanine Lender which gave rise to the Cash Management Trigger Event; provided that each Cash Management Trigger Event Cure set forth above will be subject to the following conditions: (1) after giving effect to such Cash Management Trigger Event Cure, no Cash Management Trigger Event has occurred and remains outstanding, (2) the Borrower has notified the Lender in writing of its election to cure the applicable Cash Management Trigger Event, (3) a Cash Management Trigger Event Cure may occur no more than four times during the term of the Yorkshire & Lexington Towers Whole Loan, and (4) the Borrower has paid all of the Lender’s reasonable third-party costs and expenses incurred in connection with such Cash Management Trigger Event Cure (including reasonable attorneys’ fees and expenses).

“Cash Management Trigger Event Period” means any period commencing on the occurrence of a Cash Management Trigger Event and continuing until the earlier of (i) the Loan Payment Date following the occurrence of the applicable Cash Management Trigger Event Cure or (ii) the payment in full of the Yorkshire & Lexington Towers Whole Loan.

Property Cash Flow Allocation

Order of Priority of Funds in Cash Management Account. Except during a Cash Management Trigger Event Period, funds in the Clearing Account are required to be disbursed to the Borrower. During the continuance of any Cash Management Trigger Event Period, funds deposited into the Clearing Account are required to be swept on a daily basis into the Cash Management Account.

During a Cash Management Trigger Event Period, provided no Loan Event of Default has occurred and remains outstanding, any rents deposited into the Cash Management Account up to and including the business day prior to a Loan Payment Date will be applied on such Loan Payment Date as follows in the following order of priority:

First, to make the next monthly payment in respect of the tax reserve;

Second, to make the next monthly payment in respect of the insurance reserve;

Third, to pay the Cash Management Bank its fees and expenses then due and payable;

Fourth, to pay the next monthly debt service amount on the Yorkshire & Lexington Towers Whole Loan;

Fifth, to make the next monthly payment to the residential capital expenditure reserve;

Sixth, to make the next monthly payment to the commercial capital expenditure reserve;

Seventh, to make the next monthly payment to the rollover reserve;

Eighth, to pay any interest accruing at the Default Rate (without duplication with clause Fourth above), late payment charges and any other amounts then due and payable under the Yorkshire & Lexington Towers Loan Documents;

Ninth, to pay operating expenses for the applicable period incurred in accordance with the approved annual budget;

Tenth, to pay for extraordinary expenses for the period approved by the Lender;

Eleventh, to pay the next monthly debt service amount on the Mezzanine A Loan;

Twelfth, to pay the next monthly debt service amount on the Mezzanine B Loan;

Thirteenth, during the continuance of a Cash Sweep Trigger Event Period, the remaining amount into the excess cash flow account to be held as additional security for the loan and released as described below.

Fourteenth, in the absence of a Cash Sweep Trigger Event Period but during an event of default under the Mezzanine A Loan, to the subaccount for the Mezzanine A Loan;

Fifteenth, in the absence of a Cash Sweep Trigger Event Period but during an event of default under the Mezzanine B Loan, to the subaccount for the Mezzanine B Loan; and

Sixteenth, provided no Cash Sweep Trigger Event Period is in effect and no event of default exists under a Yorkshire & Lexington Towers Mezzanine Loan, the remaining amount to an account designated by the Borrower.

“Cash Sweep Trigger Event” means the occurrence of: (i) a Loan Event of Default; (ii) any bankruptcy action of any Borrower; (iii) any bankruptcy action of the Guarantor; (iv) any bankruptcy action of the Property Manager; (v) a Cash Sweep DSCR Trigger Event; or (vi) any bankruptcy action of The Chetrit Group LLC or Stellar Management LLC (collectively, the “Sponsor”).

“Cash Sweep Trigger Event Cure” means: (i) if the Cash Sweep Trigger Event is caused solely by the occurrence of clause (i) in the definition of “Cash Sweep Trigger Event,” a cure of the Loan Event of Default that is accepted or waived in writing by Lender that gave rise to such Cash Sweep Trigger Event; (ii) if the Cash Sweep Trigger Event is caused solely by the occurrence of clause (ii) in the definition of “Cash Sweep Trigger Event,” if such Cash Sweep Trigger Event is as a result of the filing of an involuntary petition against a Borrower with respect to which neither such Borrower, any Guarantor nor any affiliate of such Borrower or Guarantor solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within 60 days of such filing; provided that (A) in the Lender’s reasonable opinion, such filing (after dismissal or discharge) does not materially increase such Borrower’s monetary obligations and (B) such Borrower is not in default of the provisions relating to single purpose entity status or the prohibitions on transfer of the property; (iii) if the Cash Sweep Trigger Event is caused solely by the occurrence of clause (iii) in the definition of “Cash Sweep Trigger Event,” if such Cash Sweep Trigger Event is as a result of the filing of an involuntary petition against the Guarantor with respect to which neither the Guarantor nor any affiliate of the Guarantor solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within 60 days of such filing; provided that, in the Lender’s reasonable opinion, such filing (after dismissal or discharge) does not (A) materially increase the Guarantor’s monetary obligations or (B) materially and adversely affect the Guarantor’s ability to perform its obligations under the Yorkshire & Lexington Towers Loan Documents to which it is a party; (iv) if the Cash Sweep Trigger Event is caused solely by the occurrence of clause (iv) in the definition of “Cash Sweep Trigger Event,” (A) if the Borrower replaces the Property Manager with a Qualified Manager pursuant to a replacement management agreement, or (B) if such Cash Sweep Trigger Event is as a result of the filing of an involuntary petition against the Property Manager to which the Property Manager did not consent, upon the same being discharged, stayed or dismissed within 120 days of such filing; provided that, in the Lender’s reasonable opinion, such filing (after dismissal or discharge) does not (1) materially increase the Property Manager’s monetary obligations or (2) materially and adversely affect the Property Manager’s ability to perform its obligations under the Management Agreement; (v) if the Cash Sweep Trigger Event is caused solely by the occurrence of clause (v) in the definition of “Cash Sweep

Trigger Event,” once a DSCR Cure Event has occurred; (vi) if the Cash Sweep Trigger Event is caused solely by the occurrence of clause (vii) in the definition of “Cash Sweep Trigger Event,” if such Cash Sweep Trigger Event is as a result of the filing of an involuntary petition against Sponsor with respect to which neither Sponsor nor any affiliate of Sponsor solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, upon the same being discharged, stayed or dismissed within 60 days of such filing; provided that, in the Lender’s reasonable opinion, such filing (after dismissal or discharge) does not (A) materially increase the Sponsor’s monetary obligations or (B) materially and adversely affect the Sponsor’s ability to perform its obligations, if any, under the Yorkshire & Lexington Towers Loan Documents to which it is a party; provided that each Cash Sweep Trigger Event Cure will be subject to the following conditions: (1) after giving effect to such Cash Sweep Trigger Event Cure, no Cash Sweep Trigger Event has occurred and remains outstanding, (2) the Borrower has notified the Lender in writing of its election to cure the applicable Cash Sweep Trigger Event, and (3) the Borrower has paid all of the Lender’s reasonable third-party costs and expenses incurred in connection with such Cash Sweep Trigger Event Cure (including reasonable attorneys’ fees and expenses).

“Cash Sweep Trigger Event Period” means any period commencing on the occurrence of a Cash Sweep Trigger Event and continuing until the earlier of (i) the Loan Payment Date following the occurrence of the applicable Cash Sweep Trigger Event Cure or (ii) the payment in full of the Yorkshire & Lexington Towers Whole Loan.

“Cash Sweep DSCR Trigger Event” means that, (1) following the occurrence of the Debt Service Shortfall Reserve Transfer Date but prior to November 6, 2019, the debt service coverage ratio, inclusive of mezzanine indebtedness, is less than 1.05x, and (2) as of any date after November 6, 2019, the debt service coverage ratio, inclusive of mezzanine indebtedness, is less than 1.10x.

“DSCR Cure Event” means either (i) the debt service coverage ratio, inclusive of mezzanine indebtedness, is greater than (1) prior to the November 2019 Loan Payment Date, 1.05x, and (2) thereafter, 1.10x (the “DSCR Cash Management Trigger Event Threshold”) the DSCR Cash Management Trigger Event Threshold for each of two consecutive quarters or (ii) the Borrower has delivered to the Lender, as additional collateral for the Yorkshire & Lexington Towers Whole Loan, the applicable DSCR Trigger Cure Deposit (which such DSCR Trigger Cure Deposit will be returned to Borrower in the event that no Loan Event of Default exists and the DSCR Cure Event is achieved without giving effect to the DSCR Trigger Cure Deposit); provided, however, a cure under the foregoing clause (ii) will only be effective for a period of twelve months (at which time (x) a Cash Sweep DSCR Trigger Event will again be deemed to have occurred, (y) the Borrower will be required to make a new DSCR Trigger Cure Deposit in order for a DSCR Cure Event to continue to exist (which new DSCR Trigger Cure Deposit will be calculated by the Lender without giving effect to any existing DSCR Trigger Cure Deposit then on deposit with the Lender), and (z) any DSCR Trigger Cure Deposit then on deposit with the Lender will continue to remain on deposit with the Lender) unless, during such twelve month period of time, a DSCR Cure Event was achieved without giving effect to the applicable DSCR Trigger Cure Deposit).

“DSCR Trigger Cure Deposit” means a deposit with the Lender of cash or a letter of credit in an amount, calculated by the Lender, equal to, either (A) an amount that if applied to repay the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans, pro rata, would result in a debt service coverage ratio, including mezzanine indebtedness, greater than the DSCR Cash Management Trigger Event Threshold, or (B) the positive difference between (x) the amount of net operating income (as calculated in the numerator of the debt service coverage ratio calculation) that would be necessary to achieve a debt service coverage ratio, including mezzanine indebtedness, over a twelve month period equal to the DSCR Cash Management Trigger Event Threshold and (y) the lesser of (i) the amount of net operating income (as calculated in the numerator of the debt service coverage ratio calculation) that would be necessary to achieve a debt service coverage ratio, including mezzanine indebtedness, equal to 1.00x and (ii) the net operating income (as calculated in the numerator of the debt service coverage ratio calculation) over a twelve month period. The Borrower will have the option to elect which of the amounts described in clauses (A) and (B) above to deposit with the Lender for the purpose of the DSCR Trigger Cure Deposit.

Application After a Loan Event of Default. Upon the occurrence of a Loan Event of Default, the Lender may apply all funds deposited into the Cash Management Account and other proceeds of repayment in such order and in such manner as the Lender elects.

Release of Excess Cash Flow Funds

Provided no Loan Event of Default has occurred and is continuing, during a Cash Sweep Trigger Event Period caused solely by a Cash Sweep DSCR Trigger Event, the Borrower may request the Lender to disburse sums held in the excess cash flow account sufficient (if available) to pay for necessary utility and payroll expenses for the applicable period incurred in accordance with the approved annual budget, provided the Borrower delivers evidence acceptable to the Lender in all respects that there is a shortfall between the amount of (i) the net operating income and (ii) such necessary utility and payroll expenses, for the month for which such disbursement is requested.

Upon the termination of a Cash Sweep Trigger Event Period and provided that no other Cash Sweep Trigger Event has occurred and remains outstanding, all funds on deposit in the excess cash flow account will be (i) during the continuation of a Cash Management Trigger Event, transferred to the Cash Management Account, or (ii) in the absence of a Cash Management Trigger Event, returned to the Borrower. Any excess cash flow reserve funds remaining after the Yorkshire & Lexington Towers Whole Loan has been paid in full or the Yorkshire & Lexington Towers Whole Loan has been defeased in full will be paid in the following priority: (1) if the Mezzanine A Loan is outstanding, to the Mezzanine A Lender to be applied in accordance with the Mezzanine A Loan Agreement (to be treated as a distribution from the Borrower to the Mezzanine A Borrower); (2) if the Mezzanine A Loan has been paid in full and the Mezzanine B Loan is outstanding, to the Mezzanine B Lender to be applied in accordance with the Mezzanine B Loan Agreement (to be treated as a distribution from the Borrower to the Mezzanine A Borrower and from the Mezzanine A Borrower to the Mezzanine B Borrower); and (3) if no Yorkshire & Lexington Towers Mezzanine Loan is outstanding, to the Borrower.

Property Management

As of the Origination Date, the portion of the Yorkshire & Lexington Towers Mortgaged Properties consisting of the Lexington Mortgaged Property was managed pursuant to the Lexington Property Management Agreement, and the Yorkshire Mortgaged Property was managed pursuant to the Yorkshire Property Management Agreement. The manager is Jumeaux Management LLC (the “Property Manager”).

Prohibition Against Termination or Modification. The Borrower is not permitted, without the prior consent of the Lender, to (i) surrender, terminate, cancel, modify, renew, amend or extend the Property Management Agreement; provided that the Borrower may, without the Lender’s consent, replace the Property Manager with a Qualified Manager pursuant to a replacement management agreement, (ii) reduce or consent to the reduction of the term of the Property Management Agreement, (iii) increase or consent to the increase of the amount of any fees or other charges under the Property Management Agreement or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Property Management Agreement in any material respect. Upon the occurrence and during the continuance of a Loan Event of Default, the Borrower will not be permitted to exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Property Management Agreement without the consent of the Lender.

A “Qualified Manager” mean a reputable and experienced manager (which, prior to the occurrence of an Indictment Trigger Event, may be an affiliate of the Borrower) which, in the reasonable judgment of the Lender, possesses experience in managing properties similar in location, size, class, use, operation and value as the Yorkshire & Lexington Towers Mortgaged Properties; provided, that the Borrower has obtained (a) if required by the Lender, a Rating Agency Confirmation from the Rating Agencies and (b) if such person is an affiliate of the Borrower, a new bankruptcy non-consolidation opinion reasonably acceptable to the Lender and acceptable to the Rating Agencies in their sole discretion.

Replacement of the Property Managers. The Lender will have the right to require the Borrower to replace the Property Manager with a Qualified Manager pursuant to a replacement management agreement, which is not an affiliate of, but is chosen by, the Borrower upon the occurrence of any one or more of the following events: (a) at any time following the occurrence of a Loan Event of Default, (b) if the Property Manager is in default under the Property Management Agreement beyond any applicable notice and cure period, (c) if the Property Manager becomes insolvent or a debtor in any bankruptcy action, and/or (d) if at any time the Property Manager has engaged in gross negligence, fraud, or misappropriation of funds.

Transfers and Assumptions

The Yorkshire & Lexington Towers Loan Documents generally prohibit the transfer, pledge or encumbrance of the Yorkshire & Lexington Towers Mortgaged Properties or any direct or indirect interest in the Borrower other than a Permitted Transfer (as defined under “—Permitted Transfers” below) and as further described in this section.

Permitted Transfers

The following transfers (“Permitted Transfers”) are permitted under the Yorkshire & Lexington Towers Loan Documents and do not require consent, approval or confirmation of the Lender or any Rating Agency or other person, upon satisfaction of the following conditions:

(A)   any transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the person or persons lawfully entitled thereto,

(B)   any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the person or persons lawfully entitled thereto,

(C)   any lease of space in the Yorkshire & Lexington Towers Mortgaged Properties to tenants in accordance with the terms and provisions relating to leases, and

(D)   certain transfers of interests in the Borrower permitted in accordance with the terms and conditions of the Yorkshire & Lexington Towers Loan Agreement in connection with (i) one or a series of transfers, of not more than 49% in the aggregate of the direct or indirect ownership interests in any Restricted Party, (ii) transfers of the direct or indirect ownership interests in the Borrower by Jacob Chetrit and/or Laurence Gluck for estate planning purposes to their respective spouses, parents, siblings, children and grandchildren (“Immediate Family Members”) and any trusts established for estate planning purposes for the benefit of any of their respective Immediate Family Members, and (iii) a one-time transfer from (1) the Chetrit Sponsor Group to the Gluck/Stellar Sponsor Group of 100% of the Chetrit Sponsor Group’s direct and indirect ownership interests in the Borrower (a “Gluck/Stellar Buyout Event”) or (2) the Gluck/Stellar Sponsor Group to the Chetrit Sponsor Group of 100% of the Gluck/Stellar Sponsor Group’s direct and indirect ownership interests in Borrower (a “Chetrit Buyout Event”). In addition, following a (i) Chetrit Buyout Event, Laurence Gluck (but not Jacob Chetrit) will be released from the Guaranty and the Environmental Indemnity, and (ii) following a Gluck/Stellar Buyout Event, Jacob Chetrit (but not Laurence Gluck) will be released from the Guaranty, in either case solely with respect to acts, events, conditions or circumstances occurring or arising after the date of such transfer, except to the extent that such acts, events, conditions, or circumstances are the proximate result of acts, events, conditions, or circumstances that existed prior to the date of such transfer, whether or not discovered prior or subsequent to the date of such transfer.

“Restricted Party” means, collectively, (i) any Individual Borrower, the Guarantor, the Mezzanine A Borrower, the Mezzanine B Borrower and any Affiliated Manager, and (ii) any shareholder, partner, member, non-member manager or any other direct or indirect legal or beneficial owner of any Individual

Borrower, the Guarantor, the Mezzanine A Borrower, the Mezzanine B Borrower or any Affiliated Manager.

“Chetrit Sponsor Group” means, collectively, Jacob Chetrit and all of his Immediate Family Members, any trusts established for estate planning purposes for the benefit of Jacob Chetrit and his Immediate Family Members, and any of their Affiliates.

“Gluck/Stellar Sponsor Group” means, collectively, Laurence Gluck, Adam Roman, Ryan Jackson and Matthew Lembo, and all of their Immediate Family Members, any trusts established for estate planning purposes for the benefit of Laurence Gluck, Adam Roman, Ryan Jackson and Matthew Lembo and their Immediate Family Members, and any of their Affiliates.

In addition, after the first anniversary of the first Loan Payment Date, the Lender’s consent to the transfer of the Yorkshire & Lexington Towers Mortgaged Properties or the assumption of the Yorkshire & Lexington Towers Whole Loan may not be unreasonably withheld after consideration of all relevant factors and provided that the following conditions are satisfied:

(A)   the Borrower provides the Lender not less than 60 days prior notice of the proposed transfer;

(B)   no Loan Event of Default or monetary or material non-monetary default has occurred and is outstanding, and no default or Loan Event of Default will occur as a result of such transfer;

(C)   the proposed transferee (“Transferee”) is a corporation, partnership or limited liability company that qualifies as a single purpose, bankruptcy remote entity under criteria established by the Rating Agencies (including, without limitation, criteria applicable to the Transferee’s single purpose, bankruptcy remote general partner or managing member, as applicable;

(D)   the organizational documents of the Transferee and the Transferee’s single purpose, bankruptcy remote general partner or managing member, as applicable, are reasonably satisfactory to the Lender;

(E)   neither any Transferee’s sponsor, the Transferee nor any other person owned or controlled, directly or indirectly, by the Transferee’s sponsors have been a debtor in any bankruptcy action or taken advantage of any bankruptcy law or any law for the benefit of debtors within seven years prior to the date of the proposed transfer;

(F)   Neither any Transferee’s Sponsor, Transferee nor any other Person owned or Controlled, directly or indirectly, by Transferee’s Sponsors shall have defaulted under its obligations with respect to any Indebtedness in a manner which is not reasonably acceptable to Lender;

(G)   there is no material litigation or regulatory action pending or threatened against any Transferee’s sponsor, the Transferee or any other person owned or controlled, directly or indirectly, by the Transferee’s sponsors which is not reasonably acceptable to the Lender;

(H)   the Transferee and the Transferee’s sponsors, as of the date of such Transfer, are required to have an aggregate net worth and liquidity reasonably satisfactory to the Lender;

(I)     the Transferee and the Transferee’s sponsors (together with Transferee’s proposed property manager) are experienced owners and operators of properties similar in location, size, class, use, operation and value as the Yorkshire & Lexington Towers Mortgaged Properties, as evidenced by financial statements and other information reasonably satisfactory to the Lender;

(J)    if the Management Agreement will be terminated as a result of such transfer, the Yorkshire & Lexington Towers Mortgaged Properties will be managed by a Qualified Manager in accordance with a Replacement Management Agreement;

(K)   the Transferee agrees to such modifications to the Yorkshire & Lexington Towers Loan Agreement and the other Yorkshire & Lexington Towers Loan Documents as reasonably requested by the Lender relating to the removal of the tenancy-in-common provisions contained herein and therein;

(L)    delivery by the Transferee and the Transferee’s single purpose, bankruptcy remote general partner or managing member, as applicable, of all agreements, certificates and opinions reasonably required by the Lender;

(M)   assumption by the Transferee of all obligations of the Borrower under the Yorkshire & Lexington Towers Loan Documents pursuant to an assumption agreement in form and substance reasonably satisfactory to the Lender;

(N)    delivery by the Borrower, at its sole cost and expense, of an endorsement to each title insurance policy, as modified by the assumption agreement, as a valid first lien on each Yorkshire & Lexington Towers Mortgaged Property and naming the Transferee as owner of each Yorkshire & Lexington Towers Mortgaged Property, which endorsement insures that, as of the date of the recording of the assumption agreement, each Yorkshire & Lexington Towers Mortgaged Property is not subject to any liens other than those contained in the related title insurance policy issued on the date hereof and the Permitted Encumbrances (as defined in the Yorkshire & Lexington Towers Loan Agreement;

(O)   prior to any release of the Guarantor, one or more substitute guarantors reasonably acceptable to the Lender (A) have assumed all obligations of the Guarantor under the Guaranty and the environmental indemnity or (B) have executed a replacement guaranty and a replacement environmental indemnity in form and substance reasonably satisfactory to the Lender;

(P)   the Borrower or the Transferee, at its sole cost and expense, have delivered a new bankruptcy non-consolidation opinion reflecting such transfer reasonably acceptable to the Lender and acceptable to the Rating Agencies;

(Q)   if required by the Lender, the Borrower has delivered a Rating Agency Confirmation as to such transfer and the Transferee;

(R)   payment by the Borrower to the Lender of an assumption fee equal to $300,000 for the first assumption and 0.25% of the outstanding principal balance Yorkshire & Lexington Towers Whole Loan for any subsequent assumption;

(S)   if any Mezzanine Loan is still outstanding, confirmation by the related Mezzanine Lender that the related Mezzanine Borrower has complied with all of the terms and conditions set forth in the related Mezzanine Loan Documents with respect to the transfer and assumption of such Mezzanine Loan; and

(T)    payment by the Borrower of all reasonable out-of-pocket costs and expenses incurred in connection with such transfer (including reasonable fees and disbursements of the Lender’s counsel and fees, costs and expenses of the Rating Agencies).

Additional Indebtedness

The Borrower is not permitted to create, incur, assume or suffer to exist any lien on any direct or indirect interests of the Borrower or any portion of the Yorkshire & Lexington Towers Mortgaged Properties except collectively, (i) the liens and security interests created by the Yorkshire & Lexington

Towers Loan Documents, (ii) all liens, encumbrances and other matters expressly set forth on the title insurance policy, (iii) liens, if any, for taxes imposed by any governmental authority not yet due or delinquent, other than liens securing a PACE loan, and (iv) such other title and survey exceptions as the Lender has approved or may approve in writing in Lender’s sole discretion. In addition, the Borrower may incur indebtedness in the form of unsecured trade payables and operational debt not evidenced by a note incurred in the ordinary course of business which does not exceed, at any time, a maximum amount of 2% of the original amount of the outstanding principal balance of the Yorkshire & Lexington Towers Whole Loan and are outstanding not more than 60 days.

Alterations

The Lender’s prior approval will be required in connection with any alterations to the Yorkshire & Lexington Towers Mortgaged Properties (a)(i) that could have a Material Adverse Effect, (ii) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed 5% of the outstanding principal amount of the allocated loan amount allocated to the related property (the “Alteration Threshold”), or (iii) that could adversely affect any structural component of any improvements (including, without limitation, the exterior of the building) or any building wide utility or HVAC system at such individual Mortgaged Property or (b) any alterations to such individual Mortgaged Property during the continuation of any Loan Event of Default, in each case under clause (a)(ii), will not be unreasonably withheld, conditioned, or delayed, and which approval, in each case under clause (a)(i), (a)(iii) or (b), may be granted or withheld in the Lender’s sole discretion.

If the total unpaid amounts incurred and to be incurred with respect to such alterations to the Yorkshire & Lexington Towers Properties in the aggregate at any time exceeds the Alteration Threshold, the Borrower will be required to promptly deliver to the Lender as security for the payment of such amounts and as additional security for the Borrower’s obligations under the Yorkshire & Lexington Towers Loan Documents any of the following: (A) cash, (B) letters of credit, (C) U.S. Obligations or (D) other securities acceptable to the Lender, provided that, with respect to clause (D), the Lender has received a Rating Agency Confirmation as to the form and issuer of same. Such security will be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the improvements (other than such amounts to be paid or reimbursed by tenants under the leases; provided that the applicable leases are in full force and effect) over the Alteration Threshold, and, at the Lender’s option, the Lender will have the right to apply such security from time to time to pay for such alterations if not otherwise paid by the Borrower.

“Material Adverse Effect” means any material adverse effect upon (i) the business operations, economic performance, assets, equity, contingent liabilities, material agreements or results of operations of any Borrower, Guarantor or any individual Mortgaged Property, (ii) the ability of any Borrower or Guarantor to perform its obligations under any Yorkshire & Lexington Towers Loan Document to which it is a party, (iii) the enforceability or validity of any Yorkshire & Lexington Towers Loan Document, the perfection or priority of any lien created under any Yorkshire & Lexington Towers Loan Document or the rights, interests and remedies of the Lender under any Yorkshire & Lexington Towers Loan Document or (iv) the value, use or operation of any individual Mortgaged Property or the cash flows from any individual Mortgaged Property.

Leases

Leases

All renewals of leases and all proposed leases will be required to provide for economic terms, including rental rates, comparable to existing local market rates for similar properties, be on commercially reasonable terms, have an initial term of not more than two years (unless the Lender approves a longer term), provide that the lease is subordinate to the Yorkshire & Lexington Towers Mortgage Loan, be written substantially in accordance with the standard form of lease that has been approved by the Lender, not be with any affiliate of the Borrower, Guarantor or Property Manager, and not contain any option to purchase, right of first offer or similar right or other terms which are reasonably likely to materially adversely affect the Lender’s rights under the Yorkshire & Lexington Towers Loan Documents.

Rent Stabilization

Each Borrower is required to comply with all applicable rent regulation laws, all anti-harassment laws, rules and regulations, and all legal requirements regarding the provision of inducements to tenants occupying residential apartment units that are subject to rent regulation laws to vacate such apartment units and all legal requirements regarding the deregulation of any residential apartment unit that is subject to rent regulation laws.

Buyout Agreements

The Yorkshire & Lexington Towers Mortgage Loan Agreements require that all buyout agreements be on commercially reasonable terms and provide for economic terms comparable to existing local market rates for similar properties. Each Borrower is required to (i) perform in a commercially reasonable manner the obligations which such Borrower is required to perform under any buyout agreements; (ii) enforce in a commercially reasonable manner the obligations to be performed by the tenants thereunder; (iii) promptly furnish to the Lender any notice of default or termination received by such Borrower from any tenant party to a buyout agreement, and any notice of default or termination given by such Borrower to any tenant under a buyout agreement. The Borrower will pay or reimburse the Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Lender in connection with the review of any buyout agreement.

Risk Management

Insurance

The Borrower is required to obtain and maintain or cause to be maintained, insurance for the Borrower and the Yorkshire & Lexington Towers Mortgaged Properties providing at least the following coverages:

(i)       comprehensive all risk insurance (including wind, hail and named storms) on the improvements and the personal property at each Mortgaged Property (A) in an amount equal to 100% of the “full replacement cost” of such Mortgaged Property, which will mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the improvements and personal property at such Mortgaged Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $10,000 for all such insurance coverage (except, (x) in the case of wind, hail and named storms, providing for no deductibles in excess of $50,000 or (y) in the case of earthquake insurance coverage, providing for no deductible in excess of 5% of the total insurable value of the Yorkshire & Lexington Towers Mortgaged Properties); and (D) containing “law and ordinance” coverage if any of the improvements or the use of such Mortgaged Property will at any time constitute a legal non-conforming structure or use. In addition, the Borrower will be required to obtain: (1) if any portion of the improvements is currently or at any time in the future located in a federally designated “special flood hazard area,” flood hazard insurance in an amount equal to (X) the least of (I) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, (II) the outstanding principal balance of the Yorkshire & Lexington Towers Whole Loan and (III) the total insurable value of the Yorkshire & Lexington Towers Mortgaged Properties plus (Y) such excess amount as the Lender requires; and (2) if such Mortgaged Property is located in an area with a high degree of seismic activity and the probable maximum loss (PML) or scenario expected loss (SEL) is greater than 20%, earthquake insurance in amounts and in form and substance satisfactory to the Lender, provided that the insurance pursuant to clauses (1) and (2) hereof will be on terms consistent with the comprehensive all risk insurance policy required under this clause (i).

(ii)      broad form commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about each Mortgaged Property, such insurance (A) to be on the so-called “occurrence” form with an occurrence limit of not less than $1,000,000 and an aggregate limit of not less than $2,000,000 allowing for no deductibles or self-insured retention unless otherwise approved by the Lender in writing and in advance; (B) to continue at not less than the aforesaid limit until required to be changed by the Lender by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) perils and acts of terrorism; (5) contractual liability for all insured contracts; and (6) contractual liability covering the indemnities contained in the mortgage to the extent the same is available;

(iii)     business income insurance (A) with loss payable to the Lender; (B) covering all risks required to be covered by insurance pursuant to clauses (i), (iv), (vi), (xi) and (xii) for a period commencing at the time of loss for such length of time as it takes to repair or replace with the exercise of due diligence and dispatch; (C) in an amount equal to 100% of the projected gross income from each Mortgaged Property for a 24-month period; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the improvements and the personal property at such Mortgaged Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve months from the date that such Mortgaged Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income insurance will be determined prior to the date hereof and at least once each year thereafter based on the Borrower’s reasonable estimate of the gross income from such Mortgaged Property for the succeeding twelve (12) month period. All proceeds payable to the Lender pursuant to this clause (iii) will be held by the Lender and applied to the obligations secured by the Yorkshire & Lexington Towers Loan Documents from time to time due and payable hereunder and under the Note;

(iv)      at all times during which structural construction, repairs or alterations are being made with respect to the improvements, and only if the property and liability coverage forms do not otherwise apply, (A) commercial general liability and umbrella liability insurance covering claims related to construction, repair and alteration at an Yorkshire & Lexington Towers Mortgaged Property not covered by or under the terms or provisions of the commercial general liability insurance and umbrella liability insurance policies required under the Yorkshire & Lexington Towers Loan Agreement; and (B) the insurance provided for in clause (i) above written in a so-called builder’s risk completed value form in amounts and with deductibles, terms and conditions required by the Lender (1) on a non-reporting basis, (2) covering all risks required to be insured against pursuant to clauses (i), (iii), (vi), (xi) and (xii), (3) including permission to occupy such Mortgaged Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v)       workers’ compensation, subject to the statutory limits of the state in which a Mortgaged Property is located, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about such Mortgaged Property, or in connection with such Mortgaged Property or its operation (if applicable);

(vi)      comprehensive boiler and machinery insurance in amounts required by the Lender and on terms consistent with the insurance required under clause (i) above (if applicable);

(vii)     umbrella liability insurance in addition to primary coverage in an amount not less than $100,000,000 per occurrence, including perils and acts of terrorism and otherwise on terms consistent with the insurance required under clauses (ii) and (viii);

(viii)    commercial auto liability coverage for all owned and non-owned vehicles, including rented and leased vehicles, containing minimum limits per occurrence of $1,000,000 (if applicable);

(ix)     liquor liability insurance or other liability insurance required in connection with the sale of alcoholic beverages (if applicable);

(x)      insurance against employee dishonesty with respect to any employee of the Borrower in an amount required by the Lender and with a deductible not greater than $10,000 (if applicable);

(xi)     with respect to commercial property and business income insurance required under the Yorkshire & Lexington Towers Loan Agreement and general, excess and umbrella liability policies, insurance for loss resulting from perils and acts of terrorism in amounts and with terms and conditions applicable to commercial property and business income insurance required under those provisions. The policy or endorsement providing for such insurance will be in form and substance satisfactory to Lender and will be required to satisfy Rating Agency criteria for securitized loans; and

(xii)    upon 60 days’ notice, such other insurance and in such amounts as the Lender may, from time to time, reasonably request against such other insurable hazards which at the time are commonly insured against for properties similar to any Mortgaged Property located in or around the region in which any Mortgaged Property is located.

All insurance provided for above is required to be obtained under valid and enforceable policies and, to the extent not specified above, will be subject to the approval of the Lender as to insurers, amounts, deductibles, loss payees and insureds. Not less than fifteen days prior to the expiration dates of the policies theretofore furnished to the Lender, certificates of insurance of the policies therefore furnished to the Lender, certificate of insurance evidencing the policies (and, upon the Lender’s request, certified copies of such policies) accompanied by evidence satisfactory to the Lender of payment of the premiums then due thereunder are required to be delivered by the Borrower to the Lender.

Any blanket policy covering multiple locations will be subject to the Lender’s approval, which approval will be conditioned upon, among other things, evidence satisfactory to the Lender that such policy specifically allocates to each individual Mortgaged Property the same protection as would a separate policy insuring only each Mortgaged Property. Any material changes to the blanket insurance policy and associated limits as of the Origination Date or an aggregation of the insured values covered under such blanket policy (including, to the extent applicable, the addition of locations that are subject to the perils of wind and named storms, flood or earthquake) will be subject to the Lender’s approval. To the extent that any blanket policy covers more than one location within a one thousand foot radius of any Mortgaged Property, the limits of such blanket policy must be sufficient to maintain coverage as set forth in clause (xi) above for such Mortgaged Property and any and all other locations combined within such radius that are covered by such blanket policy calculated on a total insured value basis.

All property policies of insurance will provide that:

(i)       no act or negligence of the Borrower, or of any other insured under the policy, or failure to comply with the provisions of any policy, which might otherwise result in a forfeiture of the insurance or any part thereof, or foreclosure or similar action, will in any way affect the validity or enforceability of the insurance insofar as the Lender is concerned;

(ii)      the policy will not be canceled or permitted to lapse without at least 30 days’ written notice to the Lender, except 10 days’ notice for non-payment of premium for property policies, and such notice will also be provided for liability policies when available; provided, however, if such notice is not available for liability policies, the Borrower will be required to provide the required notice to the Lender;

(iii)     the Lender will not be liable for any insurance premiums thereon or subject to any assessments thereunder; and

(iv)      the issuers thereof will give ten (10) days’ written notice to Lender if the issuers elects not to renew the policies prior to the expiration.

The insurance policies will be required to be issued by financially sound and responsible insurance companies authorized to do business in New York and having a claims paying ability rating of “A” or better by S&P and “A:X” or better by AM Best, unless otherwise approved by the Lender in advance.

Casualty

If a Yorkshire & Lexington Towers Mortgaged Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), the Borrower will be required to give prompt notice thereof to the Lender and commence and diligently prosecute to complete the restoration of such Mortgaged Property. The Borrower will be required to pay all costs and expenses of such restoration regardless of whether or not such costs and expenses are covered by insurance. In the event of a casualty where the loss and the applicable net proceeds are less than 5% of the outstanding principal amount of the allocated loan amount attributable to the related Mortgaged Property (the “Restoration Threshold”), the Borrower will be entitled to settle and adjust such claim, so long as no Loan Event of Default has occurred and remains outstanding and such adjustment is carried out in a commercially reasonable and timely manner. In the event of a casualty where the loss or the applicable net proceeds are equal to or greater than the Restoration Threshold or if a Loan Event of Default has occurred and remains outstanding, the Borrower may settle and adjust such claim only with the prior consent of the Lender (which consent will not be unreasonably withheld or delayed) and the Lender will have the opportunity to participate, at the Borrower’s cost and expense, in any such adjustments.

Condemnation

The Borrower is required to promptly give the Lender notice of the actual or threatened condemnation or eminent domain proceeding affecting a Yorkshire & Lexington Towers Mortgaged Property and is required to deliver to the Lender copies of any and all written notices or papers served in connection with such proceedings. The Borrower is only permitted to settle or compromise any condemnation with the prior consent of the Lender, and the Lender will have the opportunity to participate, at the Borrower’s cost and expense, in any applicable litigation or proceeding and settlement discussions in respect thereof and the Borrower will be required to from time to time deliver to the Lender all instruments requested by Lender to permit such participation.

Restoration

If a casualty or condemnation has occurred as to a Mortgaged Property and the net proceeds are less than the Restoration Threshold and the costs and expenses to complete the restoration will be less than the Restoration Threshold, the net proceeds will be disbursed by the Lender to the Borrower upon receipt, and such net proceeds will be held by the Borrower in trust for the Lender and used to pay for the costs and expenses of the restoration.

If a casualty or condemnation has occurred as to a Mortgaged Property and the net proceeds are equal to or greater than the Restoration Threshold or the costs and expenses to complete the restoration are equal to or greater than the Restoration Threshold, the Lender will be required to make the net proceeds available for the restoration; provided that the following conditions are satisfied:

(i)       no Loan Event of Default has occurred and remains outstanding;

(ii)      (A) in the event the net proceeds are insurance proceeds, less than 30% of the total floor area of the improvements at such Mortgaged Property has been damaged, destroyed or rendered unusable as a result of such casualty or (B) in the event the net proceeds are a condemnation award, less than 10% of the land constituting such Mortgaged Property is taken, and such land is located along the perimeter or periphery of such Mortgaged Property, and no portion of the improvements is the subject of the condemnation;

(iii)     leases requiring payment of annual rent equal to not less than 75% of the gross oncome from operations received by the Borrower during the twelve month period immediately preceding the casualty or condemnation and all Major Leases remain in full force and effect during and after the completion of the restoration without abatement of rent beyond the time required for restoration, notwithstanding the occurrence of such casualty or condemnation;

(iv)      the Borrower commences the process of completing the restoration as soon as reasonably practicable (but in no event later than 60 days after the occurrence of such casualty or condemnation) and diligently pursue the same to satisfactory completion;

(v)       the Lender is reasonably satisfied that any operating deficits and all scheduled payments under the Yorkshire & Lexington Towers Loan Documents (including scheduled payments of principal and interest) will be paid during the period required for restoration from (A) the net proceeds, (B) the insurance proceeds of the business or rental interruption or other loss of income insurance or (C) other funds of the Borrower;

(vi)      the Lender is reasonably satisfied that the restoration will be completed on or before the earliest to occur of (A) April 6, 2022, (B) the earliest date required for such completion under the terms of any Major Lease, (C) the date, if any, required under the applicable legal requirements for such completion, or (D) 6 months prior to the expiration of the business income insurance;

(vii)     such Mortgaged Property and the use thereof after the restoration will be in compliance with and permitted under all applicable legal requirements;

(viii)    the restoration will be done and completed by the borrower in an expeditious and diligent fashion and in compliance with all applicable legal requirements;

(ix)     such casualty or condemnation, as applicable, does not result in the loss of access to such Mortgaged Property or the improvements;

(x)      the Property Management Agreement remains in full force and effect, notwithstanding the occurrence of such casualty or condemnation;

(xi)     all operating agreements remain in full force and effect, notwithstanding the occurrence of such casualty or condemnation;

(xii)    after giving effect to such restoration, the pro forma debt service coverage ratio, inclusive of mezzanine indebtedness, as determined by the Lender in good faith, for the twelve calendar month period immediately following such restoration will not be less than the greater of (A) the debt service coverage ratio, inclusive of mezzanine indebtedness, based on the twelve calendar month period immediately preceding the Origination Date and (B) the debt service coverage ratio, inclusive of mezzanine indebtedness, based on the twelve calendar month period immediately preceding such casualty or condemnation such casualty or condemnation;

(xiii)    the Lender is satisfied that, upon the completion of the restoration, the loan-to-value ratio, inclusive of mezzanine indebtedness, is not greater than the lesser of (A) the loan-to-value ratio, inclusive of mezzanine indebtedness, as of the Origination Date, and (B) the loan-to-value ratio, inclusive of mezzanine indebtedness, immediately prior to such casualty or condemnation;

(xiv)    the Borrower delivers, or cause to be delivered, to the Lender a signed, detailed budget approved in writing by the Borrower’s architect or engineer stating all of the costs and expenses of completing the restoration, which budget is reasonably acceptable to the Lender; and

(xv)     the net proceeds, together with any cash or cash equivalent deposited by the Borrower with the Lender, are sufficient, in the Lender’s reasonable judgment, to pay for all costs and expenses of the restoration in full.

A “Major Lease” is any lease that (i) contains an option or preferential right to purchase all or any portion of a Mortgaged Property, (ii) is with an affiliate of a Borrower, Guarantor or the Property Manager as tenant, (iii) is entered into during the continuation of a Loan Event of Default, or (iv) which covers or is expected to cover more than 5,000 square feet at a Mortgaged Property.

The net proceeds for such renovation in excess of the Restoration Threshold will be paid directly to the Lender and held by the Lender as additional security for the Yorkshire & Lexington Towers Whole Loan. The Lender will disburse such proceeds to, or as directed by, the Borrower upon receipt of satisfactory documentation.

All plans and specifications in connection with the restoration will be subject to the prior approval of the Lender, which approval will not be unreasonably withheld or delayed, and an independent architect or engineer selected by the Lender. In no event will the Lender be obligated to make disbursements of proceeds in excess of costs and expenses actually incurred, less an amount equal to 10% of the costs and expenses actually incurred, but once 50% of the restoration has been completed, that amount will be reduced to 5% of all costs and expenses, which retained amount will be released upon completion of the restoration. The excess, if any, of the insurance proceeds remaining after the completion of the restoration will be remitted by the Lender to, so long as no Loan Event of Default has occurred and remains outstanding, the Mezzanine A Lender to be applied in accordance with the Mezzanine A Loan Agreement, except that in the case of a condemnation, the amount remitted to the Mezzanine A Lender will not exceed the amount of the net proceeds deficiency. Any amount not made available for the restoration or remitted to the Mezzanine A Lender will be retained by the Lender and applied toward the payment of the Yorkshire & Lexington Towers Whole Loan, or, at the discretion of the Lender, to the Mezzanine A Lender to be applied in accordance with the Mezzanine A Loan Agreement. Other than following a Loan Event of Default, no Yield Maintenance Premium will be due in connection with any prepayment made as described in this paragraph. Upon payment in full of the Yorkshire & Lexington Towers Whole Loan, the remaining net proceeds will be applied: (1) if the Mezzanine A Loan is outstanding to the Mezzanine A Lender to be applied in accordance with the Mezzanine A Loan Agreement (to be treated as a distribution from the Borrower to the Mezzanine A Borrower); (2) if the Mezzanine A Loan has been paid in full and the Mezzanine B Loan is outstanding, to the Mezzanine B Lender to be applied in accordance with the Mezzanine B Loan Agreement (to be treated as a distribution from the Borrower to the Mezzanine A Borrower and from the Mezzanine A Borrower to the Mezzanine B Borrower) and (3) if no Yorkshire & Lexington Towers Mezzanine Loan is outstanding, to the Borrower.

Annual Budget

Annual Budget

The Borrower is required to submit to the Lender an annual budget setting forth, on a month-by-month basis, in reasonable detail, each line item of the Borrower’s good faith estimate of gross income from operations, operating expenses and capital expenditures for such fiscal year or partial period, not later than 60 days prior to the commencement of such fiscal year or partial period. During a Cash Management Trigger Event, the annual budget will be subject to the Lender’s approval, such approval not to be unreasonably withheld or delayed.

Financial Reporting

The Borrower is required to keep and maintain proper and accurate books, records and accounts reflecting all of the financial affairs of the Borrower and all items of income and expense in connection with the operation on an individual basis of each Mortgaged Property, in accordance with GAAP, or any other accounting basis acceptable to the Lender.

Quarterly Reports

The Borrower is required to furnish, or cause to be furnished, to the Lender, on or before 45 days after the end of each calendar quarter, the following items:

(i)       a rent roll for the subject quarter (which rent roll will contain monthly detail as necessary to calculate gross income from operations for any debt service coverage ratio);

(ii)      (A) a balance sheet for the Borrower as of the last day of such quarter and (B) quarterly and year-to-date operating statements prepared for such quarter, noting gross income from operations, operating expenses, capital expenditures, net operating income, net cash flow and such other information necessary and sufficient to fairly represent the financial position and results of operation of the Yorkshire & Lexington Towers Mortgaged Properties on a combined basis as well as each Mortgaged Property during such quarter, all in form reasonably satisfactory to the Lender;

(iii)     a calculation reflecting the debt service coverage ratio, inclusive of mezzanine indebtedness as of the last day of such quarter for such quarter and for the last four quarters; and

(iv)      a report containing sufficient detail reasonably satisfactory to the Lender regarding the status of (A) any buyouts and (B) the de-regulation of any units, including, but not limited to, registrations and forms filed with the New York State Division of Housing and Community Renewal related to the deregulation of any units as well as leases and riders issued to the first deregulated tenant.

Annual Reports

The Borrower is required to furnish, or cause to be furnished, to the Lender annually, within 120 days following the end of each fiscal year of the Borrower, a complete copy of the Borrower’s annual financial statements audited by an independent certified public accountant reasonably acceptable to the Lender in accordance with GAAP (or such other accounting basis acceptable to the Lender) and the requirements of Regulation AB. Such statement will set forth the financial condition and the results of operations for the Yorkshire & Lexington Towers Mortgaged Properties on a combined basis as well as each Mortgaged Property for such fiscal year and will include, but are not limited to, amounts representing annual gross income from operations, operating expenses, capital expenditures, net operating income and net cash flow. The borrower’s annual financial statements will be accompanied by (i) an officer’s certificate stating that each such annual financial statement presents fairly the financial condition and the results of operations of the Borrower and the Yorkshire & Lexington Towers Mortgaged Properties being reported upon and has been prepared in accordance with GAAP (or such other accounting basis acceptable to the Lender) and the requirements of Regulation AB (if applicable), (ii) an unqualified opinion of an independent certified public accountant reasonably acceptable to the Lender, (iii) a rent roll for the subject fiscal year, and (iv) a schedule audited by such accounting firm or independent certified public accountant reconciling net operating income to net cash flow, which itemizes all adjustments made to net operating income to arrive at net cash flow deemed material by such accounting firm or independent certified public accountant.

Other Reports

The Borrower is required to deliver to the Lender, within 10 business days of request, such further detailed information with respect to the operation of the Yorkshire & Lexington Towers Mortgaged Property and the financial affairs of the Borrower as may be reasonably requested by the Lender or any Rating Agency.

Representations and Warranties

The Borrower made the representations and warranties in the Yorkshire & Lexington Towers Loan Agreement set forth in Exhibit C to this offering circular as of the Origination Date.

SPE Covenants

Each Borrower has represented and warranted to, and covenanted with, the Lender that since the date of its formation and at all times on and after the Origination Date and until such time as the Yorkshire & Lexington Towers Whole Loan is paid in full (a “Special Purpose Entity”):

(a)          Each Borrower (i) has been, is, and will be organized solely for the purpose of acquiring, owning, leasing, managing and operating the related Mortgaged Property, entering into and performing its obligations under the Yorkshire & Lexington Towers Loan Documents, refinancing the related Yorkshire & Lexington Towers Mortgaged Property in connection with a permitted repayment of the Yorkshire & Lexington Towers Whole Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than (A) the related Mortgaged Property, and (B) incidental personal property necessary for the ownership, leasing, management or operation of the related Mortgaged Property.

(b)          Each Borrower has not engaged and will not engage in any business or activity other than the acquisition, ownership, leasing, management and operation of the related Mortgaged Property and each Borrower will conduct and operate its business as presently conducted and operated.

(c)          Each Borrower has not entered and will not enter into any contract or agreement with any affiliate of such Borrower, any constituent party of such Borrower or any affiliate of any constituent party, except upon terms and conditions that are intrinsically fair, commercially reasonable, and no less favorable to it than those that would be available on an arm’s-length basis from an unrelated third party.

(d)          Except with respect to any previously existing financing which has been paid in full on or prior to the date hereof, each Borrower has not incurred and, from and after the date hereof, will not incur any indebtedness other than (i) the Yorkshire & Lexington Towers Whole Loan and (ii) unsecured trade payables and operational debt not evidenced by a note and in an aggregate amount not exceeding 2% of the original principal amount of the Yorkshire & Lexington Towers Whole Loan at any one time; provided that any indebtedness incurred pursuant to clause (ii) will be (A) outstanding not more than 60 days and (B) incurred in the ordinary course of business. No indebtedness, other than the Yorkshire & Lexington Towers Whole Loan, may be secured (senior, subordinate or pari passu) by the Yorkshire & Lexington Towers Mortgaged Properties.

(e)          Each Borrower has not made and will not make any loans or advances to any other person (including any affiliate of the Borrower, any constituent party of such Borrower or any affiliate of any constituent party), and has not acquired and will not acquire obligations or securities of its affiliates.

(f)          Each Borrower has been, is, and will endeavor to remain solvent and such Borrower has paid its debt and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same became due and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same become due; provided that the foregoing will not create an obligation on the part of any direct or indirect member, partner, shareholder, beneficiary or other beneficial interest holder in any Borrower, or any officer, director, employee, trustee, beneficiary or affiliate of any of the foregoing to make capital contributions, equity infusions or loans to any Borrower.

(g)          (i) Each Borrower has done or caused to be done, and will do and cause to be done, all things necessary to observe its organizational formalities and preserve its separate existence, (ii) each Borrower has not terminated or failed to comply with and will not terminate or fail to comply with the provisions of its organizational documents, (iii) each Borrower has not amended, modified or otherwise changed its organizational documents and (iv) unless (A) the Lender has consented in writing and (B) the Rating Agencies have issued a Rating Agency Confirmation in connection therewith, each Borrower will not amend, modify or otherwise change its organizational documents.

(h)          Each Borrower has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates and any other person. Each Borrower’s assets have not been listed as assets on the financial statement of any other person;

provided, however, that each Borrower’s assets may have been included in a consolidated financial statement of its affiliates; provided that, if applicable, (i) appropriate notation were made on such consolidated financial statements to indicate the separateness of each Borrower and such affiliates and to indicate that such Borrower’s assets and credit were not available to satisfy the debts and other obligations of such affiliates or any other person, and (ii) such assets were listed on such Borrower’s own separate balance sheet. No Borrower’s assets will be listed as assets on the financial statement of any other person; provided, however, that a Borrower’s assets may be included in a consolidated financial statement of its affiliates provided that (A) appropriate notation is made on such consolidated financial statements to indicate the separateness of such Borrower and such affiliates and to indicate that such Borrower’s assets and credit are not available to satisfy the debts and other obligations of such affiliates or any other person, and (B) such assets are listed on such Borrower’s own separate balance sheet. Each Borrower has filed and files its own tax returns (except to the extent that such Borrower was or is treated as a “disregarded entity” for tax purposes and was or is not required to file tax returns under applicable law), has not filed and will not file a consolidated federal income tax return with any other person, and has paid and will pay any taxes required to be paid under applicable law. Each Borrower has maintained and will maintain its books, records, resolutions and agreements as official records.

(i)          Each Borrower (i) has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of such Borrower or any constituent party of such Borrower), (ii) has corrected and will correct any known misunderstanding regarding its status as a separate entity, (iii) has conducted and will conduct business in its own name, (iv) has not identified and will not identify itself or any of its affiliates as a division or department or part of the other and (v) has maintained and utilized and will maintain and utilize separate stationery, invoices and checks bearing its own name.

(j)          Each Borrower has maintained and will endeavor to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, that the foregoing will not create an obligation on the part of any direct or indirect member, partner, shareholder, beneficiary or other beneficial interest holder in any Borrower, or any officer, director, employee, trustee, beneficiary or affiliate of any of the foregoing to make capital contributions, equity infusions or loans to any Borrower.

(k)          No Borrower and no constituent party of such Borrower has sought and, to the fullest extent permitted by applicable law, no Borrower and no constituent party of such Borrower will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of the Borrower, any sale or other transfer of all or substantially all of its assets or any sale or other transfer outside the ordinary course of business.

(l)          No Borrower has commingled or will commingle funds or other assets of such Borrower with those of any affiliate or constituent party or any other person, and each Borrower has held and will hold all of its assets in its own name.

(m)          Each Borrower has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or constituent party or any other person.

(n)          No Borrower has assumed, guaranteed or become obligated for the debts or obligations of any other person and no Borrower has held itself out to be responsible for or have its credit or assets available to satisfy the debts or obligations of any other person. No Borrower will assume, guarantee or become obligated for the debts or obligations of any other person and no Borrower will hold itself out to be responsible for or have its credit or assets available to satisfy the debts or obligations of any other person.

(o)          The organizational documents of each Borrower provide that the business and affairs of the borrower will be managed by or under the direction of a board of one or more directors or managers designated by the sole member of a Borrower (the “Sole Member”), and at all times there are at least two duly appointed individuals on the board of directors or managers (each, an “Independent Director”) of such Borrower, each of whom (i) has at least three years prior employment experience and continues to be employed as an independent director, independent manager or independent member by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors, independent managers and independent members, another nationally-recognized company that provides such services and which is reasonably approved by Lender; (ii) is not on the board of directors or managers of more than two affiliates of the Borrower; and (iii) is not, and has never been, and will not, while serving as an Independent Director be, any of the following: (A) a stockholder, director, manager, officer, employee, partner, member, attorney or counsel of the Borrower, any affiliate of a Borrower or any direct or indirect equity holder of any of them, (B) a creditor, customer, supplier, service provider (including provider of professional services) or other person who derives any of its purchases or revenues from its activities with the Borrower or any affiliate of Borrower (other than a nationally-recognized company that routinely provides professional independent directors, independent managers or independent members and other corporate services to the Borrower or any affiliate of Borrower in the ordinary course of its business), (C) a member of the immediate family of any such stockholder, director, manager, officer, employee, partner, member, creditor, customer, supplier, service provider or other person, or (D) a person controlling or under common control with any of the persons described in clause (A), (B) or (C) above. A natural person who satisfies the foregoing definition other than clause (iii) will not be disqualified as a result of clause (iii)(A) by reason of (I) being, having been or becoming an Independent Director of an affiliate of the Borrower that is not in the direct chain of ownership of the Borrower or Sole Member and that is required by a creditor to be a “single purpose entity”; provided that such Independent Director is, was or will be employed by a company that routinely provides professional independent directors, independent managers or independent members, or (II) being, having been or becoming a member of the Borrower pursuant to an express provision in the Borrower’s operating agreement providing for the appointment of such Independent Director as a member of the Borrower upon the occurrence of any event pursuant to which Sole Member ceases to be a member of the Borrower (including the withdrawal or dissolution of Sole Member). A natural person who satisfies the foregoing definition other than clause (iii) will not be disqualified as a result of clause (iii)(A) or (iii)(B) by reason of being, having been or becoming an Independent Director of a “single purpose entity” affiliated with the Borrower; provided that the fees or other compensation that such individual earns by serving as an Independent Director of one or more affiliates of the Borrower in any given year constitute, in the aggregate, less than 5% of such individual’s income for such year. The organizational documents of each Borrower provide that no Independent Director of the Borrower may be removed or replaced without cause, and unless such Borrower provides the Lender with not less than three business days’ prior notice of (1) any proposed removal of any Independent Director, together with a statement as to the reasons for such removal, and (2) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the organizational documents of such Borrower relating to an Independent Director. In addition, the organizational documents of such Borrower provide an express acknowledgment that the Lender is an intended third-party beneficiary of the “special purpose” and “separateness” provisions of such organizational documents. As used in this paragraph, the term “single purpose entity” will mean a person whose organizational documents contain, and who covenants that such person will comply or cause compliance with, provisions substantially similar to those set forth in this section. Notwithstanding the foregoing, no Independent Director will also serve as an Independent Director (as such term is defined in the applicable Yorkshire & Lexington Towers Mezzanine Loan Agreement) for any Mezzanine Borrower.

(p)          The organizational documents of the Borrower provides that the board of directors or managers of the Borrower will not take any action which, under the terms of any organizational documents (including, if applicable, any voting trust agreement with respect to any common stock), requires a unanimous vote of the board of directors or managers of the Borrower unless, at the time of such action, there are at least two members of the board of directors or managers who are Independent Directors (and such Independent Directors have participated in such vote). The organizational documents of such Borrower provides that such Borrower will not (and such Borrower agrees that it will not), without the unanimous consent of its board of directors or managers, including the consent of each Independent Director, (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official for such Borrower or a substantial portion of its assets or properties, (iii) take any action that might cause such Borrower to become insolvent, (iv) make an assignment for the benefit of creditors, (v) admit in writing such Borrower’s inability to pay its debts generally as they become due, (vi) declare or effectuate a moratorium on the payment of any obligations, or (vii) take any action in furtherance of any of the foregoing. In addition, the organizational documents of such Borrower must provide that, when voting with respect to any of the matters set forth in the immediately preceding sentence of this clause (p), the Independent Directors will consider only the interests of such Borrower, including its creditors.

(q)          The organizational documents of each Borrower provide that, as long as any portion of the Yorkshire & Lexington Towers Whole Loan remains outstanding, upon the occurrence of any event that causes the Sole Member to cease to be a member of such Borrower (other than (i) upon an assignment by Sole Member of all of its limited liability company interests in such Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of such Borrower and the Yorkshire & Lexington Towers Loan Documents, or (ii) the resignation of Sole Member and the admission of an additional member of such Borrower, if permitted pursuant to the organizational documents of such Borrower and the Yorkshire & Lexington Towers Loan Documents), each of the persons acting as an Independent Director of such Borrower will, without any action of any person and simultaneously with Sole Member ceasing to be a member of such Borrower, automatically be admitted as a member of such Borrower (a “Special Member”) and will preserve and continue the existence of such Borrower without dissolution. The organizational documents of such Borrower will further provide that for so long as any portion of the Yorkshire & Lexington Towers Whole Loan is outstanding, no Special Member may resign or transfer its rights as a Special Member unless (A) a successor Special Member has been admitted to such Borrower as a Special Member, and (B) such successor Special Member has also accepted its appointment as an Independent Director of the Borrower.

(r)          The organizational documents of each Borrower provide that, as long as any portion of the Yorkshire & Lexington Towers Whole Loan remains outstanding, except as expressly permitted pursuant to the terms of the Yorkshire & Lexington Towers Loan Documents, (i) the Sole Member may not resign, and (ii) no additional member is admitted to such Borrower.

(s)          The organizational documents of each Borrower provide that, as long as any portion of the Yorkshire & Lexington Towers Whole Loan remains outstanding: (i) such Borrower will be dissolved, and its affairs will be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of such Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of the Borrower in Borrower unless the business of the Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (ii) upon the occurrence of any event that causes the last remaining member of such Borrower to cease to be a member of such Borrower or that causes Sole Member to cease to be a member of such Borrower (other than (A) upon an assignment by Sole Member of all of its limited liability company interests in such Borrower and the admission of the transferee, if permitted pursuant to the organizational documents of the Borrower and the Yorkshire & Lexington Towers Loan Documents, or (B) the resignation of Sole Member and the admission of an additional member of the Borrower, if permitted pursuant to the organizational documents of such Borrower and the Yorkshire & Lexington Towers Loan Documents), to the fullest extent permitted by applicable law, the personal representative of such last remaining member will be authorized to, and will, within 90 days after the occurrence of the event that terminated the continued membership of such member in such Borrower, agree in writing (1) to continue the existence of such Borrower, and (2) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of such Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in such Borrower; (iii) the bankruptcy of Sole Member or a Special Member will not cause such Sole Member or Special Member to cease to be a member of a Borrower and upon the occurrence of such event, the business of such Borrower continues without dissolution; (iv) in the event of the dissolution of such Borrower, such Borrower will conduct only such activities as are necessary to wind up its affairs (including the sale of its assets and properties in an orderly manner), and its assets and properties will be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (v) to the fullest extent permitted by applicable law, each of Sole Member and Special Members will irrevocably waive any right or power that they might have to cause such Borrower or any of its assets or properties to be partitioned, to cause the appointment of a receiver for all or any portion of the assets or properties of such Borrower, to compel any sale of all or any portion of the assets or properties of such Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of such Borrower.

(t)          Each Borrower conducts its business so that the assumptions made with respect to the Borrower in the insolvency opinion will be true and correct in all respects. In connection with the foregoing, each Borrower has covenanted and agreed that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding such Borrower or any other person) set forth in the insolvency opinion, (ii) all of the Special Purpose Entity representations, warranties and covenants, and (iii) all of the organizational documents of the Borrower.

(u)          No Borrower has permitted or will permit any affiliate or constituent party independent access to its bank accounts.

(v)          Each Borrower has paid and will pay its own liabilities and expenses, including the salaries of its own employees (if any) from its own funds, and has maintained and will maintain a sufficient number of employees (if any) in light of its contemplated business operations; provided that the foregoing will not create an obligation on the part of any direct or indirect member, partner, shareholder, beneficiary or other beneficial interest holder in any Borrower, or any officer, director, employee, trustee, beneficiary or affiliate of any of the foregoing to make capital contributions, equity infusions or loans to any Borrower.

(w)          Each Borrower has compensated and will compensate each of its consultants and agents from its funds for services provided to it and each Borrower has paid and will pay from its assets all obligations of any kind incurred; provided that the foregoing will not create an obligation on the part of any direct or indirect member, partner, shareholder, beneficiary or other beneficial interest holder in any Borrower, or any officer, director, employee, trustee, beneficiary or affiliate of any of the foregoing to make capital contributions, equity infusions or loans to any Borrower.

(x)          No Borrower has (i) filed a bankruptcy, insolvency or reorganization petition or otherwise instituted insolvency proceedings or otherwise sought any relief under any laws relating to the relief from debts or the protection of debtors generally, (ii) sought or consented to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such Borrower or for all or any portion of such Borrower’s assets or properties, (iii) made any assignment for the benefit of such Borrower’s creditors, or (iv) taken any action that might have caused such Borrower to become insolvent. Without the unanimous consent of all of its directors or managers (including each Independent Director), as applicable, no Borrower will (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such Borrower or for all or any portion of such Borrower’s assets or properties, (C) make any assignment for the benefit of such Borrower’s creditors, or (D) take any action that might cause such Borrower to become insolvent.

(y)          Each Borrower has maintained and will maintain an arm’s-length relationship with its affiliates.

(z)          Each Borrower has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any affiliate, including shared office space.

(aa)        Except in connection with the Yorkshire & Lexington Towers Whole Loan or any previously existing financing which has been paid in full on or prior to the date hereof, no Borrower has pledged or will pledge its assets or properties for the benefit of, or to secure the obligations of, any other person.

(bb)        No Borrower has had, has or will have any obligation to indemnify its directors, managers, officers, members or Special Members, as the case may be, or, if applicable, has such an obligation that is fully subordinated to the Yorkshire & Lexington Towers Whole Loan and that will not constitute a claim against such Borrower if cash flow in excess of the amount required to pay the Yorkshire & Lexington Towers Whole Loan is insufficient to pay such obligation.

(cc)        The organizational documents of each Borrower will provide that such Borrower will not: (i) dissolve, merge, liquidate, consolidate; (ii) sell, transfer, dispose, or encumber (except in accordance with the Yorkshire & Lexington Towers Loan Documents) all or substantially all of its assets or properties or acquire all or substantially all of the assets or properties of any other person; or (iii) engage in any other business activity, or amend its organizational documents with respect to any Special Purpose Entity matters without the prior consent of the Lender in its sole discretion.

(dd)        Each Borrower and Independent Directors will consider the interests of such Borrower’s creditors in connection with all actions.

(ee)        Except in connection with any previously existing financing which has been paid in full on or prior to the date hereof, no Borrower has had and, except in connection with the Yorkshire & Lexington Towers Whole Loan, has or will have any of its obligations guaranteed by any affiliate.

(ff)        No Borrower has owned or acquired or will own or acquire any stock or securities of any person (except to the extent expressly permitted under the Yorkshire & Lexington Towers Loan Documents).

(gg)        No Borrower has bought or held or will buy or hold evidence of indebtedness issued by any other person (other than cash or investment-grade securities).

(hh)        No Borrower has formed, acquired or held or will form, acquire or hold any subsidiary (whether corporation, partnership, limited liability company or other entity), and no Borrower has owned or will own any equity interest in any other entity.

Other Covenants of the Borrower

The Borrower is required to comply with certain covenants including, without limitation, to comply in all material respects with all legal requirements, insurance requirements and all material contractual obligations by which the Borrower is legally bound.

Loan Events of Default

Events of default under the Yorkshire & Lexington Towers Loan Documents (each a “Loan Event of Default”) include, with respect to the Yorkshire & Lexington Towers Whole Loan and the Borrower, the following:

(i)       any monthly debt service, any monthly deposit of reserve funds or the payment due on the Maturity Date is not paid when due or (B) if any other portion of the Yorkshire & Lexington Towers Whole Loan is not paid when due; provided that, with respect to this clause (B), such non-payment continues for five days following written notice to the Borrower that the same is due and payable;

(ii)      any of the taxes or other charges are not paid when due;

(iii)      the required insurance policies are not kept in full force and effect;

(iv)      the Borrower commits, permits or suffers a transfer in violation of the provisions of the Yorkshire & Lexington Towers Loan Documents;

(v)       any certification, representation or warranty made by the Borrower in any Yorkshire & Lexington Towers Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to the Lender have been false or misleading in any material respect as of the date such certification, representation or warranty was made;

(vi)      any Borrower makes an assignment for the benefit of creditors or (B) Guarantor makes an assignment for the benefit of creditors;

(vii)     any Borrower fails or admits its inability to pay debts generally as they become due or (B) Guarantor fails or admits its inability to pay debts generally as they become due;

(viii)    a receiver, liquidator or trustee is appointed for any Borrower or if Borrower is adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in by, any Borrower, or if any proceeding for the dissolution or liquidation of any Borrower is instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by any Borrower, upon the same not being discharged, stayed or dismissed within 60 days, or (B) a receiver, liquidator or trustee is appointed for the Guarantor or if the Guarantor is adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in by, the Guarantor, or if any proceeding for the dissolution or liquidation of the Guarantor is instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by the Guarantor, upon the same not being discharged, stayed or dismissed within 60 days or if an order for relief is entered;

(ix)     any Borrower or Guarantor assigns its rights under the Yorkshire & Lexington Towers Loan Documents or any interest in contravention of the Yorkshire & Lexington Towers Loan Documents;

(x)      any Borrower is in default beyond any applicable cure periods under any agreement (other than the Yorkshire & Lexington Towers Loan Documents) creating a lien on any Mortgaged Property or any part thereof;

(xi)     with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, any Borrower is in default under such term, covenant or condition after the giving of such notice and the expiration of such grace period;

(xii)     Borrower continues to be in default under certain securitization cooperation provisions, for five days after notice to the Borrower from the Lender;

(xiii)    any of the assumptions contained in any insolvency opinion is or becomes untrue in any material respect;

(xiv)    any Borrower breaches any single purpose entity representation, warranty or covenant;

(xv)     a breach or default by the Borrower under any condition or obligation contained in any operating agreement is not cured within any applicable cure period provided therein, (B) if there occurs any event or condition that gives any party to any operating agreement (other than the Borrower) the right to terminate or cancel such operating agreement and such event or condition is not cured within any applicable cure period under such operating agreement, or (C) if any operating agreement is terminated or cancelled without Lender’s prior consent, the termination of cancellation of which could result in a Material Adverse Effect as reasonably determined by the Lender, or (D) if any of the terms, covenants or conditions of any operating agreement in any manner is modified, changed, supplemented, altered, or amended without the Lender’s prior consent, which modification, change, supplementation, alteration or amendment, in each case, could result in a Material Adverse Effect as reasonably determined by the Lender;

(xvi)    a material default has occurred and continues beyond any applicable cure period under the Management Agreement and such default permits the Property Manager thereunder to terminate or cancel the Management Agreement;

(xvii)   if Borrower breaches any representation, warranty or covenant relating to rent regulation or tenant buyouts;

(xviii)   (a) any default occurs under the co-tenancy agreement beyond all applicable notice and cure periods expressly set forth thereunder, (b) the co-tenancy agreement is terminated, modified or amended without the Lender’s prior written consent or (c) any action or proceeding is commenced by or on behalf of any co-tenant for the partition of all or any portion of any Mortgaged Property;

(xix)    the Borrower continues to be in default under any of the other terms, covenants or conditions of the Yorkshire & Lexington Towers Agreement not specified in clauses (i) to (xvii) above, for 10 days after written notice to the Borrower from the Lender, in the case of any default which can be cured by the payment of a sum of money, or for 30 days after notice from the Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such 30 day period and provided further that the Borrower has commenced to cure such default within such 30 day period and thereafter diligently and expeditiously proceeds to cure the same, such 30 day period will be extended for such time as is reasonably necessary for the Borrower in the exercise of due diligence to cure such default, such additional period not to exceed 60 days; or

(xx)    there is any default under any Yorkshire & Lexington Towers Loan Documents beyond any applicable cure periods contained in such Yorkshire & Lexington Towers Loan Documents, whether as to the Borrower, Guarantor or any Mortgaged Property, or any other such event occurs or condition exists, if the effect of such event or condition is to accelerate the maturity of any portion of the Yorkshire & Lexington Towers Whole Loan or to permit the Lender to accelerate the maturity of all or any portion of the Yorkshire & Lexington Towers Whole Loan.

Governing Law

The Yorkshire & Lexington Towers Loan Documents are governed by the laws of the State of New York.

DESCRIPTION OF THE MEZZANINE LOANS

The following is a summary of the principal provisions of the Yorkshire & Lexington Towers Mezzanine Loans. This summary does not purport to be complete and is qualified in its entirety by reference to the Mezzanine A Loan Agreement, dated as of October 3, 2017 (the “Mezzanine A Loan Agreement”) among CF E 88 Mezz 1 LLC, SM E 88 Mezz 1 LLC, CF E 86 Mezz 1 LLC, SM E 86 Mezz 1 LLC and LSG E 86 Mezz 1 LLC (collectively, the “Mezzanine A Borrower”), and Natixis Real Estate Capital LLC (the “Mezzanine A Lender”) and the other documents executed by the Mezzanine A Borrower and the other parties in connection with the Mezzanine A Loan (the “Mezzanine A Loan Documents”) and to the Mezzanine B Loan Agreement, dated as of October 3, 2017 (the “Mezzanine B Loan Agreement” and together with the Mezzanine A Loan Agreement, collectively, the “Mezzanine Loan Agreements”) among CF E 88 Mezz 2 LLC, SM E 88 Mezz 2 LLC, CF E 86 Mezz 2 LLC, SM E 86 Mezz 2 LLC and LSG E 86 Mezz 2 LLC (collectively, the “Mezzanine B Borrower”), and Natixis Real Estate Capital LLC (the “Mezzanine B Lender”), and the other documents executed by the Mezzanine B Borrower and the other parties in connection with the Mezzanine B Loan (the “Mezzanine B Loan Documents” and together with the Mezzanine A Loan Documents, collectively, the “Yorkshire & Lexington Towers Mezzanine Loan Documents”).

General

A loan in the original principal balance of $105,000,000 (the “Mezzanine A Loan”) was made by the Mezzanine A Lender to the Mezzanine A Borrower, pursuant to the Mezzanine A Loan Agreement. A loan in the original principal balance of $45,000,000 (the “Mezzanine B Loan” and together with the Mezzanine A Loan, collectively, the “Yorkshire & Lexington Towers Mezzanine Loans” and each, a “Mezzanine Loan”) was made by the Mezzanine B Lender (and together with the Mezzanine A Lender, the “Mezzanine Lenders”) to the Mezzanine B Borrower (and together with the Mezzanine A Borrower, the “Mezzanine Borrowers”) pursuant to the Mezzanine B Loan Agreement. The Mezzanine A Borrower has pledged 100% of its direct ownership interests in the Borrower to secure the Mezzanine A Loan (the “Mezzanine A Loan Equity Collateral”). The Mezzanine B Borrower has pledged 100% of its direct ownership interests in the Mezzanine A Borrower to secure the Mezzanine B Loan (the “Mezzanine B Loan Equity Collateral” and together with the Mezzanine A Loan Equity Collateral, the “Mezzanine Loan Equity Collateral”). The relative rights of the Lender, the Mezzanine A Lender and the Mezzanine B Lender and the other lenders from time to time party to the Mezzanine B Loan Agreement are governed by an Intercreditor Agreement, dated October 3, 2017, among the Lender, the Mezzanine A Lender and the Mezzanine B Lender (the “Mezzanine Intercreditor Agreement”).

Payment on the Mezzanine Loans

The Mezzanine Loans require the Mezzanine Borrowers to make monthly payments of interest only, with the outstanding principal balance due on the related maturity date. Payments on the Mezzanine Loans are required to be made on each Loan Payment Date until and including the Maturity Date occurring on the Loan Payment Date occurring in October 2022 (the “Mezzanine Maturity Date”).

The Mezzanine A Loan accrues interest at a fixed rate per annum equal to 5.45215% (the “Mezzanine A Interest Rate”). The Mezzanine B Loan accrues interest at a fixed rate per annum equal to 6.50000% (the “Mezzanine B Interest Rate” ).

Reallocation of the Mezzanine Loan Balances; Creation of Mezzanine C Loan

The Mezzanine Loans permit the Mezzanine Lenders to reallocate the principal balance of the Mezzanine Loans among the existing Mezzanine Loans and/or to create additional mezzanine loans or new component notes of any Mezzanine Loan (including senior and junior mezzanine loans or component notes and/or interest-only notes), subject to certain conditions set forth in the Yorkshire & Lexington Towers Mezzanine Loan Documents, including that the aggregate principal balance and the weighted average interest rate of the Mezzanine Loans will not change after giving effect to any such reallocation.

The Mezzanine Lenders have informed the Depositor that they intend to reallocate the principal balance of the Mezzanine Loans, including creating a junior mezzanine C loan, which reallocated notes may be sold to one or more third party investors, and by creating one or more interest-only notes that would entitle the holder thereof to a portion of the interest otherwise payable to the holder of the related Mezzanine Loan. Such intentions, however, are subject to change.

Prepayment

Voluntary Prepayments

On and after the Loan Payment Date occurring in November 2021, the applicable Mezzanine Borrower will be entitled to prepay the related Mezzanine Loan in whole but not in part, provided that no Mezzanine Loan Event of Default has occurred and remains outstanding, the Borrower and other Mezzanine Borrower have simultaneously prepaid the Mortgage Loan and the Mezzanine Loan and such prepayment is accompanied by (i) if such payment is prior to the Open Prepayment Commencement Date, the applicable Mezzanine Yield Maintenance Premium, (ii) all interest that would have accrued on the related Mezzanine Loan through and including the last day of the Loan Interest Accrual Period related to the next Loan Payment Date; (iii) all reasonable out-of-pocket third party costs and expenses actually incurred by the related Mezzanine Lender and (iv) all other sums due and payable under the Mezzanine Loan documents.

“Mezzanine Yield Maintenance Premium” means an amount equal to the greater of (i) 1% of the principal amount of the Yorkshire & Lexington Towers Mezzanine Loan being prepaid and (ii) the excess, if any, of (a) the present value (determined using a discount rate equal to the Treasury Note Rate at such time) of all scheduled payments of principal and interest payable in respect of the principal amount of the Yorkshire & Lexington Towers Mezzanine Loan being prepaid; provided that the Note will be deemed, for purposes of this definition, to be due and payable on the Open Prepayment Commencement Date, over (b) the principal amount of the Yorkshire & Lexington Towers Mezzanine Loan being prepaid.

In addition, the Mezzanine Borrowers will be entitled to obtain the release of the Mezzanine Loan Equity Collateral associated with ownership of the Lexington Mortgaged Property in connection with a partial prepayment of the related Yorkshire & Lexington Towers Mezzanine Loan, provided no Mezzanine Loan Event of Default has occurred and is continuing (and no event has occurred that, with notice, the passage of time, or both would constitute a Mezzanine Loan Event of Default), and the following conditions, among others, are satisfied:

(a)          The amount of the outstanding principal balance of the related Mezzanine Loan to be prepaid equals or exceeds the related Mezzanine Release Amount for the Lexington Mortgaged Property;

(b)          Subsequent to such release, each related Mezzanine Borrower continues to be a Special Purpose Entity;

(c)          After giving effect to such release and prepayment, the debt service coverage ratio for the remaining Yorkshire & Lexington Towers Mortgaged Property is equal to or greater than the greater of (i) 1.05x and (ii) the debt service coverage ratio for the Yorkshire & Lexington Towers Mortgaged Properties immediately preceding the release of the Lexington Mortgaged Property;

(d)          After giving effect to such release and prepayment, the loan-to-value ratio for the remaining Yorkshire & Lexington Towers Mortgaged Property is no greater than the lesser of (i) 61.8%, and (ii) the loan-to-value ratio for the Yorkshire & Lexington Towers Mortgaged Properties immediately preceding the release of the Lexington Mortgaged Property;

(e)          After giving effect to such release and prepayment, the debt yield for the remaining Yorkshire & Lexington Towers Mortgaged Property is equal to or greater than the greater of (i) 4.4% and (ii) the debt yield for all of Yorkshire & Lexington Towers Mortgaged Properties immediately preceding the release of the Lexington Mortgaged Property;

(f)          Simultaneously with such release, the Lexington Mortgaged Property is being transferred to an unaffiliated third party in connection with an arm’s length sale to such unaffiliated third party; and

(g)          The Borrower and the other Mezzanine Borrower have each prepaid corresponding portions of the Mortgage Loan or Mezzanine Loan, as applicable.

“Mezzanine Release Amount” means the greater of (i) the sum of (a) the allocated loan amount for the Lexington Mortgaged Property for such Mezzanine Loan and (b) 25% of such allocated loan amount and (ii) the Lender’s share of sale proceeds on the property, expressed as (i) the balance of the related Yorkshire & Lexington Towers Mezzanine Loan over (ii) the sum of the balances of the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Towers Mezzanine Loans.

Liquidation Event

In the event of (i) any casualty to all or any portion of a Yorkshire & Lexington Towers Mortgaged Property, (ii) any condemnation of all or any portion of a Yorkshire & Lexington Towers Mortgaged Property, (iii) the receipt by the Borrower of any excess proceeds realized under its owner’s title insurance policy after application of such proceeds by the Borrower to cure any title defect, (iv) a transfer of any Yorkshire & Lexington Towers Mortgaged Property in connection with realization thereon following a Mortgage Loan Event of Default, including, without limitation, a foreclosure sale, or (v) any refinancing of any Yorkshire & Lexington Towers Mortgaged Property or the Yorkshire & Lexington Towers Mortgage Loan (each, a “Liquidation Event”), the Mezzanine Borrowers will be required to cause the related Net Liquidation Proceeds After Debt Service to be deposited directly into the related mezzanine deposit account. On each date on which a Mezzanine Lender actually receives a distribution of Net Liquidation Proceeds After Debt Service, the Mezzanine Borrowers will be required to repay the outstanding principal balance of the related Mezzanine Loan in an amount equal to 100% of such Net Liquidation Proceeds After Debt Service, together with all interest which would have accrued on the amount of the related Yorkshire & Lexington Towers Mezzanine Loan to be prepaid through and including the last day of the Loan Interest Accrual Period related to the Loan Payment Date next occurring following the date of such prepayment (or, if such prepayment occurs on a Loan Payment Date, through and including the last day of the Loan Interest Accrual Period related to such Loan Payment Date and payment of any applicable Mezzanine Yield Maintenance Premium. Any amounts of Net Liquidation Proceeds After Debt Service in excess of the related Yorkshire & Lexington Towers Mezzanine Loan will be paid to Borrower. Any prepayment received by the related Mezzanine Lender as described in this section on a date other than a Loan Payment Date is held by the related Mezzanine Lender as collateral security for the related Mezzanine Loan and will be applied by the related Mezzanine Lender on the next Loan Payment Date. Other than during the continuance of a Mezzanine Loan Event of Default, no Yield Maintenance Premium will be due in connection with any prepayment made in connection with a Liquidation Event.

“Net Liquidation Proceeds After Debt Service” means, with respect to any Liquidation Event, all amounts paid to or received by or on behalf of any Borrower in connection with such Liquidation Event, including, without limitation, proceeds of any sale, refinancing or other disposition or liquidation, less (i) the related Mezzanine Lender’s and/or the Lender’s reasonable costs incurred in connection with the recovery thereof, (ii) if the Liquidation Event was a casualty or condemnation, the third-party costs actually incurred by such Borrower in connection with a restoration of all or any portion of any Yorkshire & Lexington Towers Mortgaged Property made in accordance with the Yorkshire & Lexington Towers Loan Documents, (iii) amounts required or permitted to be deducted therefrom and amounts paid pursuant to the Yorkshire & Lexington Towers Loan Documents to the Lender, (iv) in the case of a foreclosure sale, disposition or transfer of any Yorkshire & Lexington Towers Mortgaged Property in connection with realization thereon following a Loan Event of Default, such reasonable and customary costs and expenses of sale or other disposition (including reasonable attorneys’ fees and customary brokerage commissions), (v) in the case of a foreclosure sale, such third-party costs and expenses actually incurred by the Lender under the Yorkshire & Lexington Towers Loan Documents as the Lender is entitled to receive reimbursement for under the terms of the Loan Documents, (vi) in the case of a refinancing of the Mortgage Loan, such third-party costs and expenses (including reasonable attorneys’ fees) of such refinancing as is reasonably approved by Lender and (vii) the amount of any prepayments required pursuant to the Yorkshire & Lexington Towers Loan Documents and/or the Yorkshire & Lexington Towers Mezzanine Loan documents, in connection with any such Liquidation Event.

Mezzanine Loan Events of Default

Events of default under each Mezzanine Loan Agreement (each, a “Mezzanine Loan Event of Default”) consists of the following:

(i)       (A) if any monthly debt service, any monthly deposit of reserve funds or the payment due on the Maturity Date is not paid when due or (B) if any other portion of the related Mezzanine Loan is not paid when due; provided that, with respect to this clause (B), such non-payment continues for five days following written notice to the related Mezzanine Borrower that the same is due and payable;

(ii)      if any of the taxes or other charges are not paid when due;

(iii)     if the required insurance policies described in “Description of the Yorkshire & Lexington Towers Whole Loan—Risk Management—Insurance” are not kept in full force and effect;

(iv)      if the related Mezzanine Borrower commits, permits or suffers a transfer in violation of the provisions of the related Yorkshire & Lexington Towers Mezzanine Loan Agreement;

(v)       if any certification, representation or warranty made by the related Mezzanine Borrower in the related Yorkshire & Lexington Towers Mezzanine Loan Agreement (including an representation or warranty of the Borrower or, with respect to the Mezzanine B Borrower, the Mezzanine A Borrower that is incorporated in the related Mezzanine Loan Agreement by reference and made by the related Mezzanine Borrower hereunder) or in any other related Mezzanine Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to the Mezzanine Lender has been false or misleading in any material respect as of the date such certification, representation or warranty was made;

(vi)      (A) if any Mezzanine A Borrower, any Borrower or, in the case of the Mezzanine B Borrower, such Mezzanine B Borrower, makes an assignment for the benefit of creditors or (B) if the Guarantor makes an assignment for the benefit of creditors;

(vii)     (A) if any Mezzanine A Borrower, any Borrower or, in the case of the Mezzanine B Borrower, such Mezzanine B Borrower, fails or admits its inability to pay debts generally as they become due or (B) if, the Guarantor fails or admits its inability to pay debts generally as they become due;

(viii)    (A) if a receiver, liquidator or trustee is appointed for any Mezzanine A Borrower, any Borrower or, in the case of the Mezzanine B Borrower, such Mezzanine B Borrower, or if any Mezzanine A Borrower, any Borrower or, in the case of the Mezzanine B Borrower, such Mezzanine B Borrower is adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in by, any Mezzanine A Borrower, any Borrower or, in the case of the Mezzanine B Borrower, such Mezzanine B Borrower, or if any proceeding for the dissolution or liquidation of any Mezzanine A Borrower, any Borrower or, in the case of the Mezzanine B Borrower, such Mezzanine B Borrower is instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by any Mezzanine A Borrower, any Borrower or, in the case of the Mezzanine B Borrower, such Mezzanine B Borrower, upon the same not being discharged, stayed or dismissed within 60 days, or (B) if a receiver, liquidator or trustee is appointed for the Guarantor or if Guarantor is adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in by, the Guarantor, or if any proceeding for the dissolution or liquidation of the Guarantor is instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by the Guarantor, upon the same not being discharged, stayed or dismissed within 60 days or if an order for relief is entered;

(ix)     if the related Mezzanine Borrower or the Guarantor assigns its rights under the Yorkshire & Lexington Towers Mezzanine Agreement or any of the other Yorkshire & Lexington Towers Mezzanine Loan documents or any interest herein or therein in contravention of the Yorkshire & Lexington Towers Mezzanine Loan documents;

(x)      if the related Mezzanine Borrower is in default beyond any applicable cure periods under any agreement (other than the Yorkshire & Lexington Towers Mezzanine Loan documents) creating a lien on the related Mezzanine Loan Equity Collateral or any part thereof;

(xi)     with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if the related Mezzanine Borrower is in default under such term, covenant or condition after the giving of such notice and the expiration of such grace period;

(xii)     if the related Mezzanine Borrower continues to be in default under any of the terms, covenants or provisions relating to securitization cooperation, for five (5) days after notice to Borrower from Lender;

(xiii)    if any of the assumptions contained in any insolvency opinion is or becomes untrue in any material respect;

(xiv)    if any related Mezzanine Loan Borrower breaches any Special Purpose Entity representation, warranty or covenants;

(xv)     if a breach or default by any Mezzanine A Borrower, any Borrower or, in the case of the Mezzanine B Borrower, such Mezzanine B Borrower, under any condition or obligation contained in any operating agreement is not cured within any applicable cure period provided therein, (B) if there occurs any event or condition that gives any party to any operating agreement (other than any Mezzanine A Borrower, any Borrower or, in the case of the Mezzanine B Borrower, such Mezzanine B Borrower) the right to terminate or cancel such operating agreement and such event or condition is not cured within any applicable cure period under such operating agreement, or (C) if any operating agreement is terminated or cancelled without the related Mezzanine Lender’s prior consent, the termination of cancellation of which could result in a material adverse effect as reasonably determined by the related Mezzanine Lender, or (D) if any of the terms, covenants or conditions of any operating agreement is in any manner be modified, changed, supplemented, altered, or amended without the related Mezzanine Lender’s prior consent, which modification, change, supplementation, alteration or amendment, in each case, could result in a material adverse effect as reasonably determined by the related Mezzanine Lender;

(xvi)    if a material default has occurred and continues beyond any applicable cure period under the Management Agreement and such default permits the Property Manager thereunder to terminate or cancel the Management Agreement;

(xvii)   if the related Mezzanine Borrower breaches any representation, warranty or covenant relating to rent stabilization regulation or buyouts;

(xviii)   if (i) any default occurs under the co-tenancy agreement beyond all applicable notice and cure periods expressly set forth thereunder, (ii) the co-tenancy agreement is terminated, modified or amended without the related Mezzanine Lender’s prior written consent or (iii) any action or proceeding is commenced by or on behalf of any co-tenant for the partition of all or any portion of any Yorkshire & Lexington Towers Mortgaged Property;

(xix)    if the related Mezzanine Borrower continues to be in default under any of the other terms, covenants or conditions of the related Mezzanine Loan Agreement not specified in clauses (i) to (xvii) above, for 10 days after written notice to the related Mezzanine Borrower from the related Mezzanine Lender, in the case of any default which can be cured by the payment of a sum of money, or for 30 days after notice from the related Mezzanine Lender in the case of any other default; provided, however, that if such non-monetary default is susceptible of cure but cannot reasonably be cured within such 30 day period and provided further that the related Mezzanine Borrower has commenced to cure such default within such 30 day period and thereafter diligently and expeditiously proceeds to cure the same, such 30 day period will be extended for such time as is reasonably necessary for the related Mezzanine Borrower in the exercise of due diligence to cure such default, such additional period not to exceed 60 days;

(xx)    if there is a default under any of the other Yorkshire & Lexington Towers Mezzanine Loan documents beyond any applicable cure periods contained in such Yorkshire & Lexington Towers Mezzanine Loan documents, whether as to the Borrower, the Mezzanine A Borrower, the Mezzanine B Borrower (with respect to the Mezzanine B Loan Agreement), the Guarantor, the Mezzanine A Loan Equity Collateral relating to the Mezzanine A Loan, the Mezzanine B Loan Equity Collateral relating to the Mezzanine B Loan (with respect to the Mezzanine B Loan Agreement) or any Yorkshire & Lexington Towers Mortgaged Property, or if any other such event occurs or condition exists, if the effect of such event or condition is to accelerate the maturity of any portion of the related Yorkshire & Lexington Towers Mezzanine Loan or to permit the related Mezzanine Lender to accelerate the maturity of all or any portion of the related Yorkshire & Lexington Towers Mezzanine Loan;

(xxi)   if the liens created pursuant to any related Yorkshire & Lexington Towers Mezzanine Loan Document ceases to be a fully enforceable first priority security interest due to any act or omission of the related Mezzanine Borrower (unless such unenforceability results solely from an act or omission of the related Mezzanine Lender);

(xxii)   if a Loan Event of Default occurs or if the Borrower enters into or otherwise suffers or permits any amendment, waiver, supplement, termination, extension, renewal, replacement or other modification of any Yorkshire & Lexington Towers Loan Document without the prior written consent of the Lender except to the extent expressly permitted by the related Mezzanine Loan Agreement, to the extent that such consent was required to be obtained; or

(xxiii)  with respect to the Mezzanine B Loan, if a Mezzanine Loan Event of Default with respect to a Mezzanine A Loan Agreement occurs or if the Mezzanine A Borrower enters into or otherwise suffers or permits any amendment, waiver, supplement, termination, extension, renewal, replacement or other modification of any Mezzanine A Loan Document without the prior written consent of Lender except to the extent expressly permitted by the Mezzanine B Loan Agreement, to the extent that such consent was required to be obtained under the related Mezzanine Loan Agreement.

Upon the occurrence of a Mezzanine Loan Event of Default (other than a Mezzanine Loan Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter, the related Mezzanine Lender may, in addition to any other rights or remedies available to it pursuant to the related Mezzanine Loan documents or at law or in equity, take such action, without notice or demand, that the related Mezzanine Lender deems advisable to protect and enforce its rights against the related Mezzanine Borrower and in and to the related Mezzanine Loan Equity Collateral including, without limitation, declaring the related Mezzanine Loan to be immediately due and payable, and the related Mezzanine Lender may enforce or avail itself of any or all rights or remedies provided in the related Mezzanine Loan documents and may exercise the rights and remedies of a secured party under the UCC against the related Mezzanine Borrower and the related Mezzanine Loan Equity Collateral, including, without limitation, all rights or remedies available at law or in equity; and upon any related Mezzanine Loan Event of Default described in clauses (vi), (vii) or (viii) above, the related Mezzanine Loan will immediately and automatically become due and payable, without notice or demand, and the related Mezzanine Borrower has expressly waived any such notice or demand, anything contained herein or in any other Mezzanine Loan document to the contrary notwithstanding.

Governing Law

The Mezzanine Loan Documents are governed by and construed in accordance with the laws of the State of New York except that the provisions for the creation, perfection and enforcement of the liens and security interests created pursuant to the applicable Mezzanine Loan Documents are governed by and construed in accordance with the laws of the State in which the applicable Mezzanine Loan Equity Collateral is located.

DESCRIPTION OF THE MEZZANINE INTERCREDITOR AGREEMENT

General

The relative rights of the Lender and the Mezzanine Lenders are governed by the Mezzanine Intercreditor Agreement. The following is a summary of the rights of the Lender under the Mortgage Loan Agreement and the Mezzanine Lenders pursuant to the terms of the Mezzanine Intercreditor Agreement.

Modifications, Amendments, etc.

The Lender has the right without the consent of any Mezzanine Lender to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver (collectively, a “Modification”) of the Mortgage Loan or the Yorkshire & Lexington Towers Loan Documents, provided that no Modification can:

(i)       increase the interest rate or principal amount (except for increases in the principal amount to cover Servicing Advances or as a result of future advances, which future advances are contemplated by the Yorkshire & Lexington Towers Loan Documents in effect as of the effective date or any subsequent modifications thereof) of the Yorkshire & Lexington Towers Whole Loan;

(ii)      increase in any other material respect any monetary obligations of the Borrower,

(iii)     extend by more than three months or shorten the Maturity Date (except that the Lender may permit the Borrower to exercise any extension options under the Yorkshire & Lexington Towers Loan Documents),

(iv)      convert or exchange the Yorkshire & Lexington Towers Whole Loan into or for any equity interest or any other indebtedness or subordinate any of the Yorkshire & Lexington Towers Whole Loan to any indebtedness,

(v)       waive, amend or modify the provisions limiting transfers of direct or indirect interests in the Borrower or the Yorkshire & Lexington Towers Mortgaged Properties,

(vi)      materially waive, modify or amend the terms and provisions of the Cash Management Agreement or any of the other Yorkshire & Lexington Towers Loan Documents with respect to the manner, timing, priority, amounts, conditions for release or methods of the application of payments or reserves under the Yorkshire & Lexington Towers Loan Documents or impose new reserve requirements,

(vii)     cross-default the Yorkshire & Lexington Towers Whole Loan with any other indebtedness,

(viii)    obtain any direct or indirect equity interest, contingent interest, additional interest or so-called “kicker” measured on the basis of the cash flow or appreciation of the Yorkshire & Lexington Towers Mortgaged Properties (or other similar equity participation),

(ix)     extend the period during which defeasance or voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance charge or increase the amount of or impose any new prepayment fee, premium or yield maintenance charge,

(x)      release the lien on all or any material portion of the Yorkshire & Lexington Towers Mortgaged Properties or the leases and rents or any other material portion of the collateral originally granted under the Yorkshire & Lexington Towers Loan Documents (except as may be required or permitted in accordance with the terms of the Yorkshire & Lexington Towers Loan Documents as of the Origination Date),

(xi)     impose any financial covenants on the Borrower or Guarantor (or if such covenants exist, impose more restrictive financial covenants on the Borrower or Guarantor),

(xii)    modify, amend or add any default provision, including modifying or amending the definitions of “Default” and “Event of Default,” or delete or shorten any notice, cure or grace periods available to the Borrower,

(xiii)    waive or materially modify or amend any material insurance requirements (including any deductibles, limits, qualifications of insurers, terrorism or environmental insurance requirements), or any material casualty or condemnation provisions,

(xiv)    impose any new or additional fees on the Borrower not provided for in the Yorkshire & Lexington Towers Loan Documents in effect on the Origination Date,

(xv)     waive, amend or modify in any material respect any requirement of the Borrower with respect to alterations under the Yorkshire & Lexington Towers Mortgage Loan Agreement,

(xvi)    release in any material respect any guarantor under any Guaranty unless replaced with an Acceptable New Guarantor in accordance with the Mezzanine Intercreditor Agreement, or modify, amend or waive any obligation or liability of the Guarantor under the Yorkshire & Lexington Towers Whole Loan,

(xvii)   change the bond requirements of any defeasance to make them more onerous on the Borrower,

(xviii)   modify or amend the definitions of “Cash Management Trigger Event,” “Cash Management DSCR Trigger Event,” “Cash Management Trigger Event Cure,” “Cash

Management Trigger Event Period,” Cash Sweep DSCR Trigger Event,” “Cash Sweep Trigger Event,” “Cash Sweep Trigger Event Cure,” “Cash Sweep Trigger Event Period,” “Debt Service Coverage Ratio,” “Loan-to-Value Ratio,” “Monthly Debt Service Payment Amount,” “Net Operating Income,” “Open Prepayment Commencement Date,” “Permitted Transfer,” “Net Cash Flow” “Yield Maintenance Premium,” or “Yield Maintenance Default Premium,” and any of the terms used within such definitions or the covenants relating thereto, in effect on the Origination Date, or

(xix)   spread the lien of the mortgage to encumber additional real property, or otherwise accept a grant of lien on or a security interest in any collateral or any property of the Borrower or any other person not originally granted or contemplated to be granted under the Yorkshire & Lexington Towers Loan Documents (except to the extent expressly contemplated by the Yorkshire & Lexington Towers Loan Documents);

provided, however, that after the later of (I) expiration of the applicable Monetary Cure Period or Non-Monetary Cure Period, and (II) the date that is 30 days after the Mezzanine Lender has been given notice of a Purchase Option Event, as applicable, the Lender will not be obligated to obtain any Mezzanine Lender’s consent to a Modification in the case of a work-out or other surrender, extension, compromise, release, renewal, or indulgence relating to the Yorkshire & Lexington Towers Whole Loan during the existence of a Loan Event of Default past applicable cure periods, except that under no circumstance will modifications as described in clause (i) (with respect to increases in principal amount only), clause (iii) (with respect to shortening only), clause (v) (to the extent such modification would cause the exercise of remedies and realization upon the Mezzanine Loan Equity Collateral securing either Mezzanine Loan by the related Mezzanine Lender in accordance with the terms hereof to constitute a Loan Event of Default) or clause (x) be made without the written consent of the applicable Mezzanine Lender; and provided further, that notwithstanding anything to the contrary above, during the continuance of a default that is caused by a bankruptcy proceeding of the Borrower, after the date that is 30 days after a Mezzanine Lender has been given notice of a Purchase Option Event, the Lender will not be obligated to obtain the consent of such Mezzanine Lender to a Modification in the case of any proposed plan of reorganization including Borrower under such bankruptcy proceeding; provided, however that in the case of any consolidation of the Borrower and one or both Mezzanine Borrowers, such right to vote the claims of Mezzanine Lenders will not apply to any proposed plan of reorganization in respect of which creditors are voting unless the proposed plan would result in Lender being “impaired” (as that term is defined in the Bankruptcy Code). In addition, neither (A) any amounts funded by the Lender under the Yorkshire & Lexington Towers Loan Documents as a result of the making of any Servicing Advances or other advances by the Lender, nor (B) interest accruals or accretions and any compounding thereof (including default interest), will be deemed to contravene these provisions. In the event that any Mezzanine Loan Documents require that the consent of the related Mezzanine Lender be obtained in connection with any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver to the Yorkshire & Lexington Towers Loan Documents which Lender is permitted to enter into or grant under the Mezzanine Intercreditor Agreement without the consent of any Mezzanine Lender, then, the same will not be deemed a violation of any Mezzanine Loan Documents, and such Mezzanine Lender will be deemed to have consented thereto and will, notwithstanding anything to the contrary contained in any Mezzanine Loan Agreement or any Mezzanine Loan Documents, consent to same for the benefit of the related Mezzanine Borrower and Borrower and will promptly, upon written request of the Lender, notify each Mezzanine Borrower and Borrower in writing that such Mezzanine Lender consents to such amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver to the Yorkshire & Lexington Towers Loan Documents, as applicable.

Each Mezzanine Lender will have the right without the consent of the Lender or any other Mezzanine Lender to enter into any amendment, deferral, extension, modification, increase renewal, replacement, consolidation, supplement or waiver (a “Mezzanine Loan Modification”) of the related Mezzanine Loan or the Mezzanine Loan Documents; provided that no such Mezzanine Loan Modification will:

(i)       increase the interest rate or principal amount (except for increases in the principal amount to cover Servicing Advances) of such Mezzanine Loan,

(ii)      increase in any other material respect any monetary obligations of the applicable Mezzanine Borrower under the related Mezzanine Loan Documents,

(iii)     extend by more than three months or shorten the Mezzanine Maturity Date (except that a Mezzanine Lender may permit the related Mezzanine Borrower to exercise any extension options under the Mezzanine Loan Documents),

(iv)      convert or exchange the Mezzanine Loan into or for any equity interest or any other indebtedness (a “Substitute Obligation”) except in compliance with the Conversion Conditions,

(v)       provide for any additional contingent interest, additional interest or so-called “kicker” measured on the basis of the cash flow or appreciation of the Yorkshire & Lexington Towers Mortgaged Properties except in compliance with the Kicker Conditions,

(vi)      cross-default such Mezzanine Loan with any other indebtedness (provided that an event of default by the Borrower may trigger a default under a Mezzanine Loan and an event of default by Mezzanine A Borrower may trigger an event of default under the Mezzanine B Loan),

(vii)     accept a grant of any lien on or security interest in any collateral or property of such Mezzanine Borrower or any other person not originally granted or contemplated to be granted under the related Mezzanine Loan Documents, unless (A) such collateral or property is owned by a person other than the applicable Mezzanine Borrower or any Guarantor or affiliate thereof and is not collateral for the Yorkshire & Lexington Towers Whole Loan or, in the case of the Mezzanine B Loan, the Mezzanine A Loan and (B) the consent of the Lender and the other Mezzanine Lenders is obtained if such consent is required pursuant to the Yorkshire & Lexington Towers Loan Documents or Mezzanine Loan Documents,

(viii)    spread the lien and security interest of the applicable pledge agreement to encumber additional collateral,

(ix)     amend or modify the provisions in the Mezzanine Loan Documents limiting transfers or encumbrances of interests in the Borrower, any Mezzanine Borrower or the Yorkshire & Lexington Towers Mortgaged Properties,

(x)      impose any financial covenants on the related Mezzanine Borrower (or if such covenants exist, impose more restrictive financial covenants on such Mezzanine Borrower),

(xi)     modify, amend or add any default provision, including the definitions of “Default” and “Event of Default”, or delete or shorten any notice, cure or grace periods available to the related Mezzanine Borrower,

(xii)     impose any new or additional fees on the related Mezzanine Borrower that are not provided for in the Mezzanine Loan Documents in effect on the Origination Date,

(xiii)    modify or amend the definitions “Debt Service,” “Debt Service Coverage Ratio,” “Loan-to-Value Ratio,” “Monthly Debt Service Payment Amount,” “Net Operating Income,” “Permitted Transfer,” “Net Cash Flow,” “Yield Maintenance Default Premium,” or “Yield Maintenance Premium” and any of the terms used within such definitions or the covenants relating thereto, in effect on the Origination Date or

(xiv)    modify or amend any obligation or liability of the Guarantor of such Mezzanine Loan in a manner to increase or expand the scope or amount thereof.

If a related Mezzanine Loan Event of Default exists under any Mezzanine Loan Documents, the applicable Mezzanine Lender will be permitted to modify or amend such Mezzanine Loan Documents in connection with a work-out or other surrender, compromise, release, extension, renewal or modification of such Mezzanine Loan without the Lender’s or, in the case of the Mezzanine B Loan, the Mezzanine A Lender’s consent, except that under no conditions will modifications as described in clause (i) (with respect to increases in principal amounts only), clause (ii), clause (iii) (with respect to shortening the maturity only), clause (iv) or clause (v) (unless the Kicker Conditions have been satisfied) be made without the written consent of the Lender. In addition, neither (A) the making of any Servicing Advances or other advances by the Mezzanine Lender, nor (B) interest accruals or accretions and any compounding thereof (including default interest) will be deemed to contravene this section.

An “Acceptable New Guarantor” is a person that (A) directly or indirectly (x) owns at least 10% of the equity interests in and (y) controls the transferee of title to the Mezzanine Loan Equity Collateral, (B) has a net worth (excluding the Guarantor’s interest in the Yorkshire & Lexington Towers Mortgaged Properties) of at least $275,000,000 and liquid assets of at least $27,500,000, (C) is or is controlled by a Qualified Transferee, (D) is not then the subject of a bankruptcy proceeding, (F) is not a prohibited person or currently identified on the OFAC list, (E) is not a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, including, without limitation, any anti-terrorism laws and (F) is a U.S. person or a United States-based branch of a foreign-based banking institution.

“Acceptable Sponsor” means (a) NREC, or the first assignee from NREC of each of the Mezzanine A Loan and the Mezzanine B Loan, provided in each case that such assignee satisfies the Eligibility Requirements and is not the Guarantor, a Borrower, a Mezzanine Borrower, any Borrower Party, any tenants-in-common, any prohibited person, any person that is the subject of a bankruptcy proceeding, any Delaware statutory trust or any crowd-funded entity (b) a wholly-owned direct or indirect subsidiary of an entity listed in (a), or (c) an “Affiliate” (within the meaning of Regulation D promulgated under the Securities Act of 1933) of any entity listed in (a).

“Borrower Party” means any person that, directly or indirectly, (1) owns more than 10% of the legal or beneficial interests in the Borrower or any Mezzanine Borrower, or (2) is in control of, is controlled by, or is under common ownership or control with, Borrower or any Mezzanine Borrower; the term “Borrower Party” will also, and in any event, include Guarantor.

“Conversion Conditions” are the following: (i) the Substitute Obligation has a maturity date no earlier than the then-applicable Stated Maturity Date (as defined in the Yorkshire & Lexington Towers Whole Loan Agreement) of the Yorkshire & Lexington Towers Whole Loan, (ii) the Substitute Obligation has a principal amount equal to or less than the principal amount plus accrued interest and all other amounts due and unpaid in respect of the Mezzanine Loan, (iii) the Substitute Obligation has a current-pay interest rate, or current-pay rate of return, as applicable, equal to or less than the interest rate on the Mezzanine Loan, (iv) the Substitute Obligation has other economic terms substantially similar to those of the Mezzanine Loan, (v) no lien is created on the Yorkshire & Lexington Towers Mortgaged Properties or on any other collateral for the Yorkshire & Lexington Towers Whole Loan, (vi) the Substitute Obligation is subordinate by its terms to the Yorkshire & Lexington Towers Whole Loan and, if requested by the Lender, either a replacement intercreditor agreement or a subordination agreement, as determined by the Lender and, in either case, in form and substance acceptable to the Lender, be executed, (vii) if such transaction will result in a change to Borrower’s ownership structure such that any new party holds more than a 49% (direct or indirect) interest in the Borrower, then if requested by the Lender, a non-consolidation opinion acceptable to the Lender with respect to the applicable conversion is delivered to the Lender, not less than ten business days prior to such conversion, (viii) if any Certificates are outstanding and rated by at least one Rating Agency, a Rating Agency Confirmation relating to the conversion or, in the absence of a Rating Agency Confirmation, the approval of the Lender, in its sole discretion, is obtained (ix)(A) the Guarantor reaffirms its obligations under the Guaranty, and (B)(I) if the Guarantor fails to so reaffirm its obligations under an applicable Guaranty, or (II) regardless of whether the Guarantor has so reaffirmed its obligations under an applicable Guaranty, if, after the applicable conversion, the Mezzanine Lender possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the Borrower, whether through the ability to exercise voting power, by contract or otherwise (as opposed to veto rights in connection with major decisions), there is delivered to the Lender, not less than ten business days prior to the applicable conversion, of a supplemental new guaranty from an Acceptable New Guarantor in respect liability arising or resulting from acts or omissions first occurring from and after the conversion of the Mezzanine Loan.

“Eligibility Requirements” mean, with respect to any person, that such person (i) has total assets (in name or under management or advisement) in excess of $600,000,000 and (except with respect to a pension advisory firm, asset manager, registered investment adviser, manager or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $250,000,000 and (ii) is regularly engaged in the business of making or owning (or, in the case of a pension advisory firm, asset manager, registered investment adviser, manager or similar fiduciary, regularly engaged in managing investments in) loans secured by commercial real estate similar in size, scope, use and value as the Yorkshire & Lexington Towers Mortgaged Properties (including mezzanine loans to direct or indirect owners of commercial properties, which loans are secured by pledges of direct or indirect ownership interests in the owners of such commercial real estate) and which loans are of a size and type consistent with and similar to the Yorkshire & Lexington Towers Whole Loan and/or the Mezzanine Loans.

“Kicker Conditions” mean any additional contingent interest, additional interest or so-called “kicker” measured on the basis of the cash flow or appreciation of the Yorkshire & Lexington Towers Mortgaged Properties (or similar equity participation) that does not (i) become payable or otherwise impose monetary obligations prior to the date the Yorkshire & Lexington Towers Whole Loan liabilities are indefeasibly paid in full, and (ii) violate applicable law.

“Qualified Transferee” means

(i)       Natixis Real Estate Capital LLC (“NREC”) or any entity which is controlled by NREC, UBS, or any entity that is controlled by UBS

(ii)      one or more of the following:

(A)  a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such person referred to in this clause (A) satisfies the Eligibility Requirements;

(B)  an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such person referred to in this clause (B) satisfies the Eligibility Requirements;

(C)  an institution substantially similar to any of the foregoing entities described in clauses (ii)(A) or (ii)(B) that satisfies the Eligibility Requirements;

(D)  any entity which controls, is controlled by, or is under common control with any of the entities described in clauses (ii)(A), (ii)(B) or (ii)(C) above or (ii)(E) below;

(E)  an investment fund, limited liability company, limited partnership or general partnership (a “Permitted Investment Fund”) where a person that on the date of determination is (i) one of the entities specified in the Mezzanine Intercreditor Agreement or any other nationally recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a bankruptcy proceeding or an entity that is otherwise a Qualified Transferee under clauses (ii)(A), (B), (C) or (D) of this definition, investing through a fund with committed capital of at least $250,000,000, acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such Permitted Investment Fund are owned, directly or indirectly, by one or more of the following: NREC, a Qualified Transferee under clauses (ii)(A), (B), (C) or (D) of this definition, an institutional “accredited investor” within the meaning of Regulation D promulgated under the

Securities Act of 1933, as amended, and/or a “qualified institutional buyer” or both within the meaning of Rule 144A promulgated under the Securities Exchange Act of 1934, as amended, provided such institutional “accredited investors” or “qualified institutional buyers” that are used to satisfy the 50% test set forth in this clause (E) satisfy the financial tests in clause (i) of the definition of Eligibility Requirements; or

(F)  a trustee (or, in the case of collateralized debt obligations (“CDO”), a single-purpose bankruptcy-remote entity which contemporaneously assigns or pledges all or a portion of its interest in the Mezzanine Loan to a qualified trustee) in connection with (i) a securitization of, (ii) the creation of a CDO secured by, or (iii) a financing through an “owner trust” of, all or a portion of the Mezzanine Loan (any of the foregoing, a “Securitization Vehicle”), so long as (i) the special servicer or manager of such Securitization Vehicle is a Mezzanine Lender or an affiliate thereof, (ii) such Mezzanine Lender or an affiliate thereof at all times retains not less than a 20% “equity interest” in such Securitization Vehicle, and

(iii)     such Mezzanine Lender or an affiliate thereof at all times maintains control over the Securitization Vehicle, and, provided, further, that, (1) the Securitization Vehicle is a Securitization Vehicle of which (i) an Acceptable Sponsor (a) is the CDO asset manager and (b) owns at least ten 10% (including, without limitation, the so-called “first loss” ownership position) and (ii) such Securitization Vehicle is serviced by an Approved Servicer (an “Acceptable Sponsored Securitization Vehicle”), (2) the Securitization Vehicle Conditions have been satisfied and (3) (a) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by each of the Rating Agencies which assigned a rating to one or more classes of securities issued in connection with such securitization; (b) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle (if it is not an Acceptable Sponsor) has the satisfies certain rating requirements at the time of transfer and the related transaction documents for such Securitization Vehicle require that any successor (unless it is an Acceptable Sponsor) have such required ratings (each of such entity and Acceptable Sponsor, an “Approved Servicer”) and such Approved Servicer is required to service and administer the Mezzanine Loan in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other person; or (c) in the case of a Securitization Vehicle that is a CDO, the CDO asset manager and, if applicable, each intervening trust vehicle that is not administered and managed by a CDO asset manager which is a Qualified Transferee, are each a Qualified Transferee under clauses (ii)(A), (ii)(B), (ii)(C), (ii)(D), (ii)(E), or (ii)(G) of this definition;

(A)  any Qualified Transferee that is acting in an agency capacity in connection with a lending syndicate, so long as more than 50% of the lenders in the lending syndicate (by loan balance or committed loan amounts) are Qualified Transferees; or

(B)  any other lender or person (including opportunity funds) that has been approved as a Qualified Transferee by the Rating Agencies.

“Securitization Vehicle Conditions” means (i) the applicable trust is not the subject of any bankruptcy proceeding, (ii) the applicable trust is not a prohibited person and (iii) the Mezzanine Lender has provided (a) such documentation as the Lender may reasonably require to confirm that such proposed transferee is an Acceptable Sponsored Securitization Vehicle, including the name and contact information of the CDO asset manager, and (B) a certification that such transfer was made in accordance with the terms and conditions of the Mezzanine Intercreditor Agreement.

In no event will the Guarantor, a Borrower, a Mezzanine Borrower, any Borrower Party, any tenants-in-common, any prohibited person, any person that is the subject of a bankruptcy proceeding, any Delaware statutory trust or any crowd-funded entity be deemed or permitted to be a “Qualified Transferee.”

Subordination of the Mezzanine Loans and the Mezzanine Loan Documents

Other than with respect to a Mezzanine Lender’s rights in its Separate Collateral, the Mezzanine Loans, the Mezzanine Loan Documents and the liens and security interests created by the Mezzanine Loans and the Mezzanine Loan Documents, and all rights, remedies, terms and covenants contained in the Mezzanine Loans and the Mezzanine Loan Documents, including the right to receive payment to the extent described under “Description of the Yorkshire & Lexington Towers Whole Loan—Cash Management—Cash Management Account” in this Offering Circular, are subordinate to (i) the Mortgage Loan, (ii) the liens and security interests created by the Yorkshire & Lexington Towers Loan Documents and (iii) all of the terms, covenants, conditions, rights and remedies contained in the Yorkshire & Lexington Towers Loan Documents.

Except in connection with the exercise by a Mezzanine Lender of its rights and remedies with respect to the Separate Collateral and the application of proceeds therefrom (in accordance with the Mezzanine Intercreditor Agreement including the proceeds from any sale of such Mezzanine Lender’s interest in the related Mezzanine Loan), as such Mezzanine Lender deems appropriate in its discretion, all of such Mezzanine Lender’s rights to payment of the related Mezzanine Loan and the obligations evidenced by the related Mezzanine Loan Documents are subordinated to all of the Lender’s rights to payment of the Mortgage Loan and the obligations secured by the Yorkshire & Lexington Towers Loan Documents.

Notwithstanding the foregoing, provided no Loan Event of Default exists (or, with respect to the Mezzanine B Loan, a Mezzanine Loan Event of Default with respect to the Mezzanine A Loan exists), and provided that there is no bankruptcy proceeding with respect to the Borrower (or, with respect to the Mezzanine B Loan, a bankruptcy proceeding with respect to the Mezzanine A Borrower), each Mezzanine Lender may accept and retain payments and prepayments (in accordance with the applicable Mezzanine Loan Documents) of its respective Mezzanine Loan and amounts due and payable with respect to such Mezzanine Loan in the ordinary course of business, provided that (x) concurrently with any prepayment, there is a pro rata prepayment or defeasance of the Yorkshire & Lexington Towers Whole Loan and, in the case of the Mezzanine B Loan, the Mezzanine A Loan and (y) the prepayment described in clause (x) is permitted by the applicable Loan Documents.

If a bankruptcy proceeding of the Borrower has occurred and has not been dismissed or a Loan Event of Default exists, which the Mezzanine Lender has not cured or is not diligently curing, as applicable, the Lender will be entitled to receive payment and performance in full under the Yorkshire & Lexington Towers Loan Documents before any Mezzanine Lender is entitled to payment under the related Mezzanine Loan, and if a bankruptcy proceeding of the Mezzanine A Borrower has occurred and has not been dismissed, or a Mezzanine Loan Event of Default exists, the Mezzanine A Lender will be entitled to receive payment and performance under the Mezzanine A Loan Documents before the Mezzanine B Lender is entitled to receive any payment under the Mezzanine B Loan (other than, in each case payments with respect to its Separate Collateral, including the proceeds of any enforcement, sale or liquidation of such Separate Collateral conducted in accordance with the terms of the Intercreditor Agreement).

The “Separate Collateral” for each Mezzanine Loan consists of (i) the Equity Collateral for such Mezzanine Loan, (ii) any accounts (and monies therein from time to time) established by the Mezzanine Borrower and all amounts deposited therein and (iii) any other collateral given as security for the Mezzanine Loan pursuant to the Mezzanine Loan Documents, in each case not directly constituting security for the Yorkshire & Lexington Towers Whole Loan.

Foreclosure of Separate Collateral

No Mezzanine Lender may complete a foreclosure, assignment in lieu or other realization upon its Mezzanine Loan Equity Collateral (including, without limitation, obtaining title to such Mezzanine Loan Equity Collateral or selling or otherwise transferring such Mezzanine Loan Equity Collateral) or take Active Control without obtaining a Rating Agency Confirmation if a securitization has occurred (and otherwise complying with any applicable conditions in the pooling and servicing agreement for such securitization) or the approval of the Lender (if there are no Certificates outstanding that are rated by at least one Rating Agency), unless:

(i)       the transferee of title to such Mezzanine Loan Equity Collateral is a Qualified Transferee;

(ii)      the Yorkshire & Lexington Towers Mortgaged Properties will be managed by a qualified Property Manager promptly after the transfer of title to the related Mezzanine Loan Equity Collateral provided, however, that such Mezzanine Lender may retain the existing Property Manager upon written consent of the Lender and, in the case of any Realization Event effected by the Mezzanine B Lender (a “Mezzanine B Realization Event”) upon written consent of the Mezzanine A Lender, which consent in each such case may be granted or withheld in the applicable Lender or Mezzanine A Lender’s sole and absolute discretion,

(iii)     if not in place prior to the transfer of title to the applicable Mezzanine Loan Equity Collateral, hard cash management will be implemented under the Yorkshire & Lexington Towers Whole Loan promptly after the transfer of title such Mezzanine Loan Equity Collateral (upon the same terms and conditions, and with identical reserves, as are set forth in the Yorkshire & Lexington Towers Loan Documents, except that all references therein to payments to the Mezzanine Lenders (or in the case of a Mezzanine B Realization Event, to the Mezzanine A Loan) or in connection with, or for the benefit of, the Mezzanine Loans (or the Mezzanine A Loan, as applicable) will be ignored and removed therefrom and of no further force or effect), provided that the implementation of such hard cash management may not cause a “significant modification” as defined in Treasury Regulations Section 1.860G-2(b).

(iv)     if a non-consolidation opinion was delivered in connection with the closing of the Yorkshire & Lexington Towers Whole Loan, the transferee of the Mezzanine Loan Equity Collateral delivers a new non-consolidation opinion relating to the transferee acceptable to the Lender and meeting the then-current criteria of the Rating Agencies within ten business days after the transfer of title to the Mezzanine Loan Equity Collateral. The Mezzanine Lender enforcing its rights will be required to provide to the Lender and the Rating Agencies notice of the transfer and an officer’s certificate from an officer of such Mezzanine Lender certifying that all conditions described in this section have been (or will be, in which case such Mezzanine Lender will be required to provide one or more additional officer’s certificates upon satisfaction of such conditions) satisfied upon consummation of any transfer of title to the Mezzanine Loan Equity Collateral as described in this section. The Lender may request reasonable evidence that the foregoing requirements have been satisfied.

(v)      at least ten days prior to the taking of Active Control or the completion of a foreclosure or other realization, an Acceptable New Guarantor (i) executes and delivers to the Lender a new guaranty and environmental indemnification agreement (individually and collectively, the “New Senior Guaranty”) in respective forms substantially similar to the Guaranty and environmental indemnity agreement (and no less favorable to the Lender than the then-current Guaranty and environmental indemnity agreement) pursuant to which New Senior Guaranty the Acceptable New Guarantor will:

(A)  undertake the obligations and liabilities that may arise thereunder with respect to, or as the result of, any act, omission, fact or circumstance first arising from and after such transfer of title to the Mezzanine Loan Equity Collateral or the taking of Active Control (it being agreed that the New Senior Guaranty may be delivered by multiple Acceptable New Guarantors on a joint and several basis),

(B)  in connection with a Mezzanine B Realization Event, execute and deliver to the Mezzanine A Lender a new guaranty (each, a “New Mezzanine A Guaranty” and, together with the New Senior Guaranty, collectively, the “New Guaranty”), pursuant to which such Acceptable New Guarantor will have liability thereunder for acts and omissions occurring on and after the date of the consummation of any transfer of title to the applicable Mezzanine

Loan Equity Collateral or taking of Active Control, as applicable (it being agreed that the New Mezzanine A Guaranty may be delivered by multiple Acceptable New Guarantors on a joint and several basis), and

(C)  if there are Certificates then outstanding and the pooling and servicing agreement or the applicable servicer so requires, deliver (or cause to be delivered) to the Lender and, if applicable, the Mezzanine A Lender, and each Rating Agency an opinion of counsel that the issuance and/or substitution of the original guarantor and the original Guaranty with an Acceptable New Guarantor and a New Senior Guaranty would not cause a “significant modification” of the Yorkshire & Lexington Towers Whole Loan, as such term is defined in Treasury Regulations Section 1.860G-2(b), provided, however, that, any such New Senior Guaranty submitted by or on behalf of an unsuccessful bidder in the Mezzanine Loan Equity Collateral foreclosure sale will be null, void and of no force and effect, ab initio, and will be returned by the Lender to the applicable Mezzanine Lender or to the person submitting the same; provided, that, with respect to a New Guaranty to be provided by reason of the exercise of Active Control without the transfer of title to the applicable Mezzanine Loan Equity Collateral, the Acceptable New Guarantor will only be liable with respect to the obligations and liabilities that may arise thereunder as the result of any act, omission, fact or circumstance first occurring upon or following such exercise of Active Control, to the extent that any such obligations or liabilities arise or result from, or were effected through, such exercise of Active Control.

“Active Control” means (i) the affirmative, voluntary exercise by a Mezzanine Lender or its nominee or designee of any proxy rights pursuant to the applicable pledge agreement or other Mezzanine Loan Documents and/or its power of attorney pursuant to the applicable mezzanine pledge agreement or other Mezzanine Loan Documents with respect to the Mezzanine Loan Equity Collateral or the applicable Borrower or Mezzanine Borrower, or (ii) any affirmative, voluntary action taken by a Mezzanine Lender to direct or cause the direction of the management or policies of the related Mezzanine Borrower or Borrower. Active Control does not include the exercise, in the ordinary course of administering the applicable Mezzanine Loan, of consent rights granted to a Mezzanine Lender in the applicable Mezzanine Loan Documents or the exercise of cure rights granted to such Mezzanine Lender in such Mezzanine Loan Documents.

Cure Rights

Prior to the Lender commencing any enforcement action, it is required to give the Mezzanine Lenders an opportunity to cure the underlying default on the Yorkshire & Lexington Towers Whole Loan, except that if the Borrower fails to pay the Yorkshire & Lexington Towers Whole Loan in full on the Maturity Date, the Mezzanine Lenders’ sole right will be to purchase the Yorkshire & Lexington Towers Whole Loan, as described below.

If the underlying default is a monetary default relating to a liquidated sum of money, the Mezzanine Lenders will have until ten business days after the later of (i) the receipt of the Lender’s notice of such default and (ii) the expiration of the Borrower’s cure period, if any (a “Monetary Cure Period”), provided that in the event that the Mezzanine Lender elects to cure such monetary default, the Mezzanine Lender will be required to (x) if such monetary default is cured after the end of the Monetary Cure Period, pay, defend and hold harmless the Lender for all costs, expenses, losses, liabilities, obligations, damages, penalties, costs and disbursements arising under the servicing agreement or pooling and servicing agreement for the Yorkshire & Lexington Towers Whole Loan, as applicable, to the extent imposed on, incurred by, or asserted against, the Lender due to or arising from such Monetary Cure Period, (y) without duplication of the foregoing, reimburse the Lender for any interest charged by the Lender (or the loan servicer) on any required (pursuant to such servicing agreement or pooling and servicing agreement, as applicable) advances for monthly payments of principal and/or interest on the Yorkshire & Lexington Towers Whole Loan and/or on any Servicing Advances, and (z) with respect to any liquidated sum of money due with respect to a monetary default (or a further monetary default) which is first due and payable pursuant to the Yorkshire & Lexington Towers Loan Documents after the delivery of a default notice, the curing Mezzanine Lender will pay or cause to be paid, not more than five business days after receipt of such notice from the Lender, subject only to any grace period for payment of such amount provided to Borrower in the Yorkshire & Lexington Towers Loan Documents (without the additional grace period afforded to Mezzanine Lenders with respect to the initial monetary default), but subject to any notice requirements under the Yorkshire & Lexington Towers Loan Documents with respect to such liquidated sum of money (and the receipt by the Mezzanine Lenders of such notice).

Mezzanine Lenders, collectively, will not have the right to cure defaults on monthly scheduled debt service payments on the Yorkshire & Lexington Towers Whole Loan as set forth above for a period of more than six months (whether consecutive or not) in the aggregate during each 12-month period, unless the curing Mezzanine Lender has commenced its foreclosure against the Separate Collateral during such period and is continuing diligently to pursue its rights against the Separate Collateral. If the default on the Yorkshire & Lexington Towers Whole Loan has been cured by the Borrower, such that there is no longer any default under the Yorkshire & Lexington Towers Loan Documents, the Mezzanine Lenders will have the same Monetary Cure Period as set forth above in the case of any future defaults. Notwithstanding the foregoing, neither Mezzanine Lender will be required, in order to effect a cure hereunder, to pay any interest at the Default Rate or late charges under the Yorkshire & Lexington Towers Loan Documents and no interest at the Default Rate or late charges will accrue against the curing Mezzanine Lender prior to expiration of the Monetary Cure Period.

In the event that more than one Mezzanine Lender cures any monetary default, the Lender hereby agrees (x) to accept the cure from the Mezzanine B Lender and (y) to return to the Mezzanine A Lender within three business days of accepting such cure from the Mezzanine B Lender any funds tendered by such Mezzanine A Lender. The cure period for both Mezzanine Lenders with respect to a monetary default on the Yorkshire & Lexington Towers Whole Loan will run concurrently. Notwithstanding the foregoing, if a Mezzanine Lender elects to pursue the cure of defaults involving monthly scheduled debt service payments, and thereafter either fails to make the required cure payments or fails to diligently pursue its rights against such Mezzanine Lender’s Mezzanine Loan Equity Collateral, then notwithstanding any earlier election of the remaining Mezzanine Lender not to cure the defaults involving monthly scheduled debt service payments, the other Mezzanine Lender will be entitled to succeed to all such cure rights, upon written notice to the Lender, so long as such other Mezzanine Lender promptly commences and thereafter diligently pursues its rights against its Mezzanine Loan Equity Collateral to the extent required above and otherwise satisfies the provisions of this section.

If the underlying default is of a non-monetary nature, the Mezzanine Lenders will have until the later of (A) 30 days after the later of the receipt (or deemed receipt) by the Mezzanine Lenders of notice of such default and (B) the expiration of the Borrower’s cure period, if any, under the Yorkshire & Lexington Towers Loan Documents to cure such non-monetary default (a “Non-Monetary Cure Period”), provided, however, that, if such non-monetary default identified in the default notice is susceptible of cure but cannot reasonably be cured within the Non-Monetary Cure Period, and if curative action was commenced within the applicable cure period and is being continuously and diligently pursued by a Mezzanine Lender (or with respect to a non-monetary default that is not susceptible of cure without the foreclosure of its Mezzanine Loan Equity Collateral, if a Mezzanine Lender is diligently and continuously pursuing the foreclosure of the applicable Mezzanine Loan Equity Collateral (which in the case of the Mezzanine B Lender would require foreclosure of its Mezzanine Loan Equity Collateral in the Mezzanine A Borrower, after which it would cause the Mezzanine A Borrower, as the owner of the equity interests in the Borrower, to cure such non-monetary default) and the other conditions in this section), such Mezzanine Lender will be given such additional period of time as is reasonably necessary for such Mezzanine Lender, in the exercise of due diligence, to cure such non-monetary default (or to foreclose on the Mezzanine Loan Equity Collateral if the non-monetary default is not susceptible of cure without the foreclosure of the Mezzanine Loan Equity Collateral) for so long as (i) the Borrower or such Mezzanine Lender makes or causes to be made timely payment of the Borrower’s regularly scheduled monthly principal (if any) and/or interest payments under the Yorkshire & Lexington Towers Whole Loan and any other amounts due under the Yorkshire & Lexington Towers Loan Documents as and when the same are due thereunder, provided that, if both the Borrower and a Mezzanine Lender, or more than one Mezzanine Lender, makes the full amount of any particular payment, the Lender will be required to refund to any Mezzanine Lender, if the Borrower makes such payment, (ii) such default is not caused by any bankruptcy proceeding of Borrower and (iii) during such non-monetary cure period, there is no material impairment to the value, use or operation of the Yorkshire & Lexington Towers Mortgaged Properties or of the Lender’s lien on any of the collateral for the Yorkshire & Lexington Towers Whole Loan, in each case as determined by the Lender in its good faith discretion.

In the event of a default on the Mezzanine A Loan that continues beyond the cure period (if any) provided in the Mezzanine A Loan Documents to the Mezzanine A Borrower, the Mezzanine A Lender is required to notify the Mezzanine B Lender, and permit the Mezzanine B Lender to cure such default. The cure rights of the Mezzanine B Lender to cure a default on the Mezzanine A Loan are substantially similar to the cure rights of the Mezzanine Lenders with respect to the Yorkshire & Lexington Towers Whole Loan, described above.

Any Monetary Cure Period and/or Non-Monetary Cure Period will automatically terminate upon the commencement of a bankruptcy proceeding of the Borrower, and any Mezzanine A Loan Monetary Cure Period and/or Mezzanine A Loan Non-Monetary Cure Period will automatically terminate upon the commencement of a bankruptcy proceeding of the Mezzanine A Borrower.

In the event that a Mezzanine B Lender exercises its right to cure any Loan Event of Default (whether monetary or non-monetary) and at the time of such cure a Mezzanine Loan Event of Default with respect to the Mezzanine A Loan is continuing, then such Mezzanine B Lender will also be required to concurrently cure (or, in the case of a non-monetary default, commence and diligently pursue a cure of) such Mezzanine Loan Event of Default (whether monetary or non-monetary).

(k) So long as any Loan Event of Default that has occurred and is continuing under the Yorkshire & Lexington Towers Loan Documents has been cured, or is in the process of being cured by a Mezzanine Lender and the applicable cure period has not expired, all funds held and applied pursuant to the Cash Management Agreement and Yorkshire & Lexington Towers Mortgage Loan Agreement will continue to be applied pursuant thereto and will not be applied by the Lender to prepay the outstanding principal balance of the Yorkshire & Lexington Towers Whole Loan.

Right to Purchase the Mortgage Loan and Mezzanine A Loan

If (1) a Loan Event of Default occurs under the Yorkshire & Lexington Towers Whole Loan and the Lender notifies the Borrower of the Lender’s intention to exercise any of its remedies against the real property collateral under the Yorkshire & Lexington Towers Loan Documents, (2) the Borrower has become a debtor in any bankruptcy proceeding, (3) the Yorkshire & Lexington Towers Whole Loan has been accelerated, (4) the Lender has commenced any enforcement action available to it under the Yorkshire & Lexington Towers Loan Documents, at law, in equity or otherwise with respect to the Borrower and/or any portion of the real property collateral, (5) the Yorkshire & Lexington Towers Whole Loan has become a Specially Serviced Loan or (6) the Yorkshire & Lexington Towers Whole Loan is not repaid in full on the then-current Stated Maturity Date thereof (each of the foregoing, a “Purchase Option Event”), the Lender will be required to provide prompt written notice thereof to each Mezzanine Lender and upon ten business days’ prior written notice to the Lender, each Mezzanine Lender will have the right to purchase, in whole but not in part, the Yorkshire & Lexington Towers Whole Loan for the Loan Purchase Price. If a purchase notice has been timely given by a Mezzanine Lender, the ten business day period following delivery of the purchase notice during which a purchasing Mezzanine Lender is required to consummate such purchase will be extended for an additional 20 days upon payment to the Lender (and, if the Mezzanine B Lender is the purchaser, Mezzanine A Lender) of a non-refundable (unless the transferring Lender or Mezzanine A Lender (as applicable) defaults in its obligation or is unable to transfer the Yorkshire & Lexington Towers Whole Loan or the Mezzanine A Loan, respectively) cash deposit in an amount equal to 5% of the Loan Purchase Price and, if the Mezzanine B Lender is the purchaser, the Mezzanine A Loan Purchase Price, as applicable, which cash deposit is required to be paid within the 10 business day period following delivery of the Mezzanine Lender’s notice of purchase to the Lender and, if the Mezzanine B Lender is the purchaser, the Mezzanine A Lender.

The “Loan Purchase Price” is an amount equal to (i) the outstanding principal balance of the Yorkshire & Lexington Towers Whole Loan, together with all accrued interest and other amounts due thereon, (ii) any unreimbursed Servicing Advances, P&I Advances and any interest charged by the Lender (or a servicer that made any such advances) on any Advances, (iii) any workout fee or liquidation fee payable under any applicable pooling and servicing agreement; provided that a workout fee and a liquidation fee may not both be charged on the same amount, (iv) post-petition interest, (v) all reasonable costs and expenses (including Special Servicing Fees and reasonable legal fees and expenses) actually incurred by the Lender or any servicer in enforcing the terms of the Yorkshire & Lexington Towers Loan Documents, any other fees and expenses payable or reimbursable to any servicer, trustee, fiscal agent or special servicer, to the extent not payable or reimbursable from amounts listed above, but specifically excluding (x) any prepayment fees or premiums, yield or spread maintenance premiums or fees, and liquidated damages, and (y) in the event that the Mezzanine Lender purchases the Yorkshire & Lexington Towers Whole Loan within 90 days of the date it receives notice of the applicable Purchase Option Event, any Workout Fees or Liquidation Fees (notwithstanding clause (iii) above), and default interest (other than interest on Advances as set forth in clause (ii) above) and late charges (notwithstanding clause (i) above). The right of the Mezzanine Lenders to purchase the Yorkshire & Lexington Towers Whole Loan will automatically terminate (I) upon a transfer of the Yorkshire & Lexington Towers Mortgaged Properties by foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure or (II) with respect to a specific Purchase Option Event, if such Purchase Option Event ceases to exist, provided, however, that, with respect to clause (I), in no event may the Mezzanine Lenders have fewer than 30 days to deliver a notice of purchase following receipt of notice by the Lender of the occurrence of a Purchase Option Event, unless such Purchase Option Event has ceased to exist. Concurrently with payment to the Lender of the Loan Purchase Price, the Lender will be required to deliver or cause to be delivered to the purchasing Mezzanine Lender all Yorkshire & Lexington Towers Loan Documents held by or on behalf of the Lender and all amounts then held in any reserve or escrow account controlled by or held on account of the Lender and will execute in favor of the purchasing Mezzanine Lender or its designee assignment documentation, in form and substance reasonably acceptable to such Mezzanine Lender, at the sole cost and expense of such Mezzanine Lender, to assign the Yorkshire & Lexington Towers Whole Loan and its rights under the Yorkshire & Lexington Towers Loan Documents (without recourse, representations or warranties, other than representations as to the outstanding balance of the Yorkshire & Lexington Towers Whole Loan and as to the Lender’s not having assigned or encumbered its rights in the Yorkshire & Lexington Towers Whole Loan). No Mezzanine Lender may take any action at any time, including through the exercise of Active Control, to frustrate, block, or otherwise impede, any such transfer referenced in the aforesaid clause (I).

In the event that more than one Mezzanine Lender elects to purchase the Yorkshire & Lexington Towers Whole Loan, the Mezzanine B Lender will have the priority right to so purchase the Yorkshire & Lexington Towers Whole Loan; provided, that, unless such requirement is waived by Mezzanine A Lender, the Mezzanine B Lender will also be required to purchase the Mezzanine A Loan from the Mezzanine A Lender for a price equal to the sum of (without duplication) (i) the outstanding principal balance thereof, together with all accrued interest, and other amounts due thereon, (ii) any unreimbursed protective advances, “servicing advances,” made by such Mezzanine A Lender or the Mezzanine A Loan servicer and any interest charged by Mezzanine A Lender (or a servicer, trustee, or fiscal agent) on any advances for monthly payments of principal and/or interest on the Mezzanine A Loan and/or on any Servicing Advances), (iii) if the Mezzanine A Loan has been transferred to a Securitization Vehicle, including, without limitation, a CDO, any workout fee or liquidation fee payable under any applicable servicing agreement; provided, however, that a workout fee and a liquidation fee may not both be charged on the same amount, (iv) post-petition interest and (v) all reasonable costs and expenses (including special servicing fees and reasonable legal fees and expenses) actually incurred by the applicable Mezzanine A Lender or any servicer in enforcing the terms of the applicable Mezzanine A Loan Documents, any fees and expenses payable or reimbursable to any servicer, trustee, fiscal agent or special servicer including, without limitation, interest on any advances made by any of them and any special servicing or similar fees paid or payable to any of them, but specifically excluding (x) any prepayment fees or premiums, yield or spread maintenance premiums or fees, late charges, liquidated damages amount, default interest (other than interest on advances as set forth in clause (ii) above) and/or exit fees and (y) notwithstanding, clause (iii) above, in the event that a Mezzanine B Lender purchases the Mezzanine A Loan within 90 days of the date it receives notice of the applicable Purchase Option Event, any workout or liquidation fees (the “Mezzanine A Loan Purchase Price”).

The Mezzanine B Lender may not close the purchase of the Yorkshire & Lexington Towers Whole Loan without concurrently closing the purchase of the Mezzanine A Loan in accordance with the terms of this section, unless this requirement is waived in writing by the Mezzanine A Lender.

The Lender is required to provide each Mezzanine Lender at least 30 days’ written notice prior to the Lender (or its designee) accepting a deed-in-lieu of foreclosure (or similar consensual transfer agreement) with respect to the Yorkshire & Lexington Towers Mortgaged Properties, during which time any Mezzanine Lender may deliver a purchase notice. If a Mezzanine Lender delivers a purchase notice during such time, then, instead of completing such deed in lieu transaction, the Lender will be required to proceed to consummate the sale of the Yorkshire & Lexington Towers Whole Loan to the applicable Mezzanine Lender or its nominee or designee, provided, however, that, the Lender may continue to negotiate such deed-in-lieu transaction with the Borrower or such other applicable persons after the receipt of a purchase notice so long as it does not complete any such transaction until such time as Mezzanine Lender fails to purchase the Yorkshire & Lexington Towers Whole Loan.

Termination of Manager

If both the Lender and a Mezzanine Lender have the right to terminate, or cause the Borrower to terminate, the Property Manager, and the Lender fails to exercise such rights after written notice from a Mezzanine Lender, the Mezzanine Lender may exercise such rights and may replace, or cause the Borrower to replace, the Property Manager with a qualified manager, but such exercise may be superseded by any subsequent exercise of such rights by the Lender to the extent provided in the Yorkshire & Lexington Towers Loan Documents, provided that, such replacement Property Manager satisfies the qualification requirements. Upon the occurrence of any event which would entitle a Mezzanine Lender to cause the termination of the Property Manager pursuant to the Mezzanine Loan Documents, the Mezzanine Lender will have the right to select, or cause the selection, of a replacement Property Manager for the Yorkshire & Lexington Towers Mortgaged Properties, which replacement Property Manager will either (a) be subject to the Lender’s reasonable approval and be subject to a Rating Agency Confirmation, or (b) satisfy the qualification requirements. If a Loan Event of Default is continuing beyond the applicable cure periods and has not being cured by a Mezzanine Lender, or any other event has occurred pursuant to which the Lender has the right to select any replacement Property Manager pursuant to the Yorkshire & Lexington Towers Loan Documents, the Lender will have the sole right to select, or cause the selection of, any replacement Property Manager whether or not a new Property Manager was retained by the Mezzanine Lender, provided, that, so long as no Loan Event of Default is continuing beyond the applicable cure periods and has not being cured by a Mezzanine Lender, such replacement Property Manager satisfies the qualification requirements.

Budget Approval Rights

If any Mezzanine Loan Documents contain any provision or requirement that the Mezzanine Lender’s consent or approval be obtained with respect to the annual budget, to the extent that such consent or approval is also required by the Lender under the Yorkshire & Lexington Towers Loan Documents, the Mezzanine Lender will first advise the Lender of whether the Mezzanine Lender objects, along with its suggestions for changes, to the requested consent or approval within five business days after its receipt of such annual budget in accordance with the Mezzanine Loan Documents. The Lender is required to consult with the Mezzanine Lender with respect to any such consent or approval right of Mezzanine Lender, but such consultation will not be binding on the Lender or any Mezzanine Lender.

EXHIBIT C

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

CF E 88 LLC, SM E 88 LLC, CF E 86 LLC, SM E 86 LLC and LSG E 86 LLC (collectively and individually, as the context requires, the “Borrower”) represented to the Lender that, with respect to itself (or the Property, as applicable) as of the Origination Date:

All capitalized terms used in this Exhibit C have the meanings ascribed to such terms in the Yorkshire & Lexington Towers Loan Agreement.

1.          Organization.

(a)          Each Individual Borrower is, and since the date of its respective formation has been, duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is, and since the date of its respective formation has been, duly qualified and in good standing in all jurisdictions in which the ownership or leasing of its property or the conduct of its business requires such qualification (except where the failure to be so qualified would not have a Material Adverse Effect) and Borrower has taken all necessary action to authorize the execution, delivery and performance of the Yorkshire & Lexington Towers Loan Agreement and the other Loan Documents by it, and has the power and authority to execute, deliver and perform under the Yorkshire & Lexington Towers Loan Agreement, the other Loan Documents and all the transactions contemplated hereby and thereby.

(b)          Each Individual Borrower’s exact legal name is correctly set forth in the first paragraph of the Yorkshire & Lexington Towers Loan Agreement. Each Individual Borrower is an organization of the type specified in the first paragraph of the Yorkshire & Lexington Towers Loan Agreement. Each Individual Borrower is incorporated or organized under the laws of the state specified in the first paragraph of the Yorkshire & Lexington Towers Loan Agreement. Each Individual Borrower’s principal place of business and chief executive office, and the place where such Individual Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four (4) months (or, if less than four (4) months, the entire period of the existence of such Individual Borrower) and will continue to be the address of such Individual Borrower set forth in the first paragraph of the Yorkshire & Lexington Towers Loan Agreement (unless such Individual Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change). Each Individual Borrower’s organizational identification number, if any, assigned by the state of its incorporation or organization is as set forth on Schedule 3.1.1 to the Yorkshire & Lexington Towers Loan Agreement. Each Individual Borrower’s federal tax identification number is as set forth on 3.1.1 to the Yorkshire & Lexington Towers Loan Agreement.

2.          Proceedings. The Yorkshire & Lexington Towers Loan Agreement and the other Loan Documents have been duly authorized, executed and delivered by or on behalf of Borrower and, to Borrower’s knowledge, constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

3.          No Conflicts. The execution, delivery and performance of the Yorkshire & Lexington Towers Loan Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any asset or property of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s assets or properties is subject, nor will such action result in any violation of the provisions of any Legal Requirements of any Governmental Authority having jurisdiction over Borrower or any of Borrower’s assets or properties.

4.          Litigation. There is no action, suit, proceeding or investigation pending or, to Borrower’s knowledge, threatened against any Individual Borrower, Guarantor, Manager or any Individual Property in any court or by or before any other Governmental Authority that could have a Material Adverse Effect.

5.          Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which could materially and adversely affect Borrower or any Individual Property, or Borrower’s business, assets or properties, operations or condition (financial or otherwise). Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Permitted Encumbrance or any other agreement or instrument to which it is a party or by which Borrower or any Individual Property is bound. Borrower has no material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or any Individual Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property as permitted under Section 3.1.24(d) of the Yorkshire & Lexington Towers Loan Agreement and (b) obligations under the Loan Documents.

6.          Consents. Each consent, approval, authorization, order, registration or qualification of or with any court or any other Governmental Authority required for the execution, delivery and performance by Borrower of the Yorkshire & Lexington Towers Loan Agreement and the other Loan Documents has been obtained and is in full force and effect.

7.          Title. Borrower has good, marketable and insurable fee simple title to the real property comprising part of any Individual Property and good title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances. Each Security Instrument, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, when properly recorded in the appropriate records, will create (a) a valid, perfected lien on the related Individual Property, subject only to Permitted Encumbrances, and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to the Permitted Encumbrances. There are no claims for payment or mechanic’s, materialman’s or other similar liens or claims which have been filed for work, labor or materials affecting any Individual Property which are or may become Liens prior to, or of equal priority with, the Lien of the Security Instrument and the other Loan Documents. None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Security Instrument and the other Loan Documents, materially and adversely affect the value of any Individual Property, impair the use or operation of any Individual Property or impair Borrower’s ability to perform its Obligations in a timely manner.

8.          No Plan Assets. As of the Origination Date and throughout the Term, (a) Borrower does not sponsor, is not obligated to contribute to and is not itself and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, (b) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, (c) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, and (d) transactions by or with Borrower are not and will not be subject to any statute, rule or regulation regulating investments of, or fiduciary obligations with respect to, “governmental plans” within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and which prohibit or otherwise restrict the transactions contemplated by the Yorkshire & Lexington Towers Loan Agreement (including, but not limited to, the exercise by Lender of any of its rights under the Loan Documents).

9.          Compliance. Except as may be shown on the title insurance commitment issued by Continental Abstract LLC as agent for Chicago Title Insurance Company with an effective date of August

2, 2017, Borrower and the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Except as set forth in the Property Zoning Report, in the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other ordinances applicable thereto and without the necessity of obtaining any variances or special permits. No legal proceedings are pending or, to the knowledge of Borrower, threatened with respect to the zoning of any Individual Property. Neither the zoning nor any other right to construct, use or operate any Individual Property is in any way dependent upon or related to any property other than such Individual Property. Borrower is not in default or violation of any order, regulation, writ, injunction, decree or demand of any Governmental Authority, the violation of which could have a Material Adverse Effect. There has not been committed by Borrower or any other Person in occupancy of or involved with the operation or use of any Individual Property any act or omission affording the federal government, any state or local government or any other Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower’s Obligations under any of the Loan Documents.

10.         Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Properties or otherwise in connection with the Loan (i) are true, correct and complete in all material respects, (ii) accurately represent the financial condition of Borrower and the Property, as applicable, as of the date of such reports, and (iii) have been prepared in accordance with GAAP (or such other accounting basis acceptable to Lender, Lender hereby acknowledging that the income tax basis of accounting is acceptable) and consistently applied throughout the periods covered. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and that could have a Material Adverse Effect. Since the date of such financial statements, there has been no material adverse change in the financial condition, operation or business of Borrower or the Property from that set forth in said financial statements.

11.         Condemnation. No Condemnation or other similar proceeding has been commenced or, to Borrower’s best knowledge, has been threatened or is contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

12.         Easements; Utilities and Public Access. Each Individual Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its intended uses. All public utilities necessary or convenient to the continued use and enjoyment of each Individual Property are located either in the public right-of-way abutting such Individual Property (which are connected so as to serve such Individual Property without passing over any other property) or in recorded easements serving such Individual Property and such easements are set forth in and insured by the Title Insurance Policy. All roads necessary for the use of such Individual Property for its current purposes have been completed and dedicated to public use and accepted by all applicable Governmental Authorities.

13.         Separate Lots. Each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

14.         Assessments. There are no pending or, to Borrower’s best knowledge, proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

15.         Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject only to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and, as to enforceability, to principles of equity), and neither Borrower nor Guarantor has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

16.         Assignment of Leases. The Assignment of Leases creates a valid assignment of, or a valid security interest in, certain rights under the Leases, subject only to a license granted to Borrower to exercise certain rights and to perform certain obligations of the lessor under the Leases, as more particularly set forth therein. No Person other than Lender has any interest in or assignment of the Leases or any portion of the Rents due and payable or to become due and payable thereunder.

17.         Insurance. Borrower has obtained and has delivered to Lender (a) original or certified copies of the Policies or certificates of insurance acceptable to Lender reflecting the insurance coverages, amounts and other requirements set forth in the Yorkshire & Lexington Towers Loan Agreement and (b) evidence acceptable to Lender that all premiums thereunder have been prepaid. No claims have been made under any of the Policies, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

18.         Licenses. All approvals, authorizations, certifications, licenses and permits, including, without limitation, certificates of completion and occupancy, required by any Governmental Authority or otherwise necessary for the legal ownership, use, occupancy and operation of the Properties in the manner in which the Properties are currently being owned, used, occupied and operated have been obtained by or on behalf of Borrower and are in full force and effect.

19.         Flood Zone. None of the Improvements on any Individual Property are located in an area identified by the Federal Emergency Management Agency as a special flood hazard area (or, if so located, the flood insurance required pursuant to Section 5.1.1(a)(i) of the Yorkshire & Lexington Towers Loan Agreement is in full force and effect with respect to the Property).

20.         Physical Condition. Except as may be shown in the Property Condition Report, each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to Borrower’s knowledge, there exists no structural or other material defects or damages in the Property, whether latent or otherwise; and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or any termination or threatened termination of any policy of insurance or bond.

21.         Boundaries. Except as shown on the Survey, all of the improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon such Individual Property. Except as shown on the Survey, no easements or other encumbrances affecting each Individual Property encroach upon any of the Improvements so as to affect the value, marketability, use or operation of such Individual Property except those which are insured against by the Title Insurance Policy, each of which, whether or not insured against by the Title Insurance Policy, is shown on the Survey.

22.         Leases. Borrower represents and warrants to Lender with respect to the Leases that: (a) the rent roll attached to the Yorkshire & Lexington Towers Loan Agreement as Schedule 3.1.22 (the “Rent Roll”) is true, correct and complete in all material respects and the Properties are not subject to any Leases other than the Leases described in Schedule 3.1.22, (b) the Leases identified on Schedule 3.1.22 of the Yorkshire & Lexington Towers Loan Agreement are in full force and effect and, there are no defaults thereunder by Borrower or, except as set forth on the Rent Roll and to Borrower’s knowledge, any other party thereto and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder by Borrower, or to Borrower’s knowledge, any other party thereto, (c) the copies of the Leases delivered to Lender are true, correct and complete, and there are no oral agreements with respect thereto, (d) except as set forth on the Rent Roll, no Rent (including security or other deposits) has been paid more than one (1) month in advance of its due date, (e) all work to be performed by the landlord under each Lease has been performed as required and has been accepted by the applicable Tenant, (f) except as disclosed to Lender in writing in connection with the closing of the Loan, any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by the landlord to any Tenant has already been received by such Tenant, (g) all security or other deposits are being held in accordance with the applicable Leases and all applicable Legal Requirements, (h) except as set forth on the Rent Roll, Borrower has no knowledge of any notice of termination or default with respect to any Lease, (i) Borrower has not assigned or pledged any of the Leases, the rents or any interest therein except to Lender, (j) no Tenant or other Person has an option, right of first refusal or offer or any other preferential right to purchase all or any portion of, or interest in, any Individual Property, (k) no Tenant has any right or option for additional space in the Improvements, (l) to Borrower’s knowledge and except as set forth on the Rent Roll, no Tenant has assigned its Lease or sublet all or any portion of the premises demised thereby, (m) no Tenant has the right to terminate its Lease prior to expiration of the stated term of such Lease, (n) to Borrower’s knowledge, no Hazardous Substances have been disposed, stored or treated by any Tenant on, under or about any Individual Property, (o) Borrower does not have any knowledge of any Tenant’s intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any other Hazardous Substances, and (p) all existing commercial Leases are subordinate to the Security Instrument either pursuant to their terms or a recorded subordination agreement. Except as set forth in the Rent Roll (i) no Lease is subject to the rent control, rent stabilization or similar laws of New York and (ii) there are no Buyout Agreements in effect as of the Origination Date

23.         Filing, Recording and Other Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid under the applicable Legal Requirements in connection with the transfer of the Properties to Borrower have been paid or are being paid simultaneously herewith. All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid under the applicable Legal Requirements in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid or are being paid simultaneously herewith. All taxes and governmental assessments due and owing in respect of the Properties have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established under the Loan Documents.

24.         Single Purpose. Borrower hereby represents and warrants to, and covenants with, Lender that since the date of its formation and at all times on and after the Origination Date and until such time as the Debt shall be paid in full:

(a)     Each Individual Borrower (i) has been, is, and will be organized solely for the purpose of acquiring, owning, leasing, managing and operating the related Individual Property, entering into and performing its obligations under the Loan Documents, refinancing the related Individual Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing, and (ii) has not owned, does not own, and will not own any asset or property other than (A) the related Individual Property, and (B) incidental personal property necessary for the ownership, leasing, management or operation of the related Individual Property.

(b)     Each Individual Borrower has not engaged and will not engage in any business or activity other than the acquisition, ownership, leasing, management and operation of the related Individual Property and each Individual Borrower will conduct and operate its business as presently conducted and operated.

(c)     Each Individual Borrower has not entered and will not enter into any contract or agreement with any Affiliate of such Individual Borrower, any constituent party of such Individual Borrower or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair, commercially reasonable, and no less favorable to it than those that would be available on an arm’s-length basis from an unrelated third party.

(d)     Except with respect to any previously existing financing which has been paid in full on or prior to the Origination Date, each Individual Borrower has not incurred and, from and after the Origination Date, will not incur any Indebtedness other than (i) the Debt and (ii) unsecured trade payables and operational debt not evidenced by a note and in an aggregate amount not exceeding two percent (2%) of the original principal amount of the Loan at any one time; provided that any Indebtedness incurred pursuant to clause (ii) shall be (A) outstanding not more than sixty (60) days and (B) incurred in the ordinary course of business. No Indebtedness, other than the Debt, may be secured (senior, subordinate or pari passu) by the Properties.

(e)     Each Individual Borrower has not made and will not make any loans or advances to any other Person (including any Affiliate of Borrower, any constituent party of such Individual Borrower or any Affiliate of any constituent party), and has not acquired and shall not acquire obligations or securities of its Affiliates.

(f)      Each Individual Borrower has been, is, and will endeavor to remain solvent and such Individual Borrower has paid its debt and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same became due and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due; provided that the foregoing shall not create an obligation on the part of any direct or indirect member, partner, shareholder, beneficiary or other beneficial interest holder in any Individual Borrower, or any officer, director, employee, trustee, beneficiary or Affiliate of any of the foregoing to make capital contributions, equity infusions or loans to any Individual Borrower.

(g)     (i) Each Individual Borrower has done or caused to be done, and will do and cause to be done, all things necessary to observe its organizational formalities and preserve its separate existence, (ii) each Individual Borrower has not terminated or failed to comply with and will not terminate or fail to comply with the provisions of its Organizational Documents, (iii) each Individual Borrower has not amended, modified or otherwise changed its Organizational Documents and (iv) unless (A) Lender has consented in writing and (B) following a Securitization of the Loan, the Rating Agencies have issued a Rating Agency Confirmation in connection therewith, each Individual Borrower will not amend, modify or otherwise change its Organizational Documents.

(h)     Each Individual Borrower has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates and any other Person. Each Individual Borrower’s assets have not been listed as assets on the financial statement of any other Person; provided, however, that each Individual Borrower’s assets may have been included in a consolidated financial statement of its Affiliates; provided that, if applicable, (i) appropriate notation were made on such consolidated financial statements to indicate the separateness of each Individual Borrower and such Affiliates and to indicate that such Individual Borrower’s assets and credit were not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (ii) such assets were listed on such Individual Borrower’s own separate balance sheet. No Individual Borrower’s assets will be listed as assets on the financial statement of any other Person; provided, however, that an Individual Borrower’s assets may be included in a consolidated financial statement of its Affiliates provided that (A) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of such Individual Borrower and such Affiliates and to indicate that such Individual Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person, and (B) such assets shall be listed on such Individual Borrower’s own separate balance sheet. Each Individual Borrower has filed and shall file its own tax returns (except to the extent that such Individual Borrower was or is treated as a “disregarded entity” for tax purposes and was or is not required to file tax returns under applicable law), has not filed and shall not file a consolidated federal income tax return with any other Person, and has paid and shall pay any taxes required to be paid under applicable law. Each Individual Borrower has maintained and shall maintain its books, records, resolutions and agreements as official records.

(i)      Each Individual Borrower (i) has been, will be, and at all times has held and will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of such Individual Borrower or any constituent party of such Individual Borrower), (ii) has corrected and shall correct any known misunderstanding regarding its status as a separate entity, (iii) has conducted and shall conduct business in its own name, (iv) has not identified and shall not identify itself or any of its Affiliates as a division or department or part of the other and (v) has maintained and utilized and shall maintain and utilize separate stationery, invoices and checks bearing its own name.

(j)      Each Individual Borrower has maintained and will endeavor to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, that the foregoing shall not create an obligation on the part of any direct or indirect member, partner, shareholder, beneficiary or other beneficial interest holder in any Individual Borrower, or any officer, director, employee, trustee, beneficiary or Affiliate of any of the foregoing to make capital contributions, equity infusions or loans to any Individual Borrower.

(k)     No Individual Borrower and no constituent party of such Individual Borrower has sought and, to the fullest extent permitted by applicable law, no Individual Borrower and no constituent party of such Individual Borrower will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of Borrower, any sale or other transfer of all or substantially all of its assets or any sale or other transfer outside the ordinary course of business.

(l)      No Individual Borrower has commingled or will commingle funds or other assets of such Individual Borrower with those of any Affiliate or constituent party or any other Person, and each Individual Borrower has held and will hold all of its assets in its own name.

(m)    Each Individual Borrower has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any other Person.

(n)     No Individual Borrower has assumed, guaranteed or become obligated for the debts or obligations of any other Person and no Individual Borrower has held itself out to be responsible for or have its credit or assets available to satisfy the debts or obligations of any other Person. No Individual Borrower will assume, guarantee or become obligated for the debts or obligations of any other Person and no Individual Borrower will hold itself out to be responsible for or have its credit or assets available to satisfy the debts or obligations of any other Person.

(o)     The Organizational Documents of each Individual Borrower shall provide that the business and affairs of Borrower shall be managed by or under the direction of a board of one or more directors or managers designated by Sole Member, and at all times there shall be at least two (2) duly appointed individuals on the board of directors or managers (each, an “Independent Director”) of such Individual Borrower, each of whom (i) has at least three (3) years prior employment experience and continues to be employed as an independent director, independent manager or independent member by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors, independent managers and independent members, another nationally-recognized company that provides such services and which is reasonably approved by Lender; (ii) is not on the board of directors or managers of more than two (2) Affiliates of Borrower; and (iii) is not, and has never been, and will not, while serving as an Independent Director be, any of the following: (A) a stockholder, director, manager, officer, employee, partner, member, attorney or counsel of Borrower, any Affiliate of Borrower or any direct or indirect equity holder of any of them, (B) a creditor, customer, supplier, service provider (including provider of professional services) or other Person who derives any of its purchases or revenues from its activities with Borrower or any Affiliate of Borrower (other than a nationally-recognized company that routinely provides professional independent directors, independent managers or independent members and other corporate services to Borrower or any Affiliate of Borrower in the ordinary course of its business), (C) a member of the immediate family of any such stockholder, director, manager, officer, employee, partner, member, creditor, customer, supplier, service provider or other Person, or (D) a Person Controlling or under common Control with any of the Persons described in clause (A), (B) or (C) above. A natural person who satisfies the foregoing definition other than clause (iii) shall not be disqualified as a result of clause (iii)(A) by reason of (I) being, having been or becoming an Independent Director of an Affiliate of Borrower that is not in the direct chain of ownership of Borrower or Sole Member and that is required by a creditor to be a “single purpose entity”; provided that such Independent Director is, was or will be employed by a company that routinely provides professional independent directors, independent managers or independent members, or (II) being, having been or becoming a member of Borrower pursuant to an express provision in Borrower’s operating agreement providing for the appointment of such Independent Director as a member of Borrower upon the occurrence of any event pursuant to which Sole Member ceases to be a member of Borrower (including the withdrawal or dissolution of Sole Member). A natural person who satisfies the foregoing definition other than clause (iii) shall not be disqualified as a result of clause (iii)(A) or (iii)(B) by reason of being, having been or becoming an Independent Director of a “single purpose entity” affiliated with Borrower; provided that the fees or other compensation that such individual earns by serving as an Independent Director of one or more Affiliates of Borrower in any given year constitute, in the aggregate, less than 5% of such individual’s income for such year. The Organizational Documents of each Individual Borrower shall provide that no Independent Director of Borrower may be removed or replaced without Cause, and unless such Individual Borrower provides Lender with not less than three (3) business days’ prior notice of (1) any proposed removal of any Independent Director, together with a statement as to the reasons for such removal, and (2) the identity of the proposed replacement Independent Director, together with a certification that such replacement satisfies the requirements set forth in the Organizational Documents of such Individual Borrower relating to an Independent Director. In addition, the Organizational Documents of such Individual Borrower shall provide an express acknowledgment that Lender is an intended third-party beneficiary of the “special purpose” and “separateness” provisions of such Organizational Documents. As used in this paragraph, the term “single purpose entity” shall mean a Person whose Organizational Documents contain, and who covenants that such Person shall comply or cause compliance with, provisions substantially similar to those set forth in Section 3.1.24 of the Yorkshire & Lexington Towers Loan Agreement. Notwithstanding the foregoing, no Independent Director shall also serve as an Independent Director (as such term is defined in the applicable Mezzanine Loan Agreement) for any Mezzanine Borrower.

(p)     The Organizational Documents of Borrower shall provide that the board of directors or managers of Borrower shall not take any action which, under the terms of any Organizational Documents (including, if applicable, any voting trust agreement with respect to any common stock), requires a unanimous vote of the board of directors or managers of Borrower unless, at the time of such action, there shall be at least two (2) members of the board of directors or managers who are Independent Directors (and such Independent Directors have participated in such vote). The Organizational Documents of such Individual Borrower shall provide that such Individual Borrower will not (and such Individual Borrower agrees that it will not), without the unanimous consent of its board of directors or managers, including the consent of each Independent Director, (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, (ii) seek or consent to the appointment of a receiver, liquidator or any similar official for such Individual Borrower or a substantial portion of its assets or properties, (iii) take any action that might cause such Individual Borrower to become insolvent, (iv) make an assignment for the benefit of creditors, (v) admit in writing such Individual Borrower’s inability to pay its debts generally as they become due, (vi) declare or effectuate a moratorium on the payment of any obligations, or (vii) take any action in furtherance of any of the foregoing. In addition, the Organizational Documents of such Individual Borrower shall provide that, when voting with respect to any of the matters set forth in the immediately preceding sentence of Section 3.1.24(p) of the Yorkshire & Lexington Towers Loan Agreement, the Independent Directors shall consider only the interests of such Individual Borrower, including its creditors.

(q)     The Organizational Documents of each Individual Borrower shall provide that, as long as any portion of the Debt remains outstanding, upon the occurrence of any event that causes the sole member of such Individual Borrower (“Sole Member”) to cease to be a member of such Individual Borrower (other than (i) upon an assignment by Sole Member of all of its limited liability company interests in such Individual Borrower and the admission of the transferee, if permitted pursuant to the Organizational Documents of such Individual Borrower and the Loan Documents, or (ii) the resignation of Sole Member and the admission of an additional member of such Individual Borrower, if permitted pursuant to the Organizational Documents of such Individual Borrower and the Loan Documents), each of the persons acting as an Independent Director of such Individual Borrower shall, without any action of any Person and simultaneously with Sole Member ceasing to be a member of such Individual Borrower, automatically be admitted as a member of such Individual Borrower (a “Special Member”) and shall preserve and continue the existence of such Individual Borrower without dissolution. The Organizational Documents of such Individual Borrower shall further provide that for so long as any portion of the Debt is outstanding, no Special Member may resign or transfer its rights as a Special Member unless (A) a successor Special Member has been admitted to such Individual Borrower as a Special Member, and (B) such successor Special Member has also accepted its appointment as an Independent Director of Borrower.

(r)      The Organizational Documents of each Individual Borrower shall provide that, as long as any portion of the Debt remains outstanding, except as expressly permitted pursuant to the terms of the Loan Documents, (i) Sole Member may not resign, and (ii) no additional member shall be admitted to such Individual Borrower.

(s)     The Organizational Documents of each Individual Borrower shall provide that, as long as any portion of the Debt remains outstanding: (i) such Individual Borrower shall be dissolved, and its affairs shall be wound up, only upon the first to occur of the following: (A) the termination of the legal existence of the last remaining member of such Individual Borrower or the occurrence of any other event which terminates the continued membership of the last remaining member of Borrower in Borrower unless the business of Borrower is continued in a manner permitted by its operating agreement or the Delaware Limited Liability Company Act (the “Act”), or (B) the entry of a decree of judicial dissolution under Section 18-802 of the Act; (ii) upon the occurrence of any event that causes the last remaining member of such Individual Borrower to cease to be a member of such Individual Borrower or that causes Sole Member to cease to be a member of such Individual Borrower (other than (A) upon an assignment by Sole Member of all of its limited liability company interests in such Individual Borrower and the admission of the transferee, if permitted pursuant to the Organizational Documents of Borrower and the Loan Documents, or (B) the resignation of Sole Member and the admission of an additional member of Borrower, if permitted pursuant to the Organizational Documents of such Individual Borrower and the Loan Documents), to the fullest extent permitted by applicable law, the personal representative of such last remaining member shall be authorized to, and shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of such member in such Individual Borrower, agree in writing (1) to continue the existence of such Individual Borrower, and (2) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of such Individual Borrower, effective as of the occurrence of the event that terminated the continued membership of such member in such Individual Borrower; (iii) the bankruptcy of Sole Member or a Special Member shall not cause such Sole Member or Special Member to cease to be a member of Borrower and upon the occurrence of such event, the business of such Individual Borrower shall continue without dissolution; (iv) in the event of the dissolution of such Individual Borrower, such Individual Borrower shall conduct only such activities as are necessary to wind up its affairs (including the sale of its assets and properties in an orderly manner), and its assets and properties shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act; and (v) to the fullest extent permitted by applicable law, each of Sole Member and Special Members shall irrevocably waive any right or power that they might have to cause Borrower or any of its assets or properties to be partitioned, to cause the appointment of a receiver for all or any portion of the assets or properties of such Individual Borrower, to compel any sale of all or any portion of the assets or properties of such Individual Borrower pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of such Individual Borrower.

(t)      Each Individual Borrower shall conduct its business so that the assumptions made with respect to Borrower in the Insolvency Opinion shall be true and correct in all respects. In connection with the foregoing, each Individual Borrower hereby covenants and agrees that it will comply with or cause the compliance with, (i) all of the facts and assumptions (whether regarding such Individual Borrower or any other Person) set forth in the Insolvency Opinion, (ii) all of the representations, warranties and covenants in Section 3.1.24 of the Yorkshire & Lexington Towers Loan Agreement, and (iii) all of the Organizational Documents of Borrower.

(u)     No Individual Borrower has permitted or will permit any Affiliate or constituent party independent access to its bank accounts.

(v)     Each Individual Borrower has paid and shall pay its own liabilities and expenses, including the salaries of its own employees (if any) from its own funds, and has maintained and shall maintain a sufficient number of employees (if any) in light of its contemplated business operations; provided that the foregoing shall not create an obligation on the part of any direct or indirect member, partner, shareholder, beneficiary or other beneficial interest holder in any Individual Borrower, or any officer, director, employee, trustee, beneficiary or Affiliate of any of the foregoing to make capital contributions, equity infusions or loans to any Individual Borrower.

(w)    Each Individual Borrower has compensated and shall compensate each of its consultants and agents from its funds for services provided to it and each Individual Borrower has paid and shall pay from its assets all obligations of any kind incurred; provided that the foregoing shall not create an obligation on the part of any direct or indirect member, partner, shareholder, beneficiary or other beneficial interest holder in any Individual Borrower, or any officer, director, employee, trustee, beneficiary or Affiliate of any of the foregoing to make capital contributions, equity infusions or loans to any Individual Borrower.

(x)     No Individual Borrower has (i) filed a bankruptcy, insolvency or reorganization petition or otherwise instituted insolvency proceedings or otherwise sought any relief under any laws relating to the relief from debts or the protection of debtors generally, (ii) sought or consented to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such Individual Borrower or for all or any portion of such Individual Borrower’s assets or properties, (iii) made any assignment for the benefit of such Individual Borrower’s creditors, or (iv) taken any action that might have caused such Individual Borrower to become insolvent. Without the unanimous consent of all of its directors or managers (including each Independent Director), as applicable, no Individual Borrower will (A) file a bankruptcy, insolvency or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally, (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such Individual Borrower or for all or any portion of such Individual Borrower’s assets or properties, (C) make any assignment for the benefit of such Individual Borrower’s creditors, or (D) take any action that might cause such Individual Borrower to become insolvent.

(y)     Each Individual Borrower has maintained and will maintain an arm’s-length relationship with its Affiliates.

(z)     Each Individual Borrower has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including shared office space.

(aa)   Except in connection with the Loan or any previously existing financing which has been paid in full on or prior to the Origination Date, no Individual Borrower has pledged or will pledge its assets or properties for the benefit of, or to secure the obligations of, any other Person.

(bb)   No Individual Borrower has had, has or will have any obligation to indemnify its directors, managers, officers, members or Special Members, as the case may be, or, if applicable, has such an obligation that is fully subordinated to the Debt and that will not constitute a claim against such Individual Borrower if cash flow in excess of the amount required to pay the Debt is insufficient to pay such obligation.

(cc)   The Organizational Documents of each Individual Borrower shall provide that such Individual Borrower will not: (i) dissolve, merge, liquidate, consolidate; (ii) sell, transfer, dispose, or encumber (except in accordance with the Loan Documents) all or substantially all of its assets or properties or acquire all or substantially all of the assets or properties of any other Person; or (iii) engage in any other business activity, or amend its Organizational Documents with respect to any of the matters set forth in Section 3.1.24 of the Yorkshire & Lexington Towers Loan Agreement, without the prior consent of Lender in its sole discretion.

(dd)   Each Individual Borrower and Independent Directors will consider the interests of such Individual Borrower’s creditors in connection with all actions.

(ee)   Except in connection with any previously existing financing which has been paid in full on or prior to the Origination Date, no Individual Borrower has had and, except in connection with the Loan, has or will have any of its obligations guaranteed by any Affiliate.

(ff)     No Individual Borrower has owned or acquired or will own or acquire any stock or securities of any Person (except to the extent expressly permitted under the Loan Documents).

(gg)   No Individual Borrower has bought or held or will buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities).

(hh)   No Individual Borrower has formed, acquired or held or will form, acquire or hold any subsidiary (whether corporation, partnership, limited liability company or other entity), and no Individual Borrower has owned or will own any equity interest in any other entity.

25.         Tax Filings. To the extent required, Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower. Borrower believes that its tax returns (if any) properly reflect the income and taxes of Borrower for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.

26.         Solvency. Borrower (a) has not entered into the transaction or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become or may become absolute and matured. Borrower’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

27.         Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulations T, U or X or any other Regulations of such Board of Governors, or for any purposes prohibited by any Legal Requirements or by the terms and conditions of the Yorkshire & Lexington Towers Loan Agreement or the other Loan Documents.

28.         Organizational Chart. The organizational chart attached to the Yorkshire & Lexington Towers Loan Agreement as Schedule 3.1.28 of the Yorkshire & Lexington Towers Loan Agreement, relating to Borrower and certain Affiliates and other Persons, is true, correct and complete on and as of the Origination Date. No Person, other than those Persons shown on Schedule 3.1.28 of the Yorkshire & Lexington Towers Loan Agreement, has any ownership interest in, or right of Control, directly or indirectly, in Borrower.

29.         Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

30.         No Other Debt. Borrower has not borrowed or received debt financing (other than permitted pursuant to the Yorkshire & Lexington Towers Loan Agreement) that has not been heretofore repaid in full.

31.         Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

32.         No Bankruptcy Filing. No petition in bankruptcy has ever been filed against any Individual Borrower or any constituent party of any Individual Borrower, and no Individual Borrower or any constituent party of any Individual Borrower has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. No Individual Borrower or any of its constituent parties is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Individual Borrower’s or such constituent party’s assets or properties, and no Individual Borrower has any knowledge of any Person contemplating the filing of any such petition against any Individual Borrower or any of its constituent parties.

33.         Full and Accurate Disclosure. No information contained in the Yorkshire & Lexington Towers Loan Agreement, the other Loan Documents, or any written statement or document furnished by or on behalf of Borrower in connection with the Loan or pursuant to the terms of the Yorkshire & Lexington Towers Loan Agreement or any other Loan Document contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There is no fact or circumstance presently known to Borrower which has not been disclosed to Lender and which could have a Material Adverse Effect.

34.         Foreign Person. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

35.         No Change in Facts or Circumstances; Disclosure. All information submitted by and on behalf of Borrower to Lender and in all financial statements, rent rolls (including the rent roll attached as Schedule 3.1.22 to the Yorkshire & Lexington Towers Loan Agreement), reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms of the Yorkshire & Lexington Towers Loan Agreement or the other Loan Documents and all statements of fact made by or on behalf of Borrower in the Yorkshire & Lexington Towers Loan Agreement or in any other Loan Document, are true, correct and complete in all material respects. To the best of Borrower’s knowledge, there has been no material adverse change in any condition, fact, circumstance or event that would make any such information or statement of fact inaccurate, incomplete or otherwise misleading in any material respect or that otherwise has or could have a Material Adverse Effect.

36.         Management Agreement. All of the representations and warranties with respect to the Management Agreement set forth in Article VII of the Yorkshire & Lexington Towers Loan Agreement are true and correct in all respects.

37.         Perfection of Accounts. Borrower hereby represents and warrants to Lender that:

(a)     The Yorkshire & Lexington Towers Loan Agreement, together with the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial Code) in the Clearing Account and the Cash Management Account in favor of Lender, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from Borrower. The Clearing Account and the Cash Management Account are not in the name of any Person other than Borrower, as pledgor, and Lender, as pledgee. Other than in connection with the Loan Documents, Borrower has not sold, pledged, transferred or otherwise conveyed the Clearing Account and the Cash Management Account;

(b)     The Clearing Account and the Cash Management Account constitute “deposit accounts” or “securities accounts” within the meaning of the Uniform Commercial Code; and

(c)     Borrower has not consented to Clearing Bank or Cash Management Bank complying with instructions with respect to the Clearing Account or the Cash Management Account from any Person other than Lender.

38.         Patriot Act.

(a)     None of Borrower or any of its constituents or Affiliates, and to the best of Borrower’s knowledge, any of their respective brokers or other agents acting or benefiting in any capacity in connection with the Loan is a Prohibited Person.

(b)     None of Borrower, any of its constituents or Affiliates and any of their respective brokers or other agents acting in any capacity in connection with the Loan, (i) has conducted or will conduct any business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) has dealt or will deal in, or otherwise has engaged or will engage in, any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or (iii) has engaged or will engage in or has conspired or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Patriot Act.

(c)     Borrower covenants and agrees to deliver to Lender any certification or other evidence requested from time to time by Lender in its sole discretion, confirming Borrower’s compliance with Section 3.1.41 of the Yorkshire & Lexington Towers Loan Agreement.

39.         Rent Regulation and Tenant Buyouts. Each Individual Borrower has complied with all applicable rent regulation laws, all Legal Requirements, including, but not limited to, the applicable anti-harassment laws, rules and regulations, regarding the provision of inducements to Tenants occupying residential apartment units that are subject to rent regulation laws to vacate such apartment units and all Legal Requirements regarding the deregulation of any residential apartment unit that is subject to rent regulation laws.

40.         No Casualty. No Individual Property has suffered any material Casualty which has not been fully repaired and the cost thereof fully paid.

41.         Purchase Options. No Individual Property or any part thereof or any interest therein is subject to any purchase options, rights of first refusal to purchase, rights of first offer to purchase or other similar rights in favor of any Person.

42.         Use of Property. Each Individual Property consists solely of multifamily residential buildings (with limited ground floor retail and limited professional apartments) and related operations and is used for no other purpose.

43.         Fiscal Year. Each fiscal year of Borrower commences on January 1.

44.         Material Agreements.

(a)     Borrower has not entered into, and is not bound by, any Material Agreement which continues in existence, except those previously disclosed in writing to Lender.

(b)     Each of the Material Agreements is in full force and effect, there are no monetary or other defaults by Borrower thereunder and, to the best knowledge of Borrower, there are no monetary or other defaults thereunder by any other party thereto. None of Borrower, Manager or any other Person acting on Borrower’s behalf has given or received any notice of default under any Material Agreement that remains outstanding or in dispute.

(c)     Borrower has delivered true, correct and complete copies of the Material Agreements (including all amendments and supplements thereto) to Lender.

(d)     No Material Agreement has as a party an Affiliate of Borrower.

45.         Other Obligations and Liabilities. Borrower has no liabilities or other obligations that arose or accrued prior to the Origination Date that, either individually or in the aggregate, could have a Material Adverse Effect that has not been disclosed to Lender in writing prior to the Closing Date. Borrower has no known contingent liabilities.

46.         Illegal Activity. No portion of any Individual Property has been or will be purchased with proceeds of any illegal activity.

47.         Underwriting Representations. Borrower hereby represents that it:

(a)     has no judgments or liens of any nature against it except for tax liens not yet due;

(b)     is not involved in any dispute with any taxing authority;

(c)     is not now, nor has ever been, a party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it or its assets or properties that has not been paid in full;

(d)     has no knowledge of any lawsuit, arbitration, summons, or legal proceeding threatened against it which could reasonably be expected to have a Material Adverse Effect;

(e)     has obtained a current Phase I environmental site assessment (and, if applicable, a current Phase II environmental assessment) (collectively, the “ESA”) for the Property prepared consistent with ASTM Practice E 1527 and the ESA has not identified any recognized environmental conditions that require further investigation or remediation; and

(f)      each amendment and restatement of Borrower’s Organizational Documents has been accomplished in accordance with, and was permitted by, the relevant provisions of said documents prior to such amendment or restatement from time to time.

48.         Employees. No Individual Borrower has any direct employees. All personnel employed at or in connection with the operation of the Properties are the direct employees of Manager.

49.         Co-Tenancy Agreement. The Co-Tenancy Agreement is in full force and effect and has not been modified or amended. No default has occurred and there is no condition existing which, but for the passage of time or the giving of notice, or both, could result in a default under the terms of the Co-Tenancy Agreement. Each Individual Borrower has delivered to Lender a true, correct and complete copy of the Co-Tenancy Agreement. The Co-Tenancy Agreement and any investments and/or transfers of interests in the Borrowers under the Co-Tenancy Agreement have complied with all applicable Legal Requirements, including the Securities Act, the Exchange Act, any other applicable securities laws or any amendment, modification or replacement to any of the foregoing.